    As Filed with the Securities and Exchange Commission on November 7, 1996
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------
                             CRA MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ------------------

        MASSACHUSETTS                        8099               04-2658593
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL   (I.R.S.
              OF                 CLASSIFICATION CODE NUMBER)    EMPLOYER
INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION
                                                                NO.)

                                 --------------
                                312 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 367-2163
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                                DONALD J. LARSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CRA MANAGED CARE, INC.
                                312 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 367-2163
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   COPIES TO:

        JAMES WESTRA, ESQUIRE                    LESLIE E. DAVIS, ESQUIRE
     HUTCHINS, WHEELER & DITTMAR             TESTA, HURWITZ & THIBEAULT, LLP
      A PROFESSIONAL CORPORATION                     125 HIGH STREET
          101 FEDERAL STREET                   BOSTON, MASSACHUSETTS 02110
     BOSTON, MASSACHUSETTS 02110                      (617) 248-7000
            (617) 951-6600

                                 --------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in correlation with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                                 --------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED            PROPOSED
                                          AMOUNT            MAXIMUM             MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS OF              TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)         FEE
Common Stock, par value $.01 per         2,300,000
 share..............................      shares             $50.25           $115,575,000         $35,023

(1) Includes an aggregate of 300,000 shares which the Underwriters have the option to purchase from the Company solely to cover over-allotments, if any. See "Underwriting."

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on November 1, 1996, in accordance with Rule 457 under the Securities Act of 1933, as amended.
                                 --------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           SUBJECT TO COMPLETION
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                NOVEMBER 7, 1996
                                2,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                                   ---------

    Of the 2,000,000 shares of Common Stock offered hereby, 500,000 are being sold by CRA Managed Care, Inc. ("CRA" or the "Company") and 1,500,000 are being sold by certain stockholders of the Company (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Company's Common Stock is quoted on the Nasdaq National Market (the "Nasdaq National Market") under the symbol "CRAA." On November 6, 1996, the last reported sale price of the Company's Common Stock was $55.13 per share.
                                 --------------
        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" APPEARING ON PAGES 6 THROUGH 9.
                                 -------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               PRICE        UNDERWRITING       PROCEEDS        PROCEEDS TO
                                TO          DISCOUNTS AND         TO             SELLING
                              PUBLIC         COMMISSIONS      COMPANY(1)      STOCKHOLDERS
Per Share...............         $                $                $                $
Total(2)................         $                $                $                $

(1) Before deducting expenses of the offering estimated at $600,000 payable by the Company.

(2) The Company has granted the Underwriters a 30-day option to purchase up to 300,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $         ,
    $      , and $        , respectively. See "Use of Proceeds" and
    "Underwriting."
                                 --------------

    The shares of Common Stock are offered by the several Underwriters subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices
of Alex. Brown & Sons Incorporated, Baltimore, Maryland on or about            ,
1996.

ALEX. BROWN & SONS
      INCORPORATED

            DEAN WITTER REYNOLDS INC.

                         MONTGOMERY SECURITIES

                                                               J.P. MORGAN & CO.

               THE DATE OF THIS PROSPECTUS IS             , 1996.

                       [MAP OF COMPANY OFFICE LOCATIONS]

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND OTHER SELLING GROUP MEMBERS OR THEIR AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. EXCEPT AS OTHERWISE SPECIFIED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                  THE COMPANY

    CRA provides field case management and specialized cost containment services designed to reduce workers' compensation costs. Field case management services involve working on a one-on-one basis with injured employees and their various health care professionals, employers and insurance company adjusters to assist in maximizing medical improvement and, where appropriate, to expedite return to work. The Company operates one of the largest field case management organizations in the United States, consisting of 115 field case management offices with approximately 1,070 field case managers who provide medical management and return to work services in 49 states and the District of Columbia. CRA also provides a broad range of higher margin specialized cost containment services, including utilization management, workers' compensation network management, telephonic case management and retrospective medical bill review services. Revenues from specialized cost containment services comprised approximately 32.2% of revenues for the first nine months of 1996, up from approximately 27.1% for the corresponding period of the prior year. The Company markets its services primarily to workers' compensation insurers, third party administrators, self-insured employers and payors of automobile accident medical claims through a direct sales and marketing organization consisting of over 125 dedicated personnel. CRA currently has over 1,250 customers nationwide.

    Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. According to statistics published in the 1994 WORKERS' COMPENSATION YEAR BOOK, total workers' compensation costs to employers were approximately $60 billion in 1992 (excluding costs associated with productivity losses) and approximately $22.8 billion in 1982. In response to rising workers' compensation costs, insurance carriers and employers have become increasingly focused on applying managed care techniques to reduce lost work time, medical costs and other costs associated with workers' compensation. The Company estimates that the workers' compensation managed care services industry generated total 1993 revenues of approximately $2.6 billion. While the industry is fragmented with a large number of competitors, CRA believes that it is one of only a small number of companies that offer a comprehensive line of workers' compensation managed care services on a nationwide basis.

    The Company's objective is to expand and capitalize on its presence as a national provider of comprehensive managed care services to workers' compensation payors. CRA's strategy is to: (i) maintain its primary focus on the workers' compensation marketplace where the Company believes that its specialized skills provide it with a significant competitive advantage; (ii) leverage its national organization and local market presence to expand its relationships with national payors who are increasingly seeking national solutions to their workers' compensation problems; (iii) capitalize on its traditional customer base by cross-selling specialized cost containment services to its existing field case management customers; (iv) increase its marketing of early intervention services to identify cases that have the potential to result in significant expenses and to take appropriate measures to control these expenses before they are incurred; (v) take advantage of recent enabling legislation to apply managed care techniques to the automobile insurance market; and (vi) expand its product offerings and enhance its opportunities for growth through strategic acquisitions.

                              RECENT DEVELOPMENTS

    As part of its strategy to expand its product offerings and enhance its opportunities for growth through strategic acquisitions, the Company has recently completed three acquisitions. On April 2, 1996 CRA acquired all outstanding capital stock of FOCUS Healthcare Management, Inc. ("Focus"), which maintains one of the nation's largest workers' compensation networks of preferred provider organizations ("PPO"). The acquisition of Focus enables the Company to offer its customers access to a specialized PPO controlled by the Company. On May 29, 1996 CRA acquired all the outstanding capital stock of QMC3, Inc. ("QMC3"), a leading managed care company servicing the automobile insurance market. This acquisition positions CRA to capitalize on the introduction of managed care techniques to the automobile insurance market. On October 29, 1996, CRA acquired all of the outstanding capital stock of Prompt Associates, Inc. ("Prompt"), a leading provider of hospital bill audit services. This acquisition complements CRA's existing line of bill review services and allows the Company to offer line-item hospital and outpatient facility bill review services to health care payors. See "Recent Developments."

    The Company's executive office is located at 312 Union Wharf, Boston, Massachusetts 02109, and its telephone number is (617) 367-2163.

                                  RISK FACTORS

    The Common Stock offered hereby involves a high degree of risk including, among others, risks associated with the Company's operations, the market in which it competes, the implementation of its growth strategy and material benefits to insiders as a result of this offering. See "Risk Factors."

                                  THE OFFERING

Common Stock offered by the Company.................  500,000 shares
Common Stock offered by the Selling Stockholders....  1,500,000 shares
Common Stock to be outstanding after the offering...  9,407,532 shares(1)
Use of proceeds.....................................  Repayment of short-term debt and general corporate purposes, including
                                                      acquisitions.
Nasdaq National Market symbol.......................  CRAA

---------
(1) Based on the number of shares outstanding as of September 30, 1996. Excludes options to purchase 629,889 shares at September 30, 1996, with a weighted average exercise price of $23.87 per share. See Note 10 to the Consolidated Financial Statements of the Company.

                             SUMMARY FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------------------
                                                                  1991     1992      1993      1994      1995     PRO FORMA
                                                                 -------  -------  --------  --------  --------    1995(1)
                                                                                                                 -----------
                                                                                                                 (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
  Revenues.....................................................  $58,969  $80,851  $100,546  $121,295  $146,055   $165,122
  Gross profit.................................................    6,548   11,997    14,464    17,499    23,440     28,187
  Operating income(2)..........................................    1,965    4,990     4,533     8,746    12,419     13,182
  Interest expense.............................................       78       66        16     4,087     2,484        498
  Provision for income taxes(3)................................      118      307       355     5,302     3,974      5,485
  Net income (loss) before extraordinary items(2)(3)...........  $ 1,798  $ 4,677  $  4,178  $   (713) $  5,961   $  7,261
  Weighted average shares outstanding..........................                                 4,815     6,540      8,579
  Pro forma and actual earnings per share(4)...................                              $   0.57  $   0.91   $   0.85

STATISTICAL DATA:
  Total number of service locations                                            93       122       150       160        163

FIELD CASE MANAGEMENT SERVICES:
  Revenues.....................................................           $67,366  $ 80,948  $ 92,232  $106,462   $106,462
  Percentage of total revenue..................................              83.3%     80.5%     76.0%     72.9%      64.5%
  Number of service locations..................................                78        87       102       110        110

SPECIALIZED COST CONTAINMENT SERVICES:
  Revenues.....................................................           $13,485  $ 19,598  $ 29,063  $ 39,593   $ 58,660
  Percentage of total revenue..................................              16.7%     19.5%     24.0%     27.1%      35.5%
  Number of service locations(5)...............................                15        35        48        50         53

                                                                          NINE MONTHS
                                                                      ENDED SEPTEMBER 30,
                                                                 -----------------------------
                                                                                    PRO FORMA
                                                                  1995     1996      1996(1)
                                                                 -------  -------  -----------

                                                                              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues.....................................................  $107,881 $131,032   $142,782
  Gross profit.................................................   17,281   23,051     26,859
  Operating income(2)..........................................    9,101   12,560     13,825
  Interest expense.............................................    2,260      658        113
  Provision for income taxes(3)................................    2,736    5,124      6,034
  Net income (loss) before extraordinary items(2)(3)...........  $ 4,105  $ 7,224    $ 7,781
  Weighted average shares outstanding..........................    6,223    8,261      8,928
  Pro forma and actual earnings per share(4)...................  $  0.66  $  0.87    $  0.87
STATISTICAL DATA:
  Total number of service locations                                  152      175        177
FIELD CASE MANAGEMENT SERVICES:
  Revenues.....................................................  $78,604  $88,900    $88,900
  Percentage of total revenue..................................     72.9%    67.8%      62.3%
  Number of service locations..................................      102      115        115
SPECIALIZED COST CONTAINMENT SERVICES:
  Revenues.....................................................  $29,277  $42,132    $53,882
  Percentage of total revenue..................................     27.1%    32.2%      37.7%
  Number of service locations(5)...............................       50       60         62

                                                                                            SEPTEMBER 30, 1996
                                                                                 -----------------------------------------
                                                                                  ACTUAL    PRO FORMA(1)   AS ADJUSTED(6)
                                                                                 ---------  -------------  ---------------
                                                                                                (UNAUDITED)
BALANCE SHEET DATA:
  Working capital..............................................................  $  48,609    $  18,635       $  39,335
  Total assets.................................................................     94,694      105,946         126,646
  Total debt...................................................................         77        5,077              77
  Stockholders' equity.........................................................     73,210       73,210          98,910

---------
(1) Pro forma to give effect to the acquisitions of Focus and Prompt, and the public offerings of the Company's Common Stock in May 1995 and June 1996 and the application of the proceeds therefrom, as if such transactions had occurred on January 1, 1995 for the statement of operations data. The balance sheet data is pro forma as if the acquisition of Prompt had occurred on September 30, 1996. See "Financial Statements--Consolidated Pro Forma Financial Statements of CRA Managed Care, Inc., Focus Healthcare Management, Inc. and Prompt Associates, Inc."

(2) In 1994 the Company completed a recapitalization (the "Recapitalization"). Expenses for the period prior to the Recapitalization include certain compensation and other expenses, the levels of which are not comparable to the levels of such expenses for 1994. Expenses for 1994 include increased investments in management information systems, personnel and certain other items. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to the Consolidated Financial Statements of the Company.

(3) In connection with the Recapitalization, the Company was required to change from an S to a C corporation. This change resulted in the Company recording an incremental tax provision of $3,772,000 in the first quarter of 1994.

(4) The pro forma earnings per share for the year ended December 31, 1994 and the Company's pro forma net income for the year ended December 31, 1994 of $2,753,000 have been computed as if the Company had been subject to federal and state income taxes during the entire period, based upon an effective tax rate indicative of the statutory rate in effect during the period.

(5) Most of the Company's specialized cost containment service locations are located with the Company's field case management offices.

(6) Adjusted to give effect to the application of the net proceeds of this offering, as described under "Use of Proceeds."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS.

    POTENTIAL ADVERSE IMPACT OF GOVERNMENT REGULATION. Many states, including a number of those in which the Company transacts business, have licensing and other regulatory requirements applicable to the Company's business. Approximately half of the states have enacted laws that require licensing of businesses which provide medical review services, such as the Company. Some of these laws apply to medical review of care covered by workers' compensation. These laws typically establish minimum standards for qualifications of personnel, confidentiality, internal quality control, and dispute resolution procedures. These regulatory programs may result in increased costs of operation for the Company, which may have an adverse impact upon the Company's ability to compete with other available alternatives for health care cost control. In addition, new laws regulating the operation of managed care provider networks have been adopted by a number of states. These laws may apply to managed care provider networks having contracts with the Company or to provider networks which the Company has organized and may organize in the future. To the extent the Company is governed by these regulations, it may be subject to additional licensing requirements, financial oversight and procedural standards for beneficiaries and providers. Regulation in the health care and workers' compensation fields is constantly evolving. The Company is unable to predict what additional government regulations, if any, affecting its business may be promulgated in the future. The Company's business may be adversely affected by failure to comply with existing laws and regulations, failure to obtain necessary licenses and government approvals or failure to adapt to new or modified regulatory requirements. In addition, the automobile insurance industry, like the workers' compensation industry, is regulated on a state-by-state basis. While regulatory approval is not required for the Company to offer most of its services to the automobile insurance market, state regulatory approval is required in order to offer automobile insurers products that permit them to direct claimants into a network of medical providers. See "Business-- Government Regulation."

    RELIANCE ON DATA PROCESSING AND LICENSED SOFTWARE. Certain aspects of the Company's business are dependent upon its ability to store, retrieve, process and manage data and to maintain and upgrade its data processing capabilities. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors or other computer problems could have a material adverse effect on the Company's business and results of operations. The software used by the Company within its medical bill review operation is licensed from an independent third party software company pursuant to a non-exclusive license with a three-year term expiring February 1998 that may be terminated by either party upon six months' prior written notice. While the Company has historically maintained a good relationship with the licensor, there can be no assurance that this software license will not be terminated or that the licensor will renew the license upon expiration. Although management believes that alternative software would be available if the existing license were terminated, such termination could be disruptive and could have a material adverse effect on the Company's business and results of operations.

    RISKS RELATED TO GROWTH STRATEGY; FLUCTUATIONS IN OPERATING RESULTS. The Company's strategy is to continue its internal growth and, as strategic opportunities arise in the workers' compensation managed care industry and other related industries, to pursue additional acquisitions of, or relationships with, other companies. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to retain personnel or acquire other resources necessary to service such growth adequately. Expenses arising from the Company's efforts to increase its market penetration may have a negative impact on operating results. In addition, there can be no assurance that any suitable opportunities for future strategic acquisitions or relationships will arise or, if they do arise, that the transactions contemplated thereby could be completed. There can be no assurance that the Company will be able to integrate effectively into the Company the businesses that the Company has acquired or those that it may acquire in the future. In addition, such transactions are subject to various risks generally associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of businesses and the diversion of management resources. There can be no assurance that any recent or future acquisition or other strategic relationship will not have an adverse impact on the Company's business or results of operations. If suitable opportunities arise in the future, the Company anticipates that it would finance such transactions, as well as its internal growth, through working capital or, in certain instances, through additional debt or equity financing. There can be no assurance, however, that such debt or equity financing would be available to the Company on acceptable terms when, and if, suitable strategic opportunities arise. In addition, the Company's quarterly and annual results have varied and may vary significantly in the future due to a number of factors, including the impact of current or proposed governmental regulations related to the Company's businesses, expenses associated with the Company's growth strategy, the Company's ability to integrate strategic acquisitions with existing operations, competitive pressures, the loss of key management personnel and customer acceptance of current and new products and services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Selected Quarterly Operating Results."

    POSSIBLE LITIGATION AND LEGAL LIABILITY. The Company, through its utilization management services, makes recommendations concerning the appropriateness of providers' proposed medical treatment plans of patients throughout the country, and it could share in potential liabilities for adverse medical consequences. The Company does not grant or deny claims for payment of benefits and the Company does not believe that it engages in the practice of medicine or the delivery of medical services. There can be no assurance, however, that the Company will not be subject to claims or litigation related to the grant or denial of claims for payment of benefits or allegations that the Company engages in the practice of medicine or the delivery of medical services. In addition, there can be no assurance that the Company will not be subject to other litigation that may adversely affect the Company's business or results of operations. The Company maintains professional liability insurance and such other coverages as the Company believes are reasonable in light of the Company's experience to date. There can be no assurance, however, that such insurance will be sufficient or available at reasonable cost to protect the Company from liability which might adversely affect the Company's business or results of operations. See "Business--Legal Matters."

    COMPETITION. The Company faces competition from large insurers, health maintainance organizations ("HMOs"), PPOs, third party administrators ("TPAs") and other managed health care companies. The Company believes that, as managed care techniques continue to gain acceptance in the workers' compensation marketplace, CRA's competitors will increasingly consist of nationally focused workers' compensation managed care service companies, insurance companies, HMOs and other significant providers of managed care products. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the ability to manage medical costs for worker's compensation claimants, such legislation may intensify competition in the market served by the Company. Many of the Company's current and potential competitors are significantly larger and have greater financial and marketing resources that those of the Company, and there can be no assurance that the Company will continue to maintain its existing performance or be successful with any new products or in any new geographical markets it may enter. See "Business--Competition" and "Business--Government Regulation."

    CHANGES IN MARKET DYNAMICS. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the capacity to manage health care for workers' compensation claimants, such legislation may intensify competition in the market served by the Company. Within the past few years, several states have experienced decreases in the number of workers' compensation claims and the average cost per claim which have been reflected in workers' compensation insurance premium rate reductions in those states. The Company believes that declines in workers' compensation costs in these states are due principally to intensified efforts by payors to manage and control claim costs, to improved risk management by employers and to legislative reforms. If declines in workers' compensation costs occur in many states and persist over the long-term, they may have an adverse impact on the Company's business and results of operations.

    IMPORTANCE OF INTELLECTUAL PROPERTY RIGHTS. The Company has made significant investments in the development and maintenance of its proprietary data, including proprietary data base information acquired through the acquisition of Prompt. The Company does not own any patents or federally-registered copyrights relating to its databases. The Company relies largely on its own security systems, confidentiality procedures and employee nondisclosure agreements to maintain the confidentiality and trade secrecy of its proprietary data. Misappropriation of the Company's proprietary information or independent development of similar products may have a material adverse effect on the Company's competitive position.

    POSSIBLE VOLATILITY OF STOCK PRICE. There have been significant fluctuations in the market price for the Company's Common Stock. Factors such as variations in the Company's revenues, earnings and cash flow, general market trends in the workers' compensation managed care market, and announcements of innovations or acquisitions by the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced price and volume fluctuations that have particularly affected companies in the health care and managed care markets, resulting in changes in the market price of the stock of many companies which may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock. See "Price Range of Common Stock."

    DEPENDENCE UPON KEY PERSONNEL. The Company is dependent to a substantial extent upon the continuing efforts and abilities of certain key management personnel. In addition, the Company faces competition for experienced employees with professional expertise in the workers' compensation managed care area. The loss of, or the inability to attract, qualified employees could have a material adverse effect on the Company's business and results of operations.

    MATERIAL BENEFIT TO INSIDERS. In connection with the sale of the shares offered hereby, the Selling Stockholders will receive an aggregate of $82,695,000 in gross proceeds, based on a public offering price of $55.13 per share. See "Use of Proceeds" and "Principal and Selling Stockholders."

    CONCENTRATION OF OWNERSHIP. Upon completion of this offering, the Company's officers, directors, principal stockholders and their respective affiliates will own approximately 11.9% of the outstanding Common Stock (11.5% of the outstanding Common Stock if the over-allotment option is exercised in full). As a result, these stockholders, if acting together, would be able to exert substantial influence over the Company and matters requiring approval by the stockholders of the Company, including the election of directors. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company. See "Management" and "Principal and Selling Stockholders."

    COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS. The Company does not anticipate paying any cash dividends in the foreseeable future. In addition, the Credit Facility limits the payment of dividends. Accordingly, it is not anticipated that holders of the Common Stock will receive any current income with respect to their shares of Common Stock for the foreseeable future. See "Dividends."

    ANTI-TAKEOVER EFFECT OF CHARTER PROVISIONS, BY-LAWS AND STATE LAWS; POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK. The Company's Amended and Restated Articles of Organization and By-Laws, as well as Massachusetts law, contain provisions that could discourage a proxy contest, make more difficult the acquisition of a substantial block of the Company's Common Stock, which could make the payment of a premium to shareholders in connection with a change in control less likely, and increase the difficulty of removing incumbent management and board members. In addition, such provisions could limit the price that investors might be willing to pay in the future for shares of the Company's Common Stock. The Board of Directors is authorized to issue, without stockholder approval, Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. Although the Company has no current plans to issue any shares of Preferred Stock, the issuance of Preferred Stock or rights to purchase Preferred Stock could be used to discourage an unsolicited acquisition proposal. The Board of Directors is divided into three "staggered" classes, with each class serving for a term of three years. Dividing the Board of Directors in this manner increases the difficulty of removing incumbent members and could discourage a proxy contest or the acquisition of a substantial block of the Company's Common Stock. Massachusetts law contains certain anti-takeover provisions, including a so-called Business Combination Statute that restricts certain stockholders that own (together with their affiliates) 5.0% or more of the outstanding voting stock of a Massachusetts corporation from engaging in certain business combinations with such corporation and a so-called Control Share Statute that limits any person or entity that has acquired 20% or more of a corporation's stock from voting such shares unless the corporation's stockholders, other than such acquiring person or entity, authorize such voting rights by a vote of the holders of the majority of stock of the corporation entitled to vote on such matters. Such provisions of Massachusetts law could have the effect of discouraging a potential acquiror from making an offer for the Common Stock, which would make the payment of a premium to stockholders in connection with a change in control less likely, and could increase the difficulty of removing incumbent management and board members. See "Description of Capital Stock."

                              RECENT DEVELOPMENTS

    As part of CRA's strategy to expand its product offerings and enhance its opportunities for growth through strategic acquisitions, the Company has recently completed three acquisitions.

    On April 2, 1996, CRA acquired from United HealthCare Corporation all outstanding capital stock of Focus for $21,000,000 in cash. This acquisition was funded with amounts borrowed under the Company's senior revolving credit facility with First Union National Bank of North Carolina ("First Union Bank"). Focus, based in Brentwood, Tennessee, has built and maintains one of the nation's largest workers' compensation PPO networks, and last year had annual revenues of approximately $9,900,000. Focus' national PPO network includes more than 101,000 individual providers and 2,300 hospitals servicing 32 states and the District of Columbia. The acquisition of Focus enables the Company to provide its customers with cost containment services through a specialized PPO controlled by the Company.

    On May 29, 1996, CRA acquired all outstanding capital stock of QMC3 in exchange for 230,442 shares of the Company's Common Stock, which was valued at approximately $8,500,000 as of the date of the acquisition agreement. QMC3 is a leading managed care services company serving the automobile insurance market, and has been instrumental in helping to obtain the passage of legislation in Colorado and New York enabling the mandatory direction of medical care for automobile accident victims. QMC3 had revenues in 1995 of approximately $2,000,000. The acquisition of QMC3 positions CRA to capitalize on the introduction of managed care techniques to the automobile insurance market. This acquisition was accounted for as a pooling of interests and was not material to the Company from an accounting perspective.

    On October 29, 1996, CRA acquired all of the outstanding capital stock of Prompt for $30,000,000 in cash. This acquisition was funded with the Company's cash reserves and amounts borrowed under the Company's senior revolving credit facility with First Union Bank. Prompt, based in Salt Lake City, Utah, is one of the leading providers of hospital bill audit services to health care payors for claims that fall outside of the payors' networks of hospitals or outpatient facilities. Prompt utilizes its group of experienced negotiators, as well as proprietary data base systems, to reduce its clients' expenses by repricing inpatient hospital and outpatient facility bills on a line-by-line basis to either a usual and customary rate, a PPO contract rate or a combination thereof. In 1995, Prompt had annual revenues of over $10,000,000. CRA believes that the Prompt acquisition provides the Company with the opportunity to establish partnerships with large group health carriers for a 24-hour coordinated care product. Additionally, CRA believes that this acquisition will enable it to create a data base of statistical benchmarks against which the costs of prospective procedures can be evaluated.

                                USE OF PROCEEDS

    The net proceeds from the sale of the 500,000 shares of Common Stock offered by the Company hereby are estimated to be $25,700,000, based upon a public offering price of $55.13 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. If the over-allotment option is exercised in full, the total net proceeds to the Company are estimated to be $41,480,000.

    The Company intends to apply the net proceeds it receives from this offering as follows: (i) repay approximately $5,000,000 of senior debt outstanding under the $40,000,000 revolving credit facility (the "Credit Facility") between the Company and First Union Bank, all of which was incurred to fund the acquisition of Prompt; and (ii) use the balance for working capital and general corporate purposes. Borrowings under the Credit Facility bear interest at First Union Bank's prime rate plus an additional percentage of up to 0.375%, or LIBOR plus an additional percentage of up to 1.875%, depending on certain financial criteria. The Credit Facility expires by its terms on March 29, 1999. The Company may from time to time pursue additional strategic acquisitions, and may use funds held for general corporate purposes to fund such acquisitions in whole or in part. Pending use of the net proceeds of the offering, the Company will invest the net proceeds in short-term, investment-grade, interest-bearing securities.

    The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders. See "Principal and Selling Stockholders."

                          PRICE RANGE OF COMMON STOCK

    The Common Stock of the Company has been included for quotation in the Nasdaq National Market under the symbol "CRAA" since the Company's initial public offering of Common Stock on May 3, 1995. Prior to that time, there was no public market for the Common Stock. The following tables set forth the high and low closing prices for the Common Stock for the periods indicated as reported by the Nasdaq National Market:

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
1995:
  Second Quarter...............................................................................  $   25.00  $   16.50
  Third Quarter................................................................................  $   24.50  $   19.00
  Fourth Quarter...............................................................................  $   24.50  $   20.75
1996:
  First Quarter................................................................................  $   36.75  $   22.13
  Second Quarter...............................................................................  $   47.00  $   34.00
  Third Quarter................................................................................  $   56.75  $   33.00
  Fourth Quarter (through November 6, 1996)....................................................  $   58.38  $   47.25

    On November 6, 1996, the last reported sale price was $55.13 per share. As of April 5, 1996, there were 369 holders of record of the Company's Common Stock. The Company believes that there are approximately 1,050 beneficial owners of the Company's Common Stock.

                                DIVIDEND POLICY

    The Company made cash distributions in the form of bonuses and dividends to its stockholders in prior periods when it was an S corporation. The Credit Facility limits the payment of cash dividends by the Company in any one year to an aggregate of 25.0% of the prior year's consolidated net income. In addition, the Company currently intends to retain all of its earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth: (i) the capitalization of the Company at September 30, 1996; (ii) the pro forma capitalization of the Company at September 30, 1996 giving effect to the consummation of the Prompt acquisition; and (iii) the adjusted pro forma capitalization of the Company at September 30, 1996 giving effect to the sale of 500,000 shares of Common Stock offered by the Company hereby, based upon a public offering price of $55.13 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and application of the net proceeds as described in "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto, the Consolidated Financial Statements and related Notes thereto of the Company and the Financial Statements and Notes thereto of Focus included elsewhere in this Prospectus. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                               SEPTEMBER 30, 1996
                                                    -----------------------------------------
                                                                                 PRO FORMA
                                                          PRO FORMA(1)         AS ADJUSTED(2)
                                                    ------------------------   --------------
                                                             (DOLLARS IN THOUSANDS)
                                                                   (UNAUDITED)

Revolving credit facility and current portion of
  capital leases..................................           $  5,071             $     71
Long-term debt:
  Capital leases..................................                  6                    6
Stockholders' equity:
  Preferred Stock, $.01 par value; 1,000,000
    shares
    authorized; no shares issued and
    outstanding...................................                 --                   --
  Common Stock, $.01 par value; 40,000,000 shares
    authorized; 8,907,532 shares issued and
    outstanding and 9,407,532 shares issued and
    outstanding, as adjusted (3)..................                 89                   94
  Additional paid-in capital......................             90,743              116,438
  Retained deficit................................            (17,622)             (17,622)
                                                             --------          --------------
        Total stockholders' equity................             73,210               98,910
                                                             --------          --------------
            Total capitalization..................           $ 78,287             $ 98,987
                                                             --------          --------------
                                                             --------          --------------

---------
(1) Pro forma to give effect to the acquisition of Prompt as if such transaction had occurred on September 30, 1996. See "Unaudited Pro Forma Combined Condensed Financial Statements."
(2) Adjusted to give effect to the sale by the Company of 500,000 shares of Common Stock at an offering price of $55.13 per share and the application of the estimated net proceeds therefrom, as described under "Use of Proceeds."
(3) Excludes options to purchase 629,889 shares outstanding at September 30, 1996, with a weighted average exercise price of $23.87 per share. See "Description of Capital Stock" and Note 10 to the Company's Financial Statements.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected financial data of the Company for each of the five fiscal years in the period ended December 31, 1995. The selected financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus, which have been audited by Arthur Andersen LLP, independent public accountants. The statement of operations data set forth below with respect to years ended December 31, 1993, 1994, and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from the financial statements included elsewhere in this Prospectus. The data presented for the nine months ended September 30, 1995 and 1996 are derived from unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. The balance sheet data at December 31, 1993 is also derived from financial statements audited by Arthur Andersen LLP, but are not included herein. The statement of operations data for the years ended December 31, 1991 and 1992 and the balance sheet data at December 31, 1991 are derived from financial statements audited by the Company's predecessor accountants not included herein.

                                                                                                        NINE MONTHS
                                                                                                           ENDED
                                                            YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
                                               1991       1992       1993       1994       1995       1995       1996
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues.................................  $  58,969  $  80,851  $ 100,546  $ 121,295  $ 146,055  $ 107,881  $ 131,032
  Cost of service..........................     52,421     68,854     86,082    103,796    122,615     90,600    107,981
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.............................      6,548     11,997     14,464     17,499     23,440     17,281     23,051
  General and administrative
    expenses(1)............................      4,583      7,007      9,931      8,753     11,021      8,180     10,491
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income(1)......................      1,965      4,990      4,533      8,746     12,419      9,101     12,560
  Other expenses:
    Interest (income)......................        (32)        (5)       (11)       (62)        --         --       (446)
    Interest expense.......................         78         66         16      4,087      2,484      2,260        658
    Other (income) expense.................          3        (55)        (5)       132         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total other (income) expense.......         49          6         --      4,157      2,484      2,260        212
  Income before income taxes(1)............      1,916      4,984      4,533      4,589      9,935      6,841     12,348
  Provision for income taxes(2)
    Current year operations................        118        307        355      1,530      3,974      2,736      5,124
    Change in tax status...................         --         --         --      3,772         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total provision for income taxes...        118        307        355      5,302      3,974      2,736      5,124
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) before extraordinary
    items(1)(2)............................      1,798      4,677      4,178       (713)     5,961      4,105      7,224
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Loss on retirement of debt, net of
    taxes..................................         --         --         --         --     (2,460)    (2,460)        --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)........................  $   1,798  $   4,677  $   4,178  $    (713) $   3,501  $   1,645  $   7,224
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pro Forma and Actual Earnings Per Share:
  Net income before extraordinary
    items(3)...............................                                   $    0.57  $    0.91  $    0.66  $    0.87
  Loss on retirement of debt, net of tax...                                          --      (0.37)     (0.40)        --
                                                                              ---------  ---------  ---------  ---------
  Net income...............................                                   $    0.57  $    0.54  $    0.26  $    0.87
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
  Weighted average shares outstanding......                                       4,815      6,540      6,223      8,261


                                                                 DECEMBER 31,                          SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
BALANCE SHEET DATA:                            1991       1992       1993       1994       1995       1995       1996
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Working capital..........................  $   5,366  $   9,114  $  12,126  $   5,609  $   7,493  $  12,732  $  48,609
  Total assets.............................     11,704     15,894     20,836     31,345     36,556     33,754     94,694
  Total debt...............................        453        337         --     44,716      9,300      4,800         77
  Total stockholders' equity (deficit).....      7,616     11,896     15,856    (28,513)    11,660      9,639     73,210

---------
(1) Expenses for the period prior to the Recapitalization include certain compensation and other expenses, the levels of which are not comparable to the levels of such expenses for 1994. Expenses for 1994 include increased investments in management information systems, personnel and certain other items. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(2) Prior to the Recapitalization, the Company elected to be taxed as an S corporation. In connection with the Recapitalization, the Company was required to change from an S to a C corporation. This change resulted in the Company recording an incremental net tax provision of $3,772,000 in the first quarter of 1994.
(3) The pro forma earnings per share for the year ended December 31, 1994 and the Company's pro forma net income for the year ended December 31, 1994 of $2,753,000 have been computed as if the Company had been subject to federal and state income taxes during the entire period, based upon an effective tax rate indicative of the statutory rate in effect during the period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

OVERVIEW

    CRA provides field case management and specialized cost containment services designed to reduce worker's compensation costs. Field case management services involve working on a one-on-one basis with injured employees and their various health care professionals, employers and insurance company adjusters to assist in maximizing medical improvement and, where appropriate, to expedite return to work. Specialized cost containment services include various techniques designed to reduce the cost of workers' compensation claims and automobile accident injury claims.

    The Company was founded in 1978 to provide field case management services to workers' compensation payors. In 1990, as part of its strategy to provide a comprehensive range of managed care services to its customers and to leverage its national organization and local office network in field case management, CRA began introducing specialized cost containment services designed to reduce the cost of workers' compensation claims. The Company believes that specialized cost containment services represent an important growth opportunity for CRA and that the majority of such services generate higher gross margins than traditional field case management services.

    Set forth below for each of the three most recent years, and for the nine months ended September 30, 1995 and 1996, is the percentage of the Company's revenues generated from its field case management services and its specialized cost containment services:

                                                                                                        NINE MONTHS ENDED
                                                                          YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                      -------------------------------  --------------------
                                                                        1993       1994       1995       1995       1996
                                                                      ---------  ---------  ---------  ---------  ---------
Field case management services......................................      80.5%      76.0%      72.9%      72.9%      67.8%
Specialized cost containment services...............................      19.5%      24.0%      27.1%      27.1%      32.2%

    Historically, the Company's field case management revenue growth has resulted from both local market share gains as well as geographic office expansion. The Company opened nine new field case management offices in 1993, 15 in 1994, eight in 1995 and five in the first nine months of 1996. The Company believes that its field case management office network is of sufficient size to serve adequately the needs of its customers nationwide. As a result, the Company expects that it will open only a limited number of new field case management offices per year to satisfy client needs in selected regions. Revenues from specialized cost containment services comprised approximately 32.2% of total revenues for the first nine months of 1996. The Company opened 20 new specialized cost containment locations in 1993, 13 in 1994, two in 1995 and 10 during the first nine months of 1996.

    The Company currently derives most of its revenues on a fee-for-service basis. Although risk sharing arrangements are not common in today's workers' compensation managed care services industry, the Company believes that these arrangements may become more prevalent in the future.

RESULTS OF OPERATIONS

    The following table sets forth certain items included in the Company's statements of operations as a percentage of revenues. The Company's past operating results are not necessarily indicative of future operating results.

                                                                                  PERCENTAGE OF REVENUE
                                                                ----------------------------------------------------------
                                                                                                      NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                                ----------------------------------  ----------------------
                                                                   1993        1994        1995        1995        1996
                                                                ----------  ----------  ----------  ----------  ----------
Revenues......................................................      100.0%      100.0%      100.0%      100.0%      100.0%
Cost of services..............................................       85.6        85.6        84.0        84.0        82.4
  Gross profit................................................       14.4        14.4        16.0        16.0        17.6
General and administrative expenses...........................        9.9         7.2         7.5         7.6         8.0
  Operating income............................................        4.5         7.2         8.5         8.4         9.6
Other expenses................................................         --         3.4         1.7         2.1         0.2
Provision for income taxes....................................        0.3         4.4         2.7         2.5         3.9
Net income (loss) before extraordinary items..................        4.2        (0.6)        2.4         3.8         5.5

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

  REVENUES

    Revenues increased 21.5% for the nine months of 1996 to $131,032,000 from $107,881,000 for the nine months of 1995. Field case management revenues increased 13.1% for the nine months of 1996 to $88,900,000 from $78,604,000 for the nine months of 1995 while specialized cost containment revenues increased 43.9% for the nine months of 1996 to $42,132,000 from $29,277,000 for the nine months of 1995. The field case management revenue growth is attributable to the acquisition of Alta Pacific Corporation in the fourth quarter of 1995, the opening of five offices during the first nine months of 1996 and growth in revenues from existing service locations. The specialized cost containment revenue growth is attributable to the acquisition of Focus on April 2, 1996 and QMC3 on May 29, 1996, the addition of 10 service locations during the first nine months of 1996, including the service locations associated with the Focus and QMC3 acquisitions, and continued growth in retrospective bill review and telephone case management services in existing service locations.

  COST OF SERVICES

    Cost of services increased 19.2% for the nine months of 1996 to $107,981,000 from $90,600,000 for the nine months of 1995 due to an increase in revenues and the acquisition of Focus and QMC3. Cost of services as a percentage of revenue decreased to 82.4% for the nine months of 1996 compared to 84.0% for the nine months of 1995. This improvement in gross margins is primarily the result of productivity gains in field case management services coupled with a continued shift in the Company's revenue mix towards specialized cost containment services, especially retrospective bill review, which have higher gross profit margins than field case management services.

  GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased 28.3% for the nine months of 1996 to $10,491,000 from $8,180,000 for the nine months of 1995, or 8.0% and
7.6% as a percentage of revenue for the nine months of 1996 and 1995, respectively. The increase in general and administrative expenses in 1996 was primarily due to increased expenditures for marketing initiatives, additional investments in the information technology group and the acquisition of Focus.

  INTEREST EXPENSE, NET

    Interest expense, net decreased $2,048,000 for the nine months of 1996 to $212,000 from $2,260,000 for the nine months of 1995. The decrease in interest expense, net in 1996 was due primarily to the repayment of the Term Loan and Senior Subordinated Notes with the proceeds from the sale of Common Stock in May of 1995 and the investment of excess proceeds of the Company's from the sale of Common Stock in June of 1996, partially offset by interest expense on Credit Facility borrowings to finance the Focus acquisition in April of 1996 until these borrowings were repaid with a portion of the proceeds from the Company's sale of Common Stock in June of 1996.

  PROVISION FOR INCOME TAXES

    The Company's provision for income taxes for the first nine months of 1996 was $5,124,000, or an effective tax rate of 41.5%, compared to a tax provision for the first nine months of 1995 of $2,736,000, or an effective tax rate of 40%. The Company expects to continue to provide for its taxes at the higher effective tax rate for the remainder of the year.

  LOSS ON RETIREMENT OF DEBT

    The Company used the net proceeds ($36,507,000) from the Company's initial public offering on May 10, 1995, supplemented by borrowings under the Credit Facility ($5,000,000) to repay fully the Term Loan ($16,250,000) and the Former Revolving Credit Facility ($4,226,000) under the former loan agreement with First Union Bank and the Senior Subordinated Notes ($21,000,000) issued to Whitney and First Union. The early repayment of this debt resulted in the Company recording a loss on the retirement of debt of $2,460,000 comprised of the write-off of associated deferred finance costs ($1,772,000), debt discount on the Senior Subordinated Notes ($2,140,000) and fees associated with the termination of the interest rate swaps previously required by the former loan agreement ($158,000), offset by a tax benefit of $1,610,000.

YEARS ENDED DECEMBER 31, 1995 AND 1994

  REVENUES

    Revenues increased 20.4% in 1995 to $146,055,000 from $121,295,000 in 1994.
Field case management revenue increased 15.4% in 1995 to $106,462,000 from $92,232,000 in 1994, while specialized cost containment revenue grew by 36.2% in 1995 to $39,593,000 from $29,063,000 in 1994. This growth is attributable to the opening of 23 new field case management and 15 new specialized cost containment service locations throughout 1994 and 1995 as well as growth in revenues from existing service locations. The Company continued to experience significant revenue growth from its specialized cost containment offerings in 1995, as revenues from the Company's bill review, telephonic case management and precertification services increased by over 60% from the prior year.

  COST OF SERVICES

    Cost of services increased 18.1% in 1995 to $122,615,000 from $103,796,000 in 1994. The Company's cost of services consists primarily of salaries and related benefits, rent, travel, marketing, telephone expenses and other office-related costs. Cost of services increased in 1995 primarily due to expenses associated with the opening of additional service locations and compensation of related personnel. Cost of services as a percentage of revenue for 1995 decreased to 84.0% versus 85.6% in 1994. This improvement is the result of productivity gains in field case management services coupled with a further shift in the Company's revenue mix towards specialized cost containment services, especially bill review, which historically have higher gross profit margins than field case management services.

  GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased 25.9% in 1995 to $11,021,000 from $8,753,000 in 1994, or 7.5% and 7.2% as a percentage of revenue for 1995 and 1994, respectively. This increase was due primarily to increased expenses for additional senior corporate management and to significant investments in management information systems and personnel, national marketing, preferred provider network development and other administrative functions. These additions and investments occurred primarily in the second half of 1994.

  OTHER EXPENSES

    Other expenses for 1995 consist entirely of interest expense. Interest expense for 1995 decreased $1,603,000 to $2,484,000 in 1995 from $4,087,000 in
1994 due to the repayment of debt in connection with the Company's initial public offering on May 10, 1995.

  PROVISION FOR INCOME TAXES

    The Company's effective tax rate was 40.3% for 1995 and resulted in a tax provision of $3,974,000. In connection with the Recapitalization during 1994, the Company converted from S to C corporation status and was required to report income on an accrual basis for tax purposes rather than on a cash basis.

  LOSS ON RETIREMENT OF DEBT

    The Company used the net proceeds ($36,507,000) from the Company's initial public offering, supplemented by borrowings under the Credit Facility ($5,000,000) to repay fully the Term Loan ($16,250,000) and the former revolving credit facility ($4,226,000) with First Union Bank and the Senior Subordinated Notes ($21,000,000) issued to Whitney and First Union. The early repayment of this debt resulted in the Company recording a loss on the retirement of debt of $2,460,000 comprised of the write-off of associated deferred finance costs ($1,772,000), debt discount on the Senior Subordinated Notes ($2,140,000) and fees associated with the termination of the interest rate swaps previously required by the former loan agreement ($158,000), offset by a tax benefit of $1,610,000.

YEARS ENDED DECEMBER 31, 1994 AND 1993

  REVENUES

    Revenues increased 20.6% in 1994 to $121,295,000 from $100,546,000 in 1993.
Field case management revenue increased 13.9% in 1994 to $92,232,000 from $80,948,000 in 1993, while specialized cost containment revenue grew by 48.3% in 1994 to $29,063,000 from $19,598,000 in 1993. This growth is attributable to the opening of 15 new field case management and 13 new specialized cost containment service locations as well as growth in revenues from existing service locations. The Company experienced significant revenue growth from its specialized cost containment offerings in 1994, as revenues from the Company's bill review, telephonic case management and precertification services more than doubled from the prior year.

  COST OF SERVICES

    Cost of services increased 20.6% in 1994 to $103,796,000 from $86,082,000 in 1993. Cost of services as a percentage of revenue remained constant at 85.6% in 1994 and 1993. The Company's cost of services consists primarily of salaries and related benefits, rent, travel, marketing, telephone expenses and other office-related costs. Cost of services increased in 1994 primarily due to expenses associated with the opening of additional service locations and compensation of related personnel.

  GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses decreased 11.9% in 1994 to $8,753,000 from $9,931,000 in 1993, or 7.2% and 9.9% as a percentage of revenue for 1994 and 1993, respectively. These amounts include discretionary expenses of $163,000 and $6,089,000 for 1994 and 1993, respectively, paid to the Company's stockholders in the form of bonuses and real estate and equipment rental payments while the Company was an S corporation. Excluding these amounts, general and administrative expenses increased 123.6% in 1994 to $8,590,000 from $3,842,000 in 1993, and were 7.1% and 3.8% as a percentage of revenue for 1994 and 1993, respectively. This increase was due primarily to increased expenses for additional senior corporate management and to significant investments in management information systems and personnel, national marketing, preferred provider network development and other administrative functions to support future growth. The increase in such expenses occurred primarily in the second half of 1994.

  OTHER EXPENSES

    Other expenses consist almost entirely of interest expense. Interest expense for 1994 increased $4,071,000 to $4,087,000 from $16,000 in 1993 due to the debt issued in connection with the Recapitalization.

  PROVISION FOR INCOME TAXES

    In connection with the Recapitalization, the Company converted from S to C corporation status and was required to report income on an accrual basis for tax purposes rather than on a cash basis. The conversion to C corporation status resulted in a total tax liability of approximately $5,100,000. The company will discharge this liability through annual payments of approximately $1,275,000 through 1997. This conversion resulted in an incremental provision for taxes of $3,772,000 for 1994. Excluding the effect of being an S corporation prior to the Recapitalization, the Company's effective tax rate was approximately 41.0%.

SELECTED QUARTERLY OPERATING RESULTS

    The following table sets forth certain unaudited quarterly results of operations for each of the eight quarters ended September 30, 1996. In management's opinion, this unaudited information has been prepared on the same basis as the annual financial statements and includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information for the quarters presented, when read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus. The operating results for any quarter are not necessarily indicative of results for any subsequent quarter.

                                                                QUARTERS ENDED
                           ----------------------------------------------------------------------------------------
                           DEC. 31,   MAR. 31,   JUNE 30,    SEP. 30,    DEC. 31,   MAR. 31,   JUNE 30,   SEP. 30,
                             1994       1995       1995        1995        1995       1996       1996       1996
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                                                                (IN THOUSANDS)
Revenues.................  $  31,742  $  34,930  $  36,125   $  36,826   $  38,174  $  40,225  $  44,759  $  46,048
Cost of services.........     26,914     29,545     30,212      30,843      32,015     33,422     36,747     37,812
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
  Gross profit...........      4,828      5,385      5,913       5,983       6,159      6,803      8,012      8,236
General and
 administrative
 expenses................      2,498      2,677      2,744       2,759       2,841      3,109      3,636      3,746
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
  Operating income.......      2,330      2,708      3,169       3,224       3,318      3,694      4,376      4,490
Other (income)
 expenses................      1,300      1,354        655         251         224        194        331       (313)
Provision for income
 taxes...................        444        542      1,005       1,189       1,238      1,453      1,678      1,993
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Net income before
 extraordinary items.....        586        812      1,509       1,784       1,856      2,047      2,367      2,810
Loss on retirement of
 debt, net taxes.........         --         --     (2,460)         --          --         --         --         --
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Net income (loss)........  $     586  $     812  $    (951)  $   1,784   $   1,856  $   2,047  $   2,367  $   2,810
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                           ---------  ---------  ---------  -----------  ---------  ---------  ---------  ---------

    The Company's quarterly and annual results have varied and may vary significantly in the future due to a number of factors, including the impact of current or proposed governmental regulations related to the Company's businesses, expenses associated with the Company's growth strategy, the Company's ability to integrate strategic acquisitions with existing operations, competitive pressures, the loss of key management personnel and customer acceptance of current and new products and services.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has historically funded its working capital requirements and capital expenditures primarily from cash flow generated from operations supplemented by short-term borrowings under revolving credit facilities and the proceeds of its public offerings of Common Stock. Cash flows generated from operations were $2,961,000, $5,594,000, $4,114,000 and $9,034,000 for the years ended December 31, 1993, 1994, 1995 and for the first nine months of 1996, respectively. During the first nine months of 1996, working capital used $454,000 of cash primarily due to an increase in accounts receivable of $4,266,000 and an increase in prepaid expenses of $722,000 offset by an increase in accounts payable and accrued expenses of $4,534,000. Accounts receivable increased due to continued revenue growth while prepaid income taxes increased due to the Company recording a tax benefit of approximately $1,082,000 due to the exercise of options. Accounts payable and accrued expenses increased due to the timing of payments.

    The Company used net cash of $21,080,000 in connection with the acquisition of Focus and QMC3. The Company also used $1,960,000 of cash to purchase property and equipment during the first nine months of 1996, the majority of which was spent on new computers and software packages.

    In 1994, the Company completed the Recapitalization, pursuant to which the Company redeemed an aggregate of 49.0% of the then outstanding shares of the Company's Common Stock from its founders with the proceeds of securities sold to third parties and borrowings under the Company's bank credit facility. On May 10, 1995, the Company completed its initial public offering of Common Stock, generating net proceeds to the Company of $36,507,000. These proceeds, supplemented by borrowings of $5,000,000 under the Credit Facility with First Union Bank, were used to repay fully the indebtedness incurred in connection with the Recapitalization.

    On January 16, 1996, the Company retired the $5,000,000 10% junior subordinated notes issued in connection with the Recapitalization utilizing borrowings under the Credit Facility.

    On April 28, 1995, the Company entered into a $25,000,000 Credit Facility with First Union Bank. On March 29, 1996, the Company and First Union Bank signed an amendment to expand the Company's borrowing capacity under the Credit Facility to $40,000,000 under similar terms and conditions in order to finance the acquisition of Focus. The Company borrowed $21,000,000 under the Credit Facility to finance the purchase price of Focus. The Company's obligations under the Credit Facility are secured by a first priority security interest in substantially all of the Company's properties and assets.

    In June of 1996, the Company sold an aggregate of 1,200,000 shares of its Common Stock, including the exercise of the underwriters' over-allotment option, at a price of $46.00 per share generating net proceeds to the Company of approximately $51,840,000. The Company used approximately $29,000,000 of the net proceeds to repay all of the outstanding borrowings under the Credit Facility with First Union Bank.

    On October 29, 1996, the Company purchased Prompt for $30,000,000 in cash. In order to finance this acquisition, the Company utilized approximately $25,000,000 of its existing cash supplemented by borrowings of approximately $5,000,000 under the Company's existing $40,000,000 Credit Facility.

    The Company's long-term liquidity needs consist of working capital and capital expenditure requirements, repayment of borrowings under the Credit Facility and the funding of any future acquisitions. The Company intends to fund these long-term liquidity needs from cash generated from operations, net proceeds to the Company from this offering, available borrowings under the Credit Facility and, if necessary, future debt or equity financings. There can be no assurance that any future debt or equity financing will be available on terms favorable to the Company.

                                    BUSINESS

    CRA provides field case management and specialized cost containment services designed to reduce workers' compensation costs. The Company operates one of the largest field case management organizations in the United States, consisting of 115 field case management offices with approximately 1,070 field case managers who provide medical management and return to work services in 49 states and the District of Columbia. CRA also provides a broad range of higher margin specialized cost containment services, including utilization management, specialized PPO network management, telephonic case management and retrospective medical bill review services, that are designed to reduce costs associated with work-related injuries and automobile accident-related injuries. Revenues from specialized cost containment services comprised approximately 32.2% of revenues for the first nine months of 1996, up from approximately 27.1% for the corresponding period of the prior year. The Company markets its services to workers' compensation insurers, TPAs, self-insured employers, and payors of automobile accident medical claims through a direct sales and marketing organization consisting of over 125 dedicated personnel. CRA currently has over 1,250 customers nationwide.

INDUSTRY OVERVIEW

  WORKERS' COMPENSATION

    Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. Since their introduction in the early 1900s, these programs have been expanded to all fifty states and the District of Columbia. Each state is responsible for implementing and regulating its own program. Consequently, workers' compensation benefits and arrangements vary on a state-by-state basis and are often highly complex.

    Workers' compensation plans generally require employers to fund all of an employee's costs of medical treatment and a significant portion of lost wages, legal fees and other associated costs. Typically, work-related injuries are broadly defined, and injured or ill employees are entitled to extensive benefits. Employers are required to provide first-dollar coverage with no co-payment or deductible due from the injured or ill employee for medical treatment and, in many states, there is no lifetime limit on expenses. However, in exchange for providing this coverage for employees, employers are not subject to litigation by employees for benefits in excess of those provided by the relevant state statute. In most states, the extensive benefits coverage (for both medical costs and lost wages) is provided through the purchase of commercial insurance from private insurance companies, participation in state-run insurance funds or employer self-insurance.

    Provider reimbursement methods vary on a state-by-state basis. A majority of states have adopted fee schedules pursuant to which all health care providers are uniformly reimbursed. The fee schedules are set by each state and generally prescribe the maximum amounts that may be reimbursed for a designated procedure. In states without fee schedules, health care providers are reimbursed based on usual, customary and reasonable ("UCR") fees charged in the particular state in which the services are provided.

    According to statistics published in the 1994 WORKERS' COMPENSATION YEAR BOOK, employers in the United States incurred approximately $60 billion in total costs of workers' compensation in 1992 (excluding costs associated with productivity losses) and approximately $22.8 billion in 1982. Based upon a combination of statistics published in the 1994 WORKERS' COMPENSATION YEAR BOOK AND THE FACT BOOK 1994--PROPERTY/ CASUALTY INSURANCE FACTS, the Company estimates that 1992 total workers' compensation costs to employers was comprised of approximately $22 billion related to medical costs, approximately $24 billion related to indemnity costs, including temporary wage replacement and permanent disability payments, and the balance related to other costs, such as legal services and claims administration. Despite various state reforms and employers' increasing attention to workers' compensation costs, total workers' compensation costs have increased substantially from 1982 to 1992.

    The medical cost component of workers' compensation costs has increased at a faster rate than the average annual increase in total workers' compensation costs. Based upon statistics published in the sources named above, the Company estimates that workers' compensation medical costs increased at a compound annual rate of 15.9%, and that the medical cost component represented approximately $5 billion in 1982 and accounted for an estimated 34% of total workers' compensation medical and indemnity costs. Based upon statistics published in the sources named above and statistics published in HEALTH CARE FINANCING REVIEW (Fall 1994), the Company estimates that by 1992, the estimated $22 billion medical cost component of workers' compensation costs accounted for approximately 47.8% of total workers' compensation medical and indemnity costs, or 2.7% of total U.S. health care expenditures.

    The Company believes that workers' compensation costs will continue to rise primarily because of: (i) broader definitions of work-related injuries and illnesses covered by workers' compensation laws; (ii) the shifting of medical costs from health insurance plans to the workers' compensation system; (iii) an aging work force; (iv) the continued requirement that employers pay all of an employee's cost of medical treatment, without any employee co-payment or deductible, and a significant portion of lost wages and non-medical costs; (v) the overall inflation of medical costs; and (vi) the relatively low utilization to date of comprehensive cost containment programs in the workers' compensation system. As workers' compensation costs escalate, the Company expects that employers will continue to seek and implement strategies and programs to reduce workers' compensation costs.

  WORKERS' COMPENSATION MANAGED CARE SERVICES

    The Company estimates that the workers' compensation managed care services industry generated approximately $2.6 billion in revenues during 1993, comprised of field case management and specialized cost containment services. The workers' compensation managed care services market is served by the Company and a small number of other competitors that offer a comprehensive line of workers' compensation managed care services on a nationwide basis. A large number of additional companies offer some managed care services on a limited geographic basis. The result is a fragmented market with what the Company believes is only a small number of companies offering a fully integrated and comprehensive approach to managing workers' compensation costs on a nationwide basis.

    Workers' compensation managed care services broadly fall into two categories: field case management services and specialized cost containment services. Field case management services involve working on a one-on-one basis with injured employees and their various health care professionals, employers and insurance company adjusters. Field case management services are designed both to assist in maximizing medical improvement and, where appropriate, to expedite return to work. Specialized cost containment services are designed to reduce the cost of workers' compensation claims through a variety of techniques such as first report of injury services, utilization management (precertification, concurrent review and retrospective bill review), telephonic case management, PPO network access, independent medical examinations ("IMEs"), peer reviews and hospital bill auditing.

    Managed care techniques are intended to control the cost of health care services and to measure the performance of providers through intervention and on-going review of services proposed and actually provided. Managed care techniques were originally developed to stem the rising costs of group health medical care. Historically, employers were slow to apply managed care techniques to workers' compensation costs primarily because the aggregate costs are relatively small compared to costs associated with group health benefits and because state-by-state regulations related to workers' compensation are far more complex than those related to group health. However, in recent years, employers and insurance carriers have been increasing their focus on applying managed care techniques to control their workers' compensation costs.

    Since workers' compensation benefits are mandated by law and are subject to extensive regulation, payors and employers do not have the same flexibility to alter benefits as they have with other health benefit programs. In addition, workers' compensation programs vary from state to state, making it difficult for payors and multi-state employers to adopt uniform policies to administer, manage and control the costs of benefits. As a result, managing the cost of workers' compensation requires approaches that are tailored to the specific state regulatory environment in which the employer operates. Many states do not permit employers to restrict a claimant's choice of provider, making it difficult for employers to utilize managed care approaches characteristic of the group health insurance market. However, employers in nineteen states currently have the right to direct employees to a specific primary health care provider during the onset of a workers' compensation case, subject to the right of the employee to change physicians after a specific period. Recently, an increasing number of states have adopted legislation encouraging the use of workers' compensation managed care organizations ("MCOs") in an effort to allow employers to control their workers' compensation costs. MCO laws generally provide employers an opportunity to channel injured employees into provider networks. In certain states, MCO laws require licensed MCOs to offer certain specified services, such as utilization management, case management, peer review and provider bill review. Most of the MCO laws adopted to date establish a framework within which a company such as CRA can provide its customers a full range of managed care services for greater cost control.

CRA'S BUSINESS STRATEGY

    The Company's objective is to expand and capitalize on its presence as a national provider of comprehensive managed care services to workers' compensation payors. The Company's strategy for achieving this objective is as follows:

    FOCUS ON WORKERS' COMPENSATION MANAGED CARE. The Company intends to continue its primary focus on providing workers' compensation managed care services to workers' compensation insurers, TPAs and self-insured employers. The Company believes that to serve this complex market, a core understanding of medical-related issues, a thorough understanding of return to work issues and techniques, and an in-depth understanding of the state-by-state regulatory environment is required. CRA has developed such expertise through its years of serving this market. CRA believes it can leverage its expertise as a highly skilled provider of workers' compensation managed care services to further expand its national market presence and increase its market share.

    INCREASE NATIONAL ACCOUNTS PENETRATION. The Company intends to increase its penetration of large, national payors by leveraging its broad-based workers' compensation expertise and its experience with its existing base of national accounts. Many large, national insurance carriers and self-insured employers are seeking workers' compensation managed care service providers that have the ability to provide services on a nationwide basis. These large payors want a comprehensive solution to their workers' compensation needs from a service provider that is adept at understanding and working with many different and complex state legislative environments. The Company's national organization of local service locations enables the Company to meet the needs of these large, national payors while maintaining the local market presence necessary to monitor changes in state-specific regulations and to facilitate case resolution through locally provided managed care services.

    CROSS-SELL COMPREHENSIVE PRODUCT OFFERING. The Company intends to capitalize on the relationships developed through its 115-office field case management network by aggressively cross-selling its specialized cost containment services to its existing customer base. CRA believes that it is one of a small number of companies with a comprehensive offering of workers' compensation managed care services. The Company complements its extensive field case management network with 60 service locations nationwide that provide one or more specialized cost containment services. Of the Company's approximately 1,250 case management customers, only a small percentage are also utilizing the Company's specialized cost containment services. The Company believes that this low utilization rate among CRA's existing customers provides a significant opportunity to expand CRA's specialized cost containment business.

    EMPHASIZE EARLY INTERVENTION. The Company intends to increase its marketing of early intervention services, such as first report of injury, precertification, telephonic case management and access to PPO networks. Early intervention enables the Company to promptly identify cases that have the potential to result in significant expenses and to take appropriate measures to control these expenses before they are incurred. In addition, the Company believes that providing early intervention services generally results in the Company obtaining earlier access to claims files, thereby improving the Company's opportunity to provide the full range of its managed care services.

    LEVERAGE MANAGED CARE EXPERTISE TO AUTOMOBILE INSURANCE MARKET. The Company intends to capitalize on the recent introduction of managed care techniques to the automobile insurance market through the recent acquisition of QMC3, a leading provider of managed care services to the automobile insurance market. CRA intends to leverage its existing presence in the automobile insurance market and its existing office infrastructure to efficiently expand the geographic coverage of automobile managed care services.

    EXECUTE STRATEGIC ACQUISITIONS. The Company will continue to seek complementary strategic acquisitions, such as Prompt and QMC3, to further expand its product offerings and enhance its opportunities for growth. While the Company currently maintains a broad offering of services, the evolution of the marketplace may give rise to opportunities in the workers' compensation and related industries.

SERVICES

    CRA's services include both field case management services and specialized cost containment services.

  FIELD CASE MANAGEMENT SERVICES

    CRA provides field case management services to the workers' compensation insurance industry through case managers working at the local level on a one-on-one basis with injured employees and their various health care professionals, employers and insurance company adjusters. The Company's services are designed to assist in maximizing medical improvement and, where appropriate, to expedite the employees' return to work through medical management and vocational rehabilitation services.

    CRA's field case management services consist of one-on-one management of a work-related injury by the Company's approximately 1,070 field case managers serving 49 states and the District of Columbia from CRA's 115 local field case management offices. This service typically involves a case with a significant potential or actual amount of lost work time or a catastrophic injury that requires detailed management and therefore is referred out by the local adjuster to the local CRA marketer calling on that office. CRA field case managers specialize in expediting the injured employee's return to work through both medical management and vocational rehabilitation by working with all the interested parties in a work-related injury. Medical management services provided by CRA's field case managers include coordinating the efforts of all the health care professionals involved and increasing the effectiveness of the care being provided by encouraging compliance and active participation on the part of the injured worker. Vocational rehabilitation services include job analysis, work capacity assessments, labor market assessments, job placement assistance and return to work coordination. Field case management services represented approximately 80.5%, 76.0%, 72.9% and 67.8% of the Company's revenues for the years ended December 31, 1993, 1994, 1995, and the first nine months of 1996, respectively.

    The Company believes that the following factors will contribute to the continued growth of its field case management services: (i) increased employer acceptance of field case management techniques due to greater exposure to the workers' compensation managed care market; (ii) earlier identification of individuals in need of field case management services due to increased utilization of the Company's specialized cost containment services, particularly early intervention services; and (iii) increased market share at the expense of smaller, undercapitalized competitors.

  SPECIALIZED COST CONTAINMENT SERVICES

    In 1990, as part of the Company's strategy of providing a comprehensive range of services, CRA began broadening its business by providing a number of additional services focused directly on helping to reduce the medical costs associated with workers' compensation for its clients. Today, these specialized cost containment services include first report of injury service, utilization management (precertification, concurrent review and retrospective bill review), telephonic case management, PPO network access, IMEs, peer reviews and hospital bill auditing. By adding these services to CRA's traditional strength and national breadth in field case management, the Company now offers its clients an integrated workers' compensation managed care program. CRA is able to offer its services on a combined basis as a full service managed care program, beginning with the first report of injury and including all managed care services needed to manage aggressively the medical costs, temporary wage replacement payments and permanent disability payments associated with a work-related injury. CRA also offers each of its services on an unbundled basis. CRA's comprehensive approach to managing workers' compensation costs serves the needs of a broad range of clients, from local adjusters to national accounts. In addition to providing specialized cost containment services for work-related injuries and illnesses, the Company also provides similar services to payors of automobile accident medical claims and social security disability advocacy services to payors of long term disability. Specialized cost containment services collectively represented approximately 19.5%, 24.0%, 27.1% and 32.2% of the Company's revenues for the fiscal years ending December 31, 1993, 1994, 1995 and the first nine months of 1996, respectively.

    The Company believes that the demand for specialized cost containment services will continue to increase due to a number of factors, including: (i) the increasing payor awareness of the availability of these techniques for managing workers' compensation costs; (ii) the perceived effectiveness of managed care techniques at reducing costs for group health insurance plans;
(iii) the verifiable nature of the savings that can be obtained by application of specialized cost containment techniques applicable to workers' compensation; and (iv) the broad applicability of these techniques to all injured employees, not just severely injured employees likely to be absent from work.

    FIRST REPORT OF INJURY SERVICE. The Company provides a computerized first report of injury reporting service in which an employer or claims adjuster phones in all injuries as soon as they occur to the Company's centralized service center. Each report is electronically transferred or mailed to the state agency, the employer and the insurance company. This service assists in the timely preparation and distribution of state-mandated injury reports and also provides CRA and its customers with an early intervention tool to maximize control over workers' compensation claims.

    UTILIZATION MANAGEMENT: PRECERTIFICATION AND CONCURRENT REVIEW. CRA's precertification and concurrent review services are used by clients to ensure that certain medical procedures are precertified by a CRA registered nurse and/or physician for medical necessity and appropriateness of treatment before the medical procedure can be performed. CRA's determinations represent only recommendations to the customer, the ultimate decision to approve or disapprove the request is made by the claims adjuster. Precertification calls are made by either the claimant or the provider to one of CRA's national utilization management reporting units. Once a treatment plan has been precertified, a CRA employee performs a follow-up call (concurrent review) at the end of an approved time period to evaluate compliance and/or discuss alternative plans.

    UTILIZATION MANAGEMENT: RETROSPECTIVE BILL REVIEW. Through a sophisticated software program, CRA reviews and reduces its customers' medical bills (including hospital bills) to either the various state-mandated fee schedules for workers' compensation claims or a percentage of the UCR rates that exist in non-fee schedule states. Additionally, this automated retrospective bill review service enables clients to access certain PPO pricing schedules that represent additional savings below the fee schedules or UCR rates. The savings that accrue to CRA's clients for this service can be significant. Retrospective bill review also creates an important historical database for provider practice patterns and managed care provider compliance requirements. CRA provides retrospective bill review service from 33 service locations throughout the country, 11 of which are operated at a client location using CRA employees. The Company also establishes arrangements that enable customers to run the retrospective bill review service in-house by their own employees.

    ACCESS TO PREFERRED PROVIDER NETWORKS. CRA provides its clients with access to PPO networks within all the markets CRA serves through one of its own PPOs, including its recently acquired Focus subsidiary, or by contracting with existing national or regional PPOs. These PPOs provide injured workers with access to quality medical care and pre-negotiated volume discounts, thereby offering CRA's clients the ability to influence, or in certain states to direct, their employees into the PPO network as a means of managing their work-related claims. In addition to providing a vehicle for managing the workers' compensation process, the discounts associated with these PPO arrangements generate additional savings through the retrospective bill review program described above. Focus' national network includes over 101,000 individual providers and 2,300 hospitals covering 32 states and the District of Columbia.

    TELEPHONIC CASE MANAGEMENT. This service provides for short-duration (30 to 60 days) telephonic management of workers' compensation claims. The telephonic case management units accept first reports of injury, negotiate discounts with hospitals and other providers, identify care alternatives and work with injured employees to minimize lost time on the job. Each of the telephonic case management units is staffed with nurses who are experienced in medical case management. The telephonic case management units represent an important component of early intervention and act as a referral source of appropriate cases to CRA's local field case management offices. This service is offered from four locations across the country.

    INDEPENDENT MEDICAL EXAMS. IMEs are provided to assess independently the extent and nature of an employee's injury or illness. CRA provides its clients with access to independent physicians who perform the IMEs from 15 of the Company's service locations and, upon completion, prepare reports describing their findings.

    PEER REVIEWS. This service is provided by a physician, therapist, chiropractor or other provider who reviews medical files to confirm that the care being provided appears to be necessary and appropriate. The reviewer does not meet with the patient, but merely reviews the file as presented.

    HOSPITAL BILL AUDITS. This service is provided by the Company's registered nurses who review hospital bills for appropriateness, relatedness and medical necessity. The nurse may subsequently negotiate fees and obtain discounts for prompt payment or inappropriate charges. Through its recently announced acquisition of Prompt, the Company has expanded its client base for hospital bill audits to include the group health payor community. Prompt is a leading provider of out-of-network bill review services to the group health payor community. These services reduce clients' costs by utilizing the Company's team of negotiators and proprietary data base systems to reprice inpatient hospital and outpatient facility bills on a line-by-line basis. Such bills are repriced to either a usual and customary rate, a PPO contract rate, or a combination thereof. Prompt operates offices in Frederick, Maryland and Salt Lake City, Utah, with 107 full time employees. Prompt has created a data base over the past seven years from the details of inpatient hospital and outpatient facility bills from across the country which has allowed it to standardize a high percentage of hospital charge codes for a significant number of such institutions.

    AUTOMOBILE INSURANCE MANAGED CARE. The Company, through the acquisition of QMC3, has expanded its product line to offer an integrated service to the automobile insurance market that permits insurers to direct automobile accident victims into networks of medical providers. QMC3 currently provides this integrated service in Colorado and has produced significant savings for its insurance company clients since the initiation of its services. QMC3, in cooperation with a third party PPO, has been in discussions for more than a year with the State of New York Insurance Department regarding approval of this PPO as a certified provider of fully integrated managed care services to the New York automobile insurance market using QMC3 as its exclusive utilization review agent. The State of New York Insurance Department has approved this arrangement for the New York City metropolitan area and Long Island, effective as of June 1, 1996. Such an arrangement is the first to offer automobile insurance managed care services in New York. The Company and QMC3, in cooperation with the third party PPO, are continuing their discussions with the State of New York Insurance Department regarding further approvals for offerings of managed care services to automobile insurers in the balance of the State of New York. Services offered to the automobile insurance market include precertification, telephonic case management, direction of injured persons into specialized PPO networks, medical bill review and field case management. See "Risk Factors--Potential Adverse Impact of Governmental Regulation."

CUSTOMERS

    CRA has over 1,250 customers across the country, including most of the major underwriters of workers' compensation insurance, large TPAs and self-insured employers. During fiscal year 1995 and the first nine months of 1996, no customer represented more than 8% of total revenues. The Company is compensated primarily on a fee-for-service basis. Although the Company has entered into written agreements with certain of its customers from time to time, it has not been the Company's historical practice to enter into written agreements with its customers. Accordingly, the Company's customers generally can elect to terminate their relationships with the Company on short notice.

SALES AND MARKETING

    The Company actively markets its services primarily to workers' compensation insurance companies, TPAs and self-insured employers and groups. The Company also markets to the automobile insurance market, group health and long-term disability marketplaces, but to a significantly lesser degree. The Company's marketing organization includes over 125 full-time sales and marketing personnel. While the majority of CRA's current business is generated from workers' compensation insurance companies, self-insured employers (often in connection with a TPA) also have been an important source of business and will likely become more important in the future as larger corporations continue to evaluate self-insuring their workers' compensation programs.

    Marketing of CRA's services occurs at both the local insurance company adjuster level for much of the field case management business as well as the corporate level for national managed care accounts and self-insured corporations where a more sophisticated sales presentation is required. The local marketing to insurance company adjusters for field case management referrals has been a critically important component of the Company's marketing strategy because of the decision-making authority that resides at the adjuster level and the relationship-driven nature of that portion of the business. However, with the advent of comprehensive managed care legislation, a more proactive environment for workers' compensation change and a more sophisticated product offered by CRA, the Company's marketing of national headquarters offices of insurance companies and self-insured companies likely will increase. CRA has a dedicated staff of national accounts salespeople responsible for marketing and coordinating a full selection of services to corporate offices.

QUALITY ASSURANCE

    The Company regularly evaluates its quality of service delivery by means of audits of compliance with special instructions, completion of activities in a timely fashion, quality of reporting, identification of savings, accuracy of billing and professionalism in contacts with health care providers and the effectiveness of the Company's services. Audits are conducted on a nationwide basis for a particular customer or on a local office basis by selecting random files for review. A detailed report is generated outlining the audit findings and providing specific recommendations for service delivery improvements. When appropriate, follow-up audits are conducted to ensure that recommendations from the initial audit have been implemented.

COMPETITION

    The workers' compensation managed care services market is fragmented, with a large number of competitors. CRA competes with numerous companies, including national managed care providers, insurance companies and HMOs. CRA's primary competitors are companies that offer one more workers' compensation managed care services on a national basis. The Company also competes with numerous smaller companies which generally provide unbundled services on a local level where such companies often have a relationship with a local adjuster. Several large workers' compensation insurance carriers offer managed care services for their insurance customers either through the insurance carrier's own personnel or by outsourcing various services to providers such as CRA. The Company also competes to some degree with large HMOs, which, CRA believes, have historically focused their networks primarily on controlling health care costs rather than managing the process of returning an injured employee to work.

    The Company believes that, as managed care techniques continue to gain acceptance in the workers' compensation marketplace, CRA's competitors will increasingly consist of nationally focused workers' compensation managed care service companies, insurance companies, HMOs and other significant providers of managed care products. Many of the Company's current and potential competitors are significantly larger and have greater financial and marketing resources than those of the Company.

    Within the past few years, several states have experienced decreases in workers' compensation insurance premium rates. To date, the Company's business has continued to grow in those states which have experienced declines in workers' compensation premium rates. The Company believes that managed care and return to work services will continue to be necessary in the future to sustain and increase workers' compensation cost savings.

    The Company competes on the basis of its specialized knowledge and expertise in the workers' compensation managed care services industry, effectiveness of services, ability to offer a range of services in multiple markets, information systems and price.

DATA PROCESSING

    The Company uses computer systems to provide certain of its services and to provide accounting statements and financial reports. The Company uses licensed software from national vendors to maintain its financial records and perform other general business. The software used by the Company within its retrospective bill review operation is licensed from an independent third party software company pursuant to a non-exclusive license with a three-year term expiring February 1998, that may be terminated by either party upon six months' prior written notice.

GOVERNMENT REGULATION

  GENERAL

    The Company's business is conducted within a regulated environment. The Company's activities are regulated principally at the state level, which means that the Company must comply with regulatory requirements which differ from state to state. Although the laws affecting the Company's operations vary widely from state to state, these laws fall into four principal categories: (i) workers' compensation laws that restrict the methods and procedures that the Company may employ in its workers' compensation managed care programs; (ii) laws that require licensing of businesses, such as the Company, that provide medical review services; (iii) laws regulating the operation of managed care provider networks; and (iv) proposed laws which, if adopted, would have as their objective the reform of the health care system as a whole, such as proposals to implement 24-hour health coverage using a single insurance plan for work-related and non-work-related health problems. Laws and regulations affecting the Company's operations change frequently. The Company believes that it is in material compliance with regulatory requirements applicable to its business.

  WORKERS' COMPENSATION LEGISLATION

    In performing workers' compensation managed care services, the Company must comply with state workers' compensation laws. Workers' compensation laws require employers to assume financial responsibility for medical costs, a portion of lost wages and related legal costs of work-related illnesses and injuries. These laws establish the rights of workers to receive benefits and to appeal benefit denials. The workers' compensation laws also regulate the methods and procedures which the Company may employ in its workers' compensation managed care programs. For example, workers' compensation laws prohibit medical copayments and deductibles by employees. In addition, certain states restrict employers' rights to select health care providers and establish maximum fee levels for treatment of injured workers. See "--Industry Overview."

    In several states, recent workers' compensation reform legislation has eased to some degree these regulatory restraints on managed care for injured workers. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the capacity to manage health care for workers' compensation claimants, such legislation may intensify competition in the market served by the Company.

    Within the past few years, several states have experienced decreases in the number of workers' compensation claims and the cost per claim, which have been reflected in workers' compensation insurance premium rate reductions in those states. The Company believes that these declines in workers' compensation costs are due principally to intensified efforts by payors to manage and control claims costs, to improve risk management by employers and to legislative reforms. If declines in workers' compensation costs occur in many states and persist over the long-term, such declines may have an adverse impact upon the Company's business and results of operations.

  SPECIALIZED COST CONTAINMENT SERVICES

    Many of the Company's specialized cost containment services include review of requests for medical care or therapy. Approximately half of the states have enacted laws that require licensing of businesses, such as the Company, that provide medical review services. Some of these laws apply to medical review of care covered by workers' compensation. These laws typically establish minimum standards for qualifications of personnel, confidentiality, internal quality control, and dispute resolution procedures. These regulatory programs may result in increased costs of operation for the Company, which may have an adverse impact upon the Company's ability to compete with other available alternatives for health care cost control.

  USE OF PROVIDER NETWORKS

    The Company's ability to provide comprehensive workers' compensation managed care services depends in part on its ability to contract with or create networks of health care providers which share the Company's objectives. For some of its clients, the Company offers injured workers access to networks of providers who are selected by the Company for quality of care and pricing. New laws regulating the operation of managed care provider networks have been adopted by a number of states. These laws may apply to managed care provider networks having contracts with the Company or to provider networks which the Company may organize or acquire. To the extent the Company is governed by these regulations, it may be subject to additional licensing requirements, financial oversight and procedural standards for beneficiaries and providers.

  AUTOMOBILE INSURANCE LEGISLATION

    The automobile insurance industry, like the workers' compensation industry, is regulated on a state-by-state basis. While regulatory approval is not required for the Company to offer most of its services to the automobile insurance market, state regulatory approval is required in order to offer automobile insurers products that permit them to direct claimants into a network of medical providers. To date, only Colorado and New York have legislation that permits such direction of care and QMC3 offers this managed care service to automobile insurers in Colorado. QMC3, in cooperation with a third party PPO, has been in discussions for more than a year with the State of New York Insurance Department regarding approval of this PPO as a certified provider of fully integrated managed care services to the New York automobile insurance market using QMC3 as its exclusive utilization review agent. The State of New York Insurance Department has approved this arrangement for the New York City metropolitan area and Long Island, effective as of June 1, 1996. Such an arrangement is the first to offer automobile insurance managed care services in New York. The Company and QMC3, in cooperation with the third party PPO, are continuing their discussions with the State of New York Insurance Department regarding further approvals for offerings of managed care services to automobile insurers in the balance of the State of New York. While the Company believes that approval from the State of New York Insurance Department will be forthcoming with respect to the remaining portions of the state, there can be no assurance that New York will issue such approval. In addition, no assurance can be given that other states will adopt legislation permitting such direction of care for automobile accident victims or, if such legislation is adopted, that the Company will be able to obtain regulatory approval to provide such services.

  HEALTH CARE REFORM

    Increasing health care costs have caused the federal government and many states to advance health care reform proposals. One of the proposals being considered is 24-hour health coverage, in which the coverage of traditional employer-sponsored health plans is combined with workers' compensation coverage to provide a single insurance plan for work-related and non-work-related health problems. Incorporating workers' compensation coverage into conventional health plans may adversely affect the market for the Company's services.

EMPLOYEES

    As of September 30, 1996, the Company had approximately 2,450 employees. None of CRA's employees is represented by a labor union. The Company has experienced no work stoppages and believes that its employee relations are good.

PROPERTIES

    The Company's principal corporate office is located in Boston, Massachusetts. The Company leases the 11,000 square feet of space in this site pursuant to a lease agreement expiring in 2003. The Company also leases all of its offices located in 43 states and three Canadian provinces. Thirteen of the Company's offices are leased from Colonial Realty Trust, of which Ms. Silverman and Mr. Larson are the trustees and beneficiaries. The Company believes that its facilities are adequate for its current needs and that suitable additional space will be available as required.

LEGAL MATTERS

    The Company is party to certain claims and litigation in the ordinary course of business. The Company is not involved in any legal proceeding that it believes will result, individually or in the aggregate, in a material adverse effect upon its financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
EXECUTIVE OFFICERS
Donald J. Larson(1)..................................          46   President, Chief Executive Officer and Director
Joseph F. Pesce......................................          47   Senior Vice President--Finance and Administration,
                                                                     Chief Financial Officer and Treasurer
John A. McCarthy, Jr.................................          37   Senior Vice President--Cost Containment Services and
                                                                     Corporate Development
Peter R. Gates.......................................          45   Senior Vice President--Marketing and Sales
Anne E. Kirby........................................          43   Vice President--Marketing and Product Development
DIRECTORS
Lois E. Silverman....................................          56   Chairman of the Board
George H. Conrades(2)................................          57   Director
Jeffrey R. Jay, M.D.(1)..............................          38   Director
William Laverack, Jr.(1)(2)..........................          39   Director
Mitchell T. Rabkin, M.D..............................          65   Director

---------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

EXECUTIVE OFFICERS

    Mr. Larson, a founder of the Company, has served as President and Chief Executive Officer of the Company since January 1, 1996 and as President and Chief Operating Officer of the Company since 1988. Prior to founding the Company, Mr. Larson held the position of New England Regional Manager at IntraCorp. Inc., a division of Cigna Corporation. Mr. Larson is a graduate of Boston College and Boston University.

    Mr. Pesce has served as Senior Vice President--Finance and Administration since August, 1996 and Chief Financial Officer and Treasurer of the Company since October 1994. Mr. Pesce served as Vice President-- Finance and Administration of the Company from October 1994 to August 1996. From October 1981 to September 1994, Mr. Pesce held various financial positions with Computervision Corporation and its predecessor Prime Computer, Inc., including Director of Corporate Planning and Analysis, Director of Leasing, Corporate Controller, Treasurer and, most recently, Vice President--Finance and Chief Financial Officer. Prior to October 1981, Mr. Pesce held various financial positions with Compugraphic Corporation and GCA Corporation. Mr. Pesce is a graduate of Boston College and the Wharton School of Finance at the University of Pennsylvania.

    Mr. McCarthy has served as Senior Vice President--Cost Containment Services and Corporate Development since August 1996. He previously served as Vice President--Cost Containment Services and Corporate Development since August 1994. From June 1992 to July 1994, Mr. McCarthy was Senior Vice President and Chief Financial Officer of MedChem Products, Inc., a manufacturer of specialty medical products. From March 1989 to June 1992, Mr. McCarthy was a Partner at Kaufman & Company, an investment banking firm. From August 1987 to February 1989, Mr. McCarthy was an Associate at Morgan Stanley & Co. Incorporated, an investment banking firm. Mr. McCarthy is a graduate of Lehigh University and Harvard Business School.

    Mr. Gates has served as Senior Vice President--Marketing and Sales since August 1996. From May 1995 to July 1996, Mr. Gates was Vice President of Mercer Management Consulting. From January 1990 to January

1995, Mr. Gates was Manager of Business Development, and later General Manager of the X-Ray business of GE Medical Systems. From April 1988 to December 1989, Mr. Gates was an independent management consultant and from July 1978 to April 1988, Mr. Gates was a Consultant and Vice President with Bain & Company, a management consulting firm. Mr. Gates is a graduate of Princeton University and Harvard Business School.

    Ms. Kirby joined the Company in July 1979 and has served as Vice President--Marketing and Product Development since March 1990. From 1979 to 1990, Ms. Kirby served the Company in a variety of roles on a local and regional level, including Regional Vice President for the New England area. Prior to joining the Company, Ms. Kirby worked as a clinical nurse for Massachusetts General Hospital and managed a group medical practice in two different specialty areas. Ms. Kirby is a graduate of Boston College and the St. Louis University Accelerated Curriculum in Nursing.

DIRECTORS

    Ms. Silverman, a founder of the Company, has served as the Chairman of the Board since March 1994 and served as its Chief Executive Officer from 1988 through January 1, 1996. Prior to founding the Company, Ms. Silverman held the position of Northeast Regional Manager at IntraCorp., a division of Cigna Corporation. Ms. Silverman also serves as Trustee and Officer of Beth Israel Hospital and Overseer of Tufts Medical School. Ms. Silverman is a graduate of Beth Israel School of Nursing. Ms. Silverman is also a director of Sun Healthcare Group, Inc.

    Mr. Conrades has served as a Director of the Company since June 1994. Mr. Conrades has been President and Chief Executive Officer of BBN Corporation since 1994 and has been Chairman of the Board of BBN Corporation since November 1995. From 1992 to 1994, Mr. Conrades was a partner in Conrades/Reilly Associates, a business consulting company. From 1961 to 1992, Mr. Conrades held a number of management positions with International Business Machines Corp., most recently as Senior Vice President for Corporate Marketing and Services. Mr. Conrades is also a director of BBN Corporation, Westinghouse Electric Corp. and Cubist Pharmaceuticals.

    Dr. Jay has served as a Director of the Company since March 1994. Dr. Jay has been a General Partner of J. H. Whitney & Co., a private investment firm, since September 1993. From 1988 to 1993, Dr. Jay worked for Canaan Partners, a venture capital firm. Dr. Jay is a graduate of Harvard Business School and received his M.D. from the Boston University School of Medicine. Dr. Jay also serves as a director of Advance Paradigm, Inc., and Nitinol Medical Technologies, Inc.

    Mr. Laverack has served as a Director of the Company since March 1994. Mr. Laverack has been a General Partner of J. H. Whitney & Co., a private investment firm, since May 1993. From 1991 to 1993, Mr. Laverack served as a Managing Director of Gleacher & Co., Inc., an investment banking firm. From 1985 to 1991, Mr. Laverack served as a Principal in the merchant banking department of Morgan Stanley & Co. Incorporated, an investment banking firm. Mr. Laverack is a graduate of Harvard College and Harvard Business School.

    Dr. Rabkin has served as a Director of the Company since February 1995. From 1966 to September 1996, Dr. Rabkin served as Chief Executive Officer of Boston's Beth Israel Hospital, where he currently holds the rank of Professor of Medicine. Dr. Rabkin is a graduate of Harvard College and received his M.D. from Harvard Medical School.

    Mr. Larson, Whitney, the Whitney Equity Fund and the Whitney Debt Fund have agreed to vote their shares in favor of the reelection of Ms. Silverman as a director of the Company for so long as Ms. Silverman continues to hold, directly or indirectly, at least 407,490 shares.

    It is expected that upon consummation of the sale of Common Stock offered hereby, Mr. Laverack will resign as a director of the Company.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1996 (except as noted below) and as adjusted to reflect the sale by the Company of the shares of Common Stock offered hereby (assuming no exercise of the Underwriters' over-allotment option), (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) the Company's Chief Executive Officer and the Company's other named executive officers (as determined in accordance with the rules of the Securities and Exchange Commission), (iv) all Selling Stockholders, and (v) all of the Company's executive officers and Directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.

                                                SHARES OF COMMON STOCK                     SHARES OF COMMON STOCK
                                               BENEFICIALLY OWNED PRIOR                   BENEFICIALLY OWNED AFTER
                                                  TO THE OFFERING(1)                          THE OFFERING(1)
                                             ----------------------------               ----------------------------
                                               NUMBER      PERCENTAGE OF                  NUMBER      PERCENTAGE OF
                                                 OF         OUTSTANDING     SHARES TO       OF         OUTSTANDING
                   NAME                        SHARES         SHARES       BE OFFERED     SHARES         SHARES
-------------------------------------------  -----------  ---------------  -----------  -----------  ---------------
Lois E. Silverman(2).......................      272,470           3.1%        --           272,470           2.9%
Donald J. Larson(3)........................      974,530          10.9%       158,634       815,896           8.7%
Joseph F. Pesce............................        1,996         *             --             1,996         *
John A. McCarthy, Jr.......................          417         *             --               417         *
Anne E. Kirby..............................        1,384         *             --             1,384         *
George H. Conrades(4)......................       15,666         *             --            15,666         *
Jeffrey R. Jay, M.D.(5)....................    1,074,296          12.1%     1,074,296       --             --
William Laverack, Jr.(5)...................    1,074,296          12.1%     1,074,296       --             --
Mitchell T. Rabkin, M.D.(6)................       15,866         *             --            15,866         *
J. H. Whitney & Co.(7).....................    1,074,296          12.1%     1,074,296       --             --
Arlene Osoff, Trustee(8)...................      647,000           7.3%       175,000       472,000           5.0%
Morgan Stanley Group, Inc.(9)..............      467,400           5.3%        --           467,400           5.0%
Morgan Stanley Asset Management,
 Inc.(10)..................................      467,400           5.3%        --           467,400           5.0%
Henry J. Roth, M.D.........................       70,717         *             35,000        35,717         *
Kimberly A. Sutphin(11)....................       73,647         *             25,000        48,647         *
Howard J. Entin, M.D.......................       35,588         *             10,000        25,588         *
Ryan J. Conlon.............................       15,318         *              7,000         8,318         *
Paul M. Baker..............................       11,459         *              5,729         5,730         *
John Eric Griffiths, D.C...................       15,318         *              5,000        10,318         *
John Sbarbaro, M.D.........................        7,659         *              2,500         5,159         *
Nick Hilger................................        3,682         *              1,841         1,841         *
All executive officers and directors as a
 group (9 persons)(12).....................    2,356,625          26.4%     1,232,930     1,123,695          11.9%

---------
 * Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of September 30, 1996 are deemed outstanding for computing the percentage of any other person. Except as otherwise specified below, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The address of this stockholder is c/o CRA Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109. Includes 23,500 shares held of record by The Michael E. Silverman 1995 Irrevocable Trust dated March 13, 1995 and 23,500 shares held of record by The Susan E. Bender 1995 Irrevocable Trust dated March 13, 1995. Does not include 600,000 shares held by the Silverman 1996 Grantor Retained Annuity Trust. Ms. Silverman disclaims beneficial ownership of such shares.

(3) The address of this stockholder is c/o CRA Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109. Includes 18,750 shares held of record by trusts created for the benefit of Mr. Larson's children.
(4) Includes 15,666 shares of Common Stock issuable pursuant to stock options that are exercisable currently or within 60 days.
(5) The address of these directors is c/o J. H. Whitney & Co., 177 Broad Street, Stamford, Connecticut 06901. Consists of 1,074,296 shares held of record by
    J. H. Whitney & Co. ("Whitney"), Whitney Subordinated Debt Fund, L.P. (the "Whitney Debt Fund") and Whitney 1990 Equity Fund, L.P. (the "Whitney Equity Fund") that Dr. Jay and Mr. Laverack may be deemed to beneficially own due to their relationship with such entities. Such beneficial ownership is disclaimed by both Dr. Jay and Mr. Laverack.
(6) Includes 15,666 shares of Common Stock issuable pursuant to currently exercisable stock options.
(7) The address of this stockholder is 177 Broad Street, Stamford, Connecticut 06901, Attention: Jeffrey R. Jay, M.D. These shares are held of record by Whitney and its affiliates as follows: (i) Whitney--158,537 shares of Common Stock; (ii) the Whitney Equity Fund--633,136 shares of Common Stock; and
    (iii) the Whitney Debt Fund--282,623 shares of Common Stock.
(8) The address of this stockholder is c/o Jansson, 411 Waverly Oak Drive, Waltham, Massachusetts 02154. Consists of 600,000 shares held of record by the Silverman 1996 Grantor Retained Annuity Trust, 23,500 shares held of record by The Michael E. Silverman 1996 Irrevocable Trust dated March 13, 1995 and 23,500 shares held of record by The Susan E. Bender 1995 Irrevocable Trust dated March 13, 1995.
(9) The address of this stockholder is 1585 Broadway, New York, New York 10036. Ownership based upon Schedule 13G filed on or before February 14, 1996.
(10) The address of this stockholder is 1221 Avenue of the Americas, New York, New York 10020. Ownership based upon Schedule 13G filed on or before February 14, 1996.
(11) Includes 2,946 shares of Common Stock issuable pursuant to currently exercisable stock options.
(12) Includes 34,278 shares of Common Stock issuable pursuant to currently exercisable stock options. Includes 1,074,296 shares held of record by Whitney, the Whitney Equity Fund and the Whitney Debt Fund that Dr. Jay and Mr. Laverack may be deemed to beneficially own due to their relationship with such entities. Such beneficial ownership is disclaimed by both Dr. Jay and Mr. Laverack.

    Each of Ms. Sutphin and Messrs. Baker, Conlon, Entin, Griffiths, Hilger, Roth and Sbarbaro acquired their shares of Common Stock of the Company on May 6, 1996, pursuant to an Agreement and Plan of Merger, dated as of May 6, 1996, entered into by and among the Company, QMC3 Acquisition Corp., QMC3 and the shareholders of QMC3 in connection with the acquisition of QMC3 by the Company. In addition, Ms. Sutphin entered into an Employment and Non-Competition Agreement with QMC3 in connection with the QMC3 acquisition.

                          DESCRIPTION OF CAPITAL STOCK

    The description of the capital stock below is qualified in its entirety by reference to the Company's Articles of Organization, as amended (the "Articles"), and the By-Laws of the Company, as amended (the "By-Laws"), copies of which are on file with the Securities and Exchange Commission.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The Company is authorized to issue up to 40,000,000 shares of Common Stock, $.01 par value per share and 1,000,000 shares of Preferred Stock, $.01 par value per share. Immediately prior to this Offering, the Company had 8,907,532 shares of Common Stock, and no shares of Preferred Stock, issued and outstanding.

COMMON STOCK

    Holders of Common Stock are entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote under Massachusetts law. Voting rights are not cumulative, so that the holders of a majority of the voting power of the Company could elect all the directors standing for election at any annual or special meeting of the stockholders, and the holders of the remaining shares may not be able to elect any director.

    The holders of the Common Stock are entitled to receive ratably dividends only when and if declared by the Board of Directors of the Company out of funds legally available for payment thereof. The ability of the Board of Directors to declare or pay dividends on Common Stock or to cause the Company to repurchase shares of its capital stock may be subject to restrictions or limitations contained in the provisions of any series of Preferred Stock which may hereafter be issued by the Company.

    Upon the liquidation, dissolution or winding up of the Company, or any distribution of its assets, the holders of the Common Stock will be entitled to receive ratably the assets of the Company available after the payment of all debts and other liabilities and after the holders of any series of Preferred Stock which may be issued have received the preferential amount fixed by the Board of Directors for such shares.

    The holders of Common Stock will have no preemptive rights to purchase shares of capital stock of the Company. Shares of Common Stock will not be subject to any redemption provisions and will not be convertible into any other securities or property. The rights, preferences and privileges of the holder of Common Stock are subject to, and may be adversely affected by, the rights of the holders of the shares of any series of Preferred Stock which the Company may designate and issue in the future. All outstanding shares of Common Stock are fully-paid and non-assessable and the shares of Common Stock offered by the Company in the offering, when issued, will be fully-paid and non-assessable.

PREFERRED STOCK

    Pursuant to the Articles, the Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue shares of Preferred Stock in one or more classes or one or more series within each class. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights and redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

    The Company has granted the Board of Directors authority to designate and issue Preferred Stock and to determine its rights and preferences to eliminate delays associated with a stockholder vote on specific issues. The issuances of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

MASSACHUSETTS LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS; ANTI-TAKEOVER
  EFFECTS

    The Company is subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. Under Chapter 110F, a Massachusetts corporation with more than 200 stockholders may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90.0% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5.0% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder.

    The By-Laws include a provision excluding the Company from the applicability of Chapter 110D of the Massachusetts General Laws, which regulates the acquisition of so-called "control shares." A control share acquisition is the acquisition of shares which, when added to shares already owned, would (but for the statute) entitle the acquiring person to vote at least 20% of a corporation's stock. Shares acquired in such a transaction would, under the statute, have no voting rights unless a majority of non-interested stockholders voted to grant such voting rights. In general, the person acquiring such shares, officers of the Company and those directors of the Company who are also employees, are not permitted to vote on whether such voting rights shall be granted. The Board of Directors may amend the By-Laws at any time to subject the Company to this statute prospectively.

    Massachusetts General Laws Chapter 156B, Section 50A requires that a publicly held Massachusetts corporation have a classified board of directors consisting of three classes as nearly equal in size as possible, unless the corporation elects not to be covered by Section 50A. The Company's By-Laws contain provisions which give effect to Section 50A. See "Management--Executive Officers and Directors."

    The By-Laws provide that the directors and officers of the Company generally shall be indemnified by the Company to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. In addition, the Articles provide that the directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, approved certain loans to insiders or derived an improper benefit from their action as directors.

    The Company's By-Laws provide that special meetings of stockholders may be called only by the Chief Executive Officer or President, by a majority of the Board of Directors or by the Clerk upon the written request of the holders of at least 40% of the Company's outstanding Common Stock.

    In addition, the Articles provide that shares of the Company's Preferred Stock may be issued in the future without stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. See "--Preferred Stock."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is First Union National Bank of North Carolina.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below (the "Underwriters"), through their Representatives, Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., Montgomery Securities and J.P. Morgan Securities Inc. have severally agreed to purchase from the Company the following respective numbers of shares of Common Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

                                                                   NUMBER OF
                           UNDERWRITER                              SHARES
-----------------------------------------------------------------  ---------
Alex. Brown & Sons Incorporated..................................
Dean Witter Reynolds Inc.........................................
Montgomery Securities............................................
J.P. Morgan Securities Inc.......................................
                                                                   ---------
Total............................................................  2,000,000
                                                                   ---------
                                                                   ---------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all shares of the Common Stock offered hereby if any of such shares are purchased.

    The Company and the Selling Stockholders have been advised by the Representatives of the Underwriters that the Underwriters propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession not in excess of $   per share. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of $   per share to certain
other dealers. After the public offering, the offering price and other selling terms may be changed by the Representatives of the Underwriters.

    The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 300,000 additional shares of Common Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the above table bears to 2,000,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 2,000,000 shares are being offered.

    The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Company and holders of approximately 1,651,838 shares of Common Stock have agreed not to offer, sell or otherwise dispose of any shares of such Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated on behalf of the Representatives of the Underwriters.

    In connection with this offering, certain Underwriters and selling group members (if any) or their respective affiliates who are qualified registered market makers on the Nasdaq National Market may engage in passive market making on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act during the two business day period before the commencement of the offers or sales of the Common Stock. The passive market making transactions must comply with applicable volume and price limits and be identified as such. In general, a passive market maker may display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered before the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. James Westra, who is a stockholder of Hutchins, Wheeler & Dittmar, is Assistant Clerk of the Company. Attorneys at Hutchins, Wheeler & Dittmar, A Professional Corporation, own an aggregate of 1,500 shares of the Company's Common Stock. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

    The financial statements of the Company and Focus as of December 31, 1993, 1994 and 1995 and for the years then ended included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Prompt at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995 appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    Upon the recommendation of the Company's Board of Directors, effective December 5, 1994, the Company engaged Arthur Andersen LLP to serve as the Company's independent accountants, dismissing KPMG Peat Marwick LLP. KPMG Peat Marwick LLP's report on the Company's financial statements for the years ended December 31, 1992 and 1993 did not contain an adverse opinion or disclaimer of opinion nor were any reports qualified or modified as to uncertainty, audit scope or accounting principles. The change in independent accountants did not result from any disagreement between the Company and KPMG Peat Marwick LLP on any manner of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                             ADDITIONAL INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the Nasdaq National Market and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. Copies of the Registration Statement and the exhibits may be inspected, without charge at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                           INCORPORATION BY REFERENCE

    The Company hereby incorporates by reference the documents listed in (a) through (i) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission (Commission File No. 0-25856).

        (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (Commission File No. 0-25856).

        (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 (Commission File No. 0-25856).

        (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (Commission File No. 0-25856).

        (e) The Company's Current Report on Form 8-K filed on April 18, 1996 (Commission File No. 0-25856).

        (f) The Company's Current Report on Form 8-K/A filed on May 8, 1996 (Commission File No. 0-25856).

        (g) The Company's Current Report on Form 8-K filed on June 27, 1996 (Commission File No. 0-25856).

        (h) The Company's Proxy Statement filed with the Commission pursuant to
    Section 14(a) of the Exchange Act of 1934, as amended, with respect to the Company's Special Meeting of Stockholders in lieu of its 1996 Annual Meeting.

        (i) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or on any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus, other than exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests should be submitted in writing to CRA Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109, Attention:
Martha Kuppens, Telephone Number: (617) 367-2163.

                             CRA MANAGED CARE, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                   PAGE
                                                                   ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.........................   F-2
CONSOLIDATED FINANCIAL STATEMENTS OF CRA MANAGED CARE, INC.
    Balance Sheets...............................................   F-3
    Statements of Operations.....................................   F-4
    Statements of Cash Flows.....................................   F-5
    Statements of Stockholders' Equity (Deficit).................   F-6
    Notes to Financial Statements................................   F-7

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.........................  F-20
FINANCIAL STATEMENTS OF FOCUS HEALTHCARE MANAGEMENT, INC.
    Balance Sheets...............................................  F-21
    Statements of Operations.....................................  F-22
    Statements of Shareholder's Equity (Deficit).................  F-23
    Statements of Cash Flows.....................................  F-24
    Notes to Financial Statements................................  F-25

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.........................  F-29
FINANCIAL STATEMENTS OF PROMPT ASSOCIATES, INC.
    Balance Sheets...............................................  F-30
    Statement of Operations......................................  F-31
    Statement of Cash Flows......................................  F-32
    Statement of Shareholder's Equity (Deficit)..................  F-33
    Notes to Financial Statements................................  F-34

CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS OF CRA MANAGED CARE,
  INC.,
  FOCUS HEALTHCARE MANAGEMENT, INC. AND PROMPT ASSOCIATES, INC.
  (UNAUDITED):
    Consolidated Pro Forma Balance Sheet.........................  F-39
    Consolidated Pro Forma Statement of Operations...............  F-40
    Notes to Pro Forma Financial Statements......................  F-41

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of CRA Managed Care, Inc.:

    We have audited the accompanying balance sheets of CRA Managed Care, Inc. (a Massachusetts corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CRA Managed Care, Inc. as of December 31, 1994 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 23, 1996

                             CRA MANAGED CARE, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                        --------------------------
                                                                            1994          1995
                                                                        ------------  ------------  SEPTEMBER 30,
                                                                                                        1996
                                                                                                    -------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents.........................................  $  2,197,000  $  3,005,000  $ 33,585,000
    Accounts receivable, less allowance for doubtful accounts of
      $380,000, $430,000 and $1,119,000 respectively..................    20,654,000    26,380,000    32,395,000
    Prepaid expenses..................................................       394,000       629,000       512,000
    Prepaid taxes.....................................................     1,084,000       319,000     1,173,000
                                                                        ------------  ------------  -------------
        Total current assets..........................................    24,329,000    30,333,000    67,665,000
Property and equipment, at cost.......................................     8,890,000    11,732,000    17,714,000
Less: Accumulated depreciation and amortization.......................     4,071,000     5,864,000    10,639,000
                                                                        ------------  ------------  -------------
        Net property and equipment....................................     4,819,000     5,868,000     7,075,000
Other assets:
    Deferred finance costs, net of accumulated amortization...........     1,890,000            --            --
    Excess of cost over fair value of net assets acquired.............            --            --    19,568,000
    Other assets......................................................       307,000       355,000       386,000
                                                                        ------------  ------------  -------------
        Total other assets............................................     2,197,000       355,000    19,954,000
                                                                        ------------  ------------  -------------
                                                                        $ 31,345,000  $ 36,556,000  $ 94,694,000
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Revolving credit facilities.......................................  $  4,716,000  $  4,300,000  $         --
    Current portion of long-term debt.................................     2,500,000     5,000,000        71,000
    Accrued interest expense..........................................       627,000        18,000            --
    Accounts payable and accrued expenses.............................     5,074,000     5,927,000     9,582,000
    Accrued payroll and related expenses..............................     5,803,000     7,595,000     9,403,000
    Accrued income taxes..............................................            --            --            --
                                                                        ------------  ------------  -------------
        Total current liabilities.....................................    18,720,000    22,840,000    19,056,000
Long-term debt........................................................    37,500,000            --         6,000
Long-term deferred tax liabilities....................................     3,638,000     2,056,000     2,422,000

Commitments and contingencies (Notes 8 and 12)

Stockholders' equity (deficit):
    Preferred Stock--$.01 par value, none, none and 1,000,000
      authorized; none issued and outstanding.........................            --            --            --
    Convertible Preferred Stock--Series A, no par value; 1,698,463, none and none authorized; 1,698,483, none and none issued and
      outstanding, respectively.......................................     9,249,000            --            --
    Common Stock--$.01 par value; none, 10,000,000 and 40,000,000 authorized; none, 7,372,424 and 8,907,532 shares issued and
      outstanding, respectively.......................................            --        74,000        89,000
    Common Stock--Class A, no par value; 10,000,000, none and none authorized; 4,700,000; none and none shares issued and
      outstanding, respectively.......................................         1,000            --            --
    Paid-in capital...................................................            --    36,839,000    90,743,000
    Retained earnings (deficit).......................................     3,103,000   (25,253,000)  (17,622,000 )
    Less: Treasury stock, 1,698,463, none and none shares,
      respectively....................................................   (40,866,000)           --            --
                                                                        ------------  ------------  -------------
        Total stockholders' equity (deficit)..........................   (28,513,000)   11,660,000    73,210,000
                                                                        ------------  ------------  -------------
                                                                        $ 31,345,000  $ 36,556,000  $ 94,694,000
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             CRA MANAGED CARE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                     SEPTEMBER 30,
                                         ----------------------------------------------  ------------------------------
                                              1993            1994            1995            1995            1996
                                         --------------  --------------  --------------  --------------  --------------
                                                                                                  (UNAUDITED)

Revenues...............................  $  100,546,000  $  121,295,000  $  146,055,000  $  107,881,000  $  131,032,000
Cost of services.......................      86,082,000     103,796,000     122,615,000      90,600,000     107,981,000
                                         --------------  --------------  --------------  --------------  --------------
        Gross profit...................      14,464,000      17,499,000      23,440,000      17,281,000      23,051,000
General and administrative expenses....       9,931,000       8,753,000      11,021,000       8,180,000      10,491,000
                                         --------------  --------------  --------------  --------------  --------------
        Operating income...............       4,533,000       8,746,000      12,419,000       9,101,000      12,560,000
Other (income) expense:
    Interest (income)..................         (11,000)        (62,000)             --              --        (446,000)
    Interest expense...................          16,000       4,087,000       2,484,000       2,260,000         658,000
    Other (income) expense.............          (5,000)        132,000              --              --              --
                                         --------------  --------------  --------------  --------------  --------------
        Total other (income) expense...              --       4,157,000       2,484,000       2,260,000         212,000
        Income before income taxes.....       4,533,000       4,589,000       9,935,000       6,841,000      12,348,000
Provision for income taxes
    Current year operations............         355,000       1,530,000       3,974,000       2,736,000       5,124,000
    Change in tax status...............              --       3,772,000              --              --              --
                                         --------------  --------------  --------------  --------------  --------------
        Total provision for income
          taxes........................         355,000       5,302,000       3,974,000       2,736,000       5,124,000
                                         --------------  --------------  --------------  --------------  --------------
Net income (loss) before extraordinary
  items                                       4,178,000        (713,000)      5,961,000       4,105,000       7,224,000
Loss on retirement of debt, net of
  taxes of $1,610,000..................              --              --      (2,460,000)     (2,460,000)             --
                                         --------------  --------------  --------------  --------------  --------------
Net income (loss)......................  $    4,178,000  $     (713,000) $    3,501,000  $    1,645,000  $    7,224,000
                                         --------------  --------------  --------------  --------------  --------------
                                         --------------  --------------  --------------  --------------  --------------
Actual and pro forma earnings per
  share:
    Pro forma net income
      (Note 2).........................                  $    2,753,000
                                                         --------------
                                                         --------------
    Net income before extraordinary
      items............................                  $         0.57  $         0.91  $         0.66  $         0.87
    Loss on retirement of debt, net of
      tax..............................                              --           (0.37)          (0.40)             --
                                                         --------------  --------------  --------------  --------------
    Net income.........................                  $         0.57  $         0.54  $         0.26  $         0.87
                                                         --------------  --------------  --------------  --------------
                                                         --------------  --------------  --------------  --------------
    Weighted average shares
      outstanding......................                       4,815,000       6,540,000       6,223,000       8,261,000
                                                         --------------  --------------  --------------  --------------
                                                         --------------  --------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             CRA MANAGED CARE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                 NINE MONTHS
                                                                        YEARS ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                                                               ------------------------------------------  ------------------------
                                                                   1993          1994           1995          1995         1996
                                                               -------------  -----------  --------------  -----------  -----------
                                                                                                                 (UNAUDITED)
Cash flows from operations:
  Net income (loss)..........................................  $   4,178,000  $  (713,000) $    3,501,000  $ 1,645,000  $ 7,224,000
  Items not requiring cash:
    Depreciation of property and equipment...................        847,000    1,274,000       1,601,000    1,224,000    2,081,000
    Provision for doubtful accounts..........................         15,000      353,000         186,000       50,000      183,000
    Amortization of deferred finance costs and debt
      discount...............................................             --      521,000         228,000      228,000           --
    Loss on retirement of debt...............................             --           --       3,912,000    3,912,000           --
    Loss on disposal of fixed assets.........................          1,000      134,000              --           --           --
    Provision for deferred tax income taxes..................        244,000    2,758,000         208,000           --           --
  Change in assets and liabilities:
    Accounts receivable......................................     (3,848,000)  (4,730,000)     (5,570,000)  (3,650,000)  (4,266,000)
    Prepaid expenses and deposits............................        311,000   (1,407,000)        344,000      131,000     (722,000)
    Accounts payable, accrued expenses and income taxes......      1,213,000    7,404,000        (296,000)  (2,656,000)   4,534,000
                                                               -------------  -----------  --------------  -----------  -----------
      Cash flows from operations.............................      2,961,000    5,594,000       4,114,000      884,000    9,034,000
Cash flows from investing activities:
  Purchase of property and equipment.........................     (1,763,000)  (2,788,000)     (2,492,000)  (1,628,000)  (1,960,000)
  Acquisitions of Focus and QMC3, net of cash acquired.......             --           --              --           --  (21,080,000)
  Proceeds from sale of property and equipment...............         24,000       13,000              --           --           --
  Cash surrender value of life insurance.....................        (22,000)     (23,000)        (12,000)          --           --
                                                               -------------  -----------  --------------  -----------  -----------
      Cash flows used for investing activities...............     (1,761,000)  (2,798,000)     (2,504,000)  (1,628,000) (23,040,000)
Cash flows from financing activities:
  Payments of note payable to bank and overdraft.............       (337,000)          --              --           --           --
  Dividends paid.............................................       (218,000)          --              --           --           --
  Borrowings (payments) under revolving credit facilities,
    net......................................................             --    4,716,000        (416,000)      84,000   (4,300,000)
  Proceeds from the issuance of Term Loan....................             --   17,000,000              --           --           --
  Payments on Term Loan......................................             --     (750,000)    (16,250,000) (16,250,000)          --
  Payments on capital leases.................................             --           --              --           --      (31,000)
  Proceeds from issuance of Senior Subordinated Notes........             --   21,000,000              --           --           --
  Payments on the Senior Subordinated Notes..................             --           --     (21,000,000) (21,000,000)          --
  Proceeds (payments) on issuance of Junior Subordinated
    Notes....................................................             --    5,000,000              --           --   (5,000,000)
  Payment on Junior Subordinated Notes.......................             --           --              --           --           --
  Proceeds from the issuance of Preferred Stock..............             --   10,000,000              --           --           --
  Proceeds from the sale of Common Stock.....................             --           --      40,250,000   40,250,000   55,200,000
  Proceeds for the sale of Common Stock under the employee
    stock purchase plan and stock option plan................             --           --         357,000           --    2,077,000
  Costs associated with the issuance of debt.................             --   (2,154,000)             --           --           --
  Costs associated with the issuance of Preferred Stock......             --     (751,000)             --           --           --
  Costs associated with the sale of Common Stock.............             --           --      (3,743,000)  (3,743,000)  (3,360,000)
  Repurchase of Common Stock.................................             --  (55,412,000)             --           --           --
                                                               -------------  -----------  --------------  -----------  -----------
      Cash flows used for financing activities...............       (555,000)  (1,351,000)       (802,000)    (659,000)  44,586,000
                                                               -------------  -----------  --------------  -----------  -----------
Net increase in cash and cash equivalents....................        645,000    1,445,000         808,000   (1,403,000)  30,580,000
Cash and cash equivalents, beginning of year.................        107,000      752,000       2,197,000    2,197,000    3,005,000
                                                               -------------  -----------  --------------  -----------  -----------
Cash and cash equivalents, end of period.....................  $     752,000  $ 2,197,000  $    3,005,000  $   794,000  $33,585,000
                                                               -------------  -----------  --------------  -----------  -----------
                                                               -------------  -----------  --------------  -----------  -----------
Supplemental disclosure of cash flow information:
  Interest paid..............................................  $      16,000  $ 2,902,000  $    2,865,000  $ 2,589,000  $   676,000
  Income taxes paid..........................................  $      48,000  $ 3,690,000  $    3,392,000  $ 2,940,000  $ 4,893,000

   The accompanying notes are an integral part of these financial statements.

                             CRA MANAGED CARE, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

                                                     SERIES A
                                                   CONVERTIBLE                CLASS A             $0.01 PAR VALUE
                                                 PREFERRED STOCK            COMMON STOCK           COMMON STOCK
                                             ------------------------  ----------------------  ---------------------
                                               NUMBER                    NUMBER                  NUMBER                 PAID-IN
                                              OF SHARES      VALUE      OF SHARES     VALUE    OF SHARES     VALUE      CAPITAL
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
Balance December 31, 1992..................           --  $        --    4,700,000  $   1,000          --  $      --  $         --
  Dividends on Common Stock................           --           --           --         --          --         --            --
  Net income...............................           --           --           --         --          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
Balance December 31, 1993..................           --           --    4,700,000      1,000          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
  Treasury stock purchase..................           --           --           --         --          --         --            --
  Treasury stock reissuance................           --           --           --         --          --         --            --
  Issuance of Preferred Stock..............    1,698,463    9,249,000           --         --          --         --            --
  Net loss.................................           --           --           --         --          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
Balance December 31, 1994..................    1,698,463    9,249,000    4,700,000      1,000          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
  Conversion of Convertible Preferred Stock
    into Class A Common Stock..............   (1,698,463)  (9,249,000)          --         --          --         --            --
  Conversion of Class A Common Stock into
    $0.01 par value Common Stock...........           --           --   (4,700,000)    (1,000)  4,700,000     47,000            --
  Sale of Common Stock at initial public
    offering...............................           --           --           --         --   2,515,625     25,000    36,482,000
  Common Stock issued for the acquisition
    of Alta Pacific Corporation............           --           --           --         --     136,150      2,000            --
  Common Stock issued under employee stock
    purchase plan and stock option plan....           --           --           --         --      20,649         --       357,000
Net income.................................           --           --           --         --          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
Balance December 31, 1995..................           --           --           --         --   7,372,424     74,000    36,839,000
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
  Sale of Common Stock at initial public
    offering...............................           --           --           --         --   1,200,000     12,000    51,828,000
  Common Stock issued for the acquisition
    of QMC3................................           --           --           --         --     230,441      2,000            --
  Common Stock issued under employee stock
    purchase plan and stock option plan....           --           --           --         --     104,667      1,000     2,076,000
Net income.................................           --           --           --         --          --         --            --
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
Balance September 30, 1996.................           --           --           --         --   8,907,532  $  89,000  $ 90,743,000
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------
                                             -----------  -----------  -----------  ---------  ----------  ---------  ------------


                                                                     SERIES A
                                                                  TREASURY STOCK            TOTAL
                                                            --------------------------  STOCKHOLDERS'
                                               RETAINED       NUMBER                        EQUITY
                                               EARNINGS      OF SHARES       VALUE        (DEFICIT)
                                             -------------  -----------  -------------  --------------
Balance December 31, 1992..................  $  11,895,000           --  $          --   $ 11,896,000
  Dividends on Common Stock................       (218,000)          --             --       (218,000)
  Net income...............................      4,178,000           --             --      4,178,000
                                             -------------  -----------  -------------  --------------
Balance December 31, 1993..................     15,855,000           --             --     15,856,000
                                             -------------  -----------  -------------  --------------
                                             -------------  -----------  -------------  --------------
  Treasury stock purchase..................             --   (2,303,000)   (55,412,000)   (55,412,000)
  Treasury stock reissuance................    (12,039,000)     604,537     14,546,000      2,507,000
  Issuance of Preferred Stock..............             --           --             --      9,249,000
  Net loss.................................       (713,000)          --             --       (713,000)
                                             -------------  -----------  -------------  --------------
Balance December 31, 1994..................      3,103,000   (1,698,463)   (40,866,000)   (28,513,000)
                                             -------------  -----------  -------------  --------------
                                             -------------  -----------  -------------  --------------
  Conversion of Convertible Preferred Stock
    into Class A Common Stock..............    (31,617,000)   1,698,463     40,866,000             --
  Conversion of Class A Common Stock into
    $0.01 par value Common Stock...........        (46,000)          --             --             --
  Sale of Common Stock at initial public
    offering...............................             --           --             --     36,507,000
  Common Stock issued for the acquisition
    of Alta Pacific Corporation............       (194,000)          --             --       (192,000)
  Common Stock issued under employee stock
    purchase plan and stock option plan....             --           --             --        357,000
Net income.................................      3,501,000           --             --      3,501,000
                                             -------------  -----------  -------------  --------------
Balance December 31, 1995..................    (25,253,000)          --             --     11,660,000
                                             -------------  -----------  -------------  --------------
                                             -------------  -----------  -------------  --------------
  Sale of Common Stock at initial public
    offering...............................             --           --             --     51,840,000
  Common Stock issued for the acquisition
    of QMC3................................        407,000           --             --        409,000
  Common Stock issued under employee stock
    purchase plan and stock option plan....             --           --             --      2,077,000
Net income.................................      7,224,000           --             --      7,224,000
                                             -------------  -----------  -------------  --------------
Balance September 30, 1996.................  $ (17,622,000)          --             --   $ 73,210,000
                                             -------------  -----------  -------------  --------------
                                             -------------  -----------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             CRA MANAGED CARE, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION AND CAPITALIZATION

    CRA Managed Care, Inc. (the "Company") was founded in 1978 and is a provider of field case management and specialized cost containment services designed to reduce workers' compensation costs. On March 8, 1994 the Company completed a recapitalization (the "Recapitalization"), which included the repurchase of 2,303,000 shares of Common Stock from the two principal stockholders of the Company for $55,412,000; and the sale of 1) 1,698,463 shares of Series A Preferred Stock for $10,000,000 to J. H. Whitney & Co. and affiliated companies ("Whitney", $9,000,000) and the First Union Corporation ("First Union", $1,000,0000), with each share being convertible into one share of Common Stock,
2) $17,000,000 principal amount of term loans (the "Term Loan") and a $10,000,000 revolving credit facility (the "Former Revolving Credit Facility") due March 31, 1999 at an interest rate of the Base Rate plus 1 1/3% or LIBOR plus 3% to First Union Bank of North Carolina ("First Union Bank"), 3) $21,000,000 principal amount of senior subordinated promissory notes (the "Senior Subordinated Notes") due March 8, 2001 at an interest rate of the 10.101% to Whitney ($19,000,000) and First Union ($2,000,000), and 4) $5,000,000
principal amount of junior subordinated notes (the "Junior Subordinated Notes") due March 9, 2002 at an interest rate of 10.0% to the Company's two principal stockholders.

    The Company incurred costs of $2,905,000 in connection with the Recapitalization of which $751,000 was assigned to the issuance of the Preferred Stock and $2,154,000 to the issuance of the debt. Furthermore, the Company issued 604,537 shares of Common Stock from its treasury stock to Whitney (546,962 shares) and First Union (57,575 shares) in connection with the issuance of the Senior Subordinated Notes. The Company assigned a value of $2,507,000 to these shares which was recorded as debt discount on the Senior Subordinated Notes.

    On March 15, 1995 the Board of Directors voted to restate the Company's Amended and Restated Articles of Organization. The effect of the restatement was
(i) to increase to 10,000,000 the number of authorized shares of Common Stock, to change the par value of the Common Stock to $.01 per share and to create a new class of preferred stock, $.01 par value.

    On May 10, 1995, the Company completed its initial public offering of 2,515,625 shares of its Common Stock, including the exercise of the underwriters over-allotment option, at a price of $16.00 per share, generating net proceeds to the Company of $36,507,000. These proceeds, supplemented by borrowings of $5,000,000 under a new credit facility (the "Credit Facility") with First Union Bank were used to repay fully the Term Loan ($16,250,000) and the Former Revolving Credit Facility ($4,226,000) with First Union Bank and the Senior Subordinated Notes ($21,000,000) issued to Whitney and First Union. The early repayment of this debt resulted in the Company recording a net loss on the retirement of debt of $2,460,000 comprised of the write-off of associated deferred finance costs ($1,772,000), debt discount on the Senior Subordinated Notes ($2,140,000) and fees associated with the termination of the interest rate swaps previously required by the former loan agreement ($158,000), offset by a tax benefit of $1,610,000.

    On October 23, 1995, the Company acquired Alta Pacific Corporation, a workers' compensation case management company with eight offices in the state of Washington, with revenues of approximately $3,000,000, in a pooling transaction for 136,150 shares of Common Stock, or approximately $2,900,000 in value, based upon the market value of the stock on the acquisition date. This acquisition was not material and the Company restated its opening retained earnings to reflect the net assets of Alta Pacific Corporation. As such, the results for the year ended December 31, 1995 include the operating results of Alta Pacific Corporation subsequent to the acquisition date.

    On April 2, 1996, the Company purchased Focus HealthCare Management, Inc. ("Focus") from United HealthCare Corporation for $21,000,000 in cash. Focus, based in Brentwood, Tennessee, has built and

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) maintains one of the nation's largest workers' compensation PPO networks, and last year had annual revenues of approximately $9,900,000. In order to finance this acquisition, the Company and First Union Bank signed an amendment to expand the Company's borrowing capacity under the Credit Facility to $40,000,000 under similar terms and conditions.

    The acquisition of Focus has been accounted for by the Company as a purchase whereby the basis for accounting for Focus' assets and liabilities are based upon their fair values at the date of acquisition. The preliminary allocation of the purchase price to the assets and liabilities of Focus is as follows:

 Estimated purchase price including fees and expenses:                $21,555,000

 Purchase price allocated to:
     Current assets                                                     1,795,000
     Property and equipment                                               929,000
     Other long term assets                                                 5,000
     Current liabilities                                                 (711,000)
     Long-term deferred tax liabilities                                  (324,000)
     Long-term capital leases                                             (39,000)
                                                                      -----------
         Net assets acquired                                            1,655,000
                                                                      -----------
 Excess of cost over fair value of net assets acquired                $19,900,000
                                                                      -----------

    The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on April 2, 1996, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation. The Company is amortizing the excess of cost over the fair value of net assets acquired (goodwill) over the thirty years on the straight line method.

(2)  ACTUAL, PRO FORMA AND SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE

  (A) EARNINGS PER SHARE

    Earnings per share for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996 has been calculated based on the weighted average number of shares of Common Stock and Common Stock equivalents outstanding during the year. Earnings per share for the year ended December 31, 1993 has not been presented as it is not meaningful.

  (B) PRO FORMA EARNINGS PER SHARE

    Pro forma earnings per share for the year ended December 31, 1994 has been calculated as if the Company had been subject to federal and state income taxes for the period based upon an effective tax rate indicative of the statutory rates in effect during the period (prior to the Recapitalization on March 8, 1994, the Company elected to be taxed as an S corporation on a cash basis, and accordingly, was not subject to federal income taxes and certain state income tax jurisdictions).

  (C) SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE--1995 (UNAUDITED)

    Supplemental pro forma earnings per share has been calculated as if the Company repaid the Term Loan, Former Revolving Credit Facility and Senior Subordinated Notes at the beginning of 1995 utilizing the net proceeds ($36,507,000) from its sale of Common Stock and borrowings under the Credit Facility

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
($5,000,000). The weighted average number of shares (7,376,000) is the actual weighted average number of common shares and common share equivalents outstanding plus the impact of the 2,515,625 shares of Common Stock that were sold on May 10, 1995. Supplemental pro forma net income and earnings per share for the year ended December 31, 1995 would have been $6,871,000 or $0.93 per share.

  (D) SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE--1996 (UNAUDITED)

    Supplemental pro forma earnings per share for the first nine months of 1996 has been calculated as if (i) the acquisition of Focus had been consummated at January 1, 1996, (ii) the Company repaid all its outstanding debt at the beginning of 1996 (including the additional borrowings of $21,000,000 to acquire Focus) utilizing the net proceeds of $51,840,000 from the sale of 1,200,000 shares of Common Stock in June, 1996 and (iii) the excess proceeds from the sale of Common Stock, after the repayment of debt, were invested in financial instruments generating a return of 6.0%. Supplemental pro forma revenue, net income and earnings per share for the nine months ended September 30, 1996 would have been $133,090,000 and $7,866,000 and $0.88, respectively. The supplemental pro forma weighted average number of shares of 8,928,000 is the actual weighted average number of shares of Common Stock and Common Stock equivalents outstanding plus the impact of the 1,200,000 shares of Common Stock that were sold.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  (B) REVENUE RECOGNITION

    The Company recognizes revenue primarily as services have been rendered based upon time and expenses incurred. A certain portion of the Company's revenues are derived from fee schedule auditing which is based on the number of charges reviewed, and to a limited extent, based on a percentage of savings achieved for the Company's customers. Accounts receivable at December 31, 1994, December 31, 1995 and March 31, 1996 include $3,734,000, $4,350,000 and
$4,350,000, respectively, of unbilled accounts receivable relating to services rendered prior to the period-end but not invoiced until after the period-end.

  (C) DEPRECIATION

    The Company provides for depreciation on property and equipment using straight-line and accelerated methods by charges to operations in amounts that allocate the cost of depreciable assets over their estimated lives as follows:

ASSET CLASSIFICATION                                                  ESTIMATED USEFUL LIFE
------------------------------------------------------------------  --------------------------
Furniture and fixtures                                                       7 Years
Office equipment                                                            3-5 Years
Automobiles                                                                  5 Years
Leasehold improvements                                                  The shorter of the
                                                                      life of lease or asset
                                                                               life

  (D) DEFERRED FINANCE COSTS

    Costs of $2,154,000 associated with the debt issued in connection with the Recapitalization was allocated to each debt instrument and was being amortized as interest expense over the life of the debt instruments

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) with lives ranging from five to six years. All deferred finance costs were written off as a result of the early retirement of debt in connection with the sale of Common Stock on May 10, 1995.

  (E) INCOME TAXES

    Prior to the Recapitalization, the Company had elected "S" corporation status under Section 1362 of the Internal Revenue Code. Accordingly, the Company was not liable for federal income taxes as income was taxed directly to the Company's stockholders. However, certain states in which the Company conducts its operations did not recognize "S" corporation status. As a result, the Company had provided for state income tax for these states.

    In connection with the Recapitalization, the Company was required to change from an "S" corporation to a "C" corporation and to report income on an accrual basis for tax purposes as opposed to a cash basis. This change resulted in the Company recording an incremental tax provision of $3,772,000.

    The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FASB 109"), for the year ended December 31, 1993 which required a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under FASB 109, the effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date.

    The adoption of FASB 109 did not impact the Company's statement of operations for the year ended December 31, 1993 and there was no cumulative effect as of the date of adoption.

  (F) FOREIGN CURRENCY TRANSLATION

    All assets and liabilities of the Company's Canadian office are translated at the year-end exchange rate while revenues and expenses are translated at the average exchange rate for the year.

  (G) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  REVOLVING CREDIT FACILITIES

  (A) CREDIT FACILITY

    On April 28, 1995, the Company entered into the $25,000,000 Credit Facility with First Union Bank. On March 29, 1996, the Company and First Union Bank signed an amendment to expand the Company's borrowing capacity under the Credit Facility to $40,000,000 under similar terms and conditions in order to finance the acquisition of Focus. Interest on borrowings under the Credit Facility will be payable, at the Company's option, at the First Union Bank's prime rate plus an additional percentage of up to 0.375%, or LIBOR plus an additional percentage of up to 1.875%, depending on certain financial criteria. At December 31, 1995, the Company had borrowings under the Credit Facility of $4,300,000 at an average rate of interest of 7.361%.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    The Credit Facility contains customary covenants, including, without limitation, restrictions on the incurrence of indebtedness, the sale of assets, certain mergers and acquisitions, the payment of dividends on the Company's capital stock, the repurchase or redemption of capital stock, transactions with affiliates, investments, capital expenditures and changes in control of the Company. Under the Credit Facility, the Company is also required to satisfy certain financial covenants, such as cash flow, capital expenditures and other financial ratio tests including current ratios and interest expense coverage ratios. The Company was in compliance with all such covenants during 1995. The ability of the Company to meet its debt service requirements and to comply with such covenants is dependent upon the Company's future performance, which is subject to financial, economic, competitive and other factors affecting the Company, some of which are beyond its control. The entire $40,000,000 of revolving credit is available for borrowing by the Company provided that the Company is prohibited from borrowing under the Credit Facility in order to finance the acquisition of other businesses unless the Company will have, immediately following any such acquisition, at least $5,000,000 available for additional working capital borrowings under the Credit Facility. The Company's obligations under the Credit Facility are secured by a first priority security interest in substantially all of the Company's properties and assets.

    The Company is required to pay First Union Bank a facility fee of 0.25% to 0.375% per annum, depending on certain financial criteria, on the unused portion of the Credit Facility as well as a quarterly agent fee of $3,750, payable in advance.

  (B) FORMER REVOLVING CREDIT FACILITY

    As part of the Recapitalization, the Company obtained the Former Revolving Credit Facility of $10,000,000 and the Term Loan of $17,000,000 (see below) through First Union Bank pursuant to a loan agreement (the "Former Loan Agreement"). The Former Revolving Credit Facility permitted borrowings by the Company of up to a maximum of $10,000,000, subject to certain borrowing base requirements, until maturity on March 31, 1999 at an interest a rate of the Base Rate plus 1 1/2% or LIBOR plus 3% (9.375% at December 31, 1994). At December 31, 1994, the Company had borrowings of $4,716,000.

    Under the former Loan Agreement, the Company was required to satisfy certain financial covenants, such as cash flow, capital expenditures and other financial ratio tests including current ratios and interest expense coverage ratios. The Company complied with or obtained waivers relative to the financial covenants through March 31, 1995.

    The Company was required to pay First Union Bank a facility fee of 0.5% per annum on the unused portion of the Former Revolving Credit Facility, quarterly in arrears, as well as a yearly agent fee of $25,000.

    For the years ended December 31, 1993, 1994 and 1995, the weighted average borrowings under these revolving credit facilities were $250,000, $3,404,000 and $4,903,000, respectively and the weighted average interest rates were 6.43%, 7.39% and 8.55%, respectively.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5)  LONG-TERM DEBT

                                                                                 DECEMBER 31,
                                                                             --------------------  SEPTEMBER 30,
                                                                               1994       1995          1996
                                                                             ---------  ---------  --------------
Term Loan, less current portion of $2,500,000..............................  $  13,750  $      --    $       --
Senior Subordinated Notes, net of unamortized debt discount of
 $2,250,000................................................................     18,750         --            --
Junior Subordinated Notes, less current portion of $5,000,000..............      5,000         --            --
Capital Lease Obligations, less current portion of $71,000.................         --         --             6
                                                                             ---------  ---------       -------
                                                                             $  37,500  $      --    $        6
                                                                             ---------  ---------       -------
                                                                             ---------  ---------       -------

  (A) TERM LOAN

    Pursuant to the Former Loan Agreement with First Union Bank, the Company obtained a $17,000,000 Term Loan due March 31, 1999 at an interest rate of the Base Rate plus 1 1/2% or LIBOR plus 3% (9.375% at December 31, 1994). The Term Loan required quarterly principal payments of $250,000 beginning June 30, 1994 through March 31, 1995, $750,000 beginning June 30, 1995 through March 31, 1997, $1,000,000 beginning June 30, 1997 through December 31, 1998 and a final payment of $3,000,000 on March 31, 1999. The Term Loan was repaid in full on May 10, 1995.

    As required by the Former Loan Agreement, the Company entered into an interest rate swap that limited LIBOR to 8% on $8,500,000 of Term Loan borrowings through June 14, 1997. In order to mitigate the up front cost of this interest rate swap, the Company entered into another interest rate swap, which also matured on June 14, 1997. This swap set the LIBOR floor on $3,250,000 of these borrowings at 8%. These agreements resulted in the Company recording additional interest expense of approximately $53,000 and $13,000 for the years ended December 31, 1994 and 1995, respectively. These financial instruments were terminated at a cost of $158,000 during the second quarter of 1995 due to the repayment of the debt and this cost is included in Loss on Retirement of Debt.

  (B) SENIOR SUBORDINATED NOTES

    The Company issued $21,000,000, principal amount, of Senior Subordinated Notes due March 8, 2001 at an interest rate of the 10.101% to Whitney ($19,000,000) and First Union ($2,000,000). Furthermore, the Company issued 604,538 shares of its treasury stock to Whitney (546,963 shares) and First Union (57,575 shares) in connection with the issuance of the Senior Subordinated Notes, to which the Company assigned a value of $2,507,000 at the date of issuance, which was reflected as debt discount on the Senior Subordinated Notes and was being amortized as interest expense over the life of the debt.The Senior Subordinated Notes were repaid in full on May 10, 1995 and the associated debt discount was written off and was included in Loss on Retirement of Debt.

    Similar to the Former Loan Agreement, the Senior Subordinated Notes agreement also required the Company to satisfy certain financial covenants. The Company complied with or obtained waivers relative to such financial covenants.

  (C) JUNIOR SUBORDINATED NOTES

    In connection with the repurchase of 2,303,000 shares of Common Stock from the two principal stockholders of the Company as part of the Recapitalization, the Company issued $5,000,000, principal

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) amount, of Junior Subordinated Notes due March 9, 2002 at an interest rate of 10.0%. On January 16, 1996 the Company retired the 10% Junior Subordinated Notes utilizing borrowings under the Credit Facility.

(6)  INCOME TAXES

    The provision for income taxes consisted of the following for the years ended December 31, 1993, 1994 and 1995:

                                                          1993         1994          1995
                                                       ----------  ------------  ------------
Current:
  Federal............................................  $       --  $  1,777,000  $  1,658,000
  State..............................................     111,000       767,000       498,000
                                                       ----------  ------------  ------------
                                                          111,000     2,544,000     2,156,000
Deferred:
  Federal............................................          --     2,822,000       166,000
  State..............................................     244,000       (64,000)       42,000
                                                       ----------  ------------  ------------
                                                          244,000     2,758,000       208,000
                                                       ----------  ------------  ------------
    Total............................................  $  355,000  $  5,302,000  $  2,364,000
                                                       ----------  ------------  ------------
                                                       ----------  ------------  ------------

    Significant items making up deferred tax liabilities and deferred tax assets were as follows at December 31:

                                                                        1994          1995
                                                                    ------------  ------------
Deferred Tax Assets:
  Allowance for doubtful accounts.................................  $    152,000  $    169,000
  Accrued expenses................................................       564,000       452,000
                                                                    ------------  ------------
                                                                    $    716,000  $    621,000
                                                                    ------------  ------------
                                                                    ------------  ------------
Deferred Tax liabilities:
  Book to tax depreciation........................................  $     52,000  $    180,000
  Change in tax status............................................     4,302,000     2,497,000
                                                                    ------------  ------------
                                                                    $  4,354,000  $  2,677,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    A reconciliation of the federal statutory rate to the Company's effective tax rate for the years ended December 31, 1994 and 1995 is as follows:

                                                                             1994          %          1995          %
                                                                         ------------  ---------  ------------  ---------
Tax provision at federal statutory rate................................  $  1,560,000       34.0% $  1,994,000       34.0%
Income prior to Recapitalization, taxes as an S corporation............      (352,000)      (7.7)           --         --
State taxes, net of federal income tax benefit.........................       228,000        5.0       356,000        6.1
Items not deductible for tax purposes and other items..................        94,000        2.0        14,000        0.2
                                                                         ------------        ---  ------------        ---
                                                                         $  1,530,000       33.3% $  2,364,000       40.3%
                                                                         ------------        ---  ------------        ---
                                                                         ------------        ---  ------------        ---

    Prior to the Recapitalization, the Company was an S corporation under
Section 1362 of the Internal Revenue Code. The tax provision in prior years resulted from certain states that do not recognize S corporation status.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    In connection with the Recapitalization, the Company was required to change from an S corporation to a C corporation and to report income on an accrual basis for tax purposes as opposed to a cash basis. This change resulted in the Company recording an incremental tax provision of $3,772,000.

(7)  STOCKHOLDERS' EQUITY

  (A) PREFERRED STOCK

    Pursuant to the Articles of Organization, the Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue shares of Preferred Stock in one or more classes or one or more series within each class. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividends rights, conversion rights and redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

    The Company has granted the Board of Directors authority to designate and issue Preferred Stock and to determine its rights and preferences to eliminate delays associated with a stockholder vote on specific issues. The issuances of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

  (B) CONVERTIBLE PREFERRED STOCK

    Each share of the Series A Convertible Preferred Stock could have been converted by the holder into a share of Class A Common Stock subject to certain antidilution adjustments. The holders of the Series A Convertible Preferred Stock were entitled to receive dividends or distributions on an as-converted basis equal to amounts declared by the Company on its Common Stock. The holders of Series A Convertible Preferred Stock were entitled to vote with the holders of Class A Common Stock on an as converted basis.

    The Company could require the conversion of all outstanding Series A Convertible Preferred Stock in connection with a qualified initial public offering. The Company exercised this option in connection with the sale of Common Stock on May 10, 1995 and subsequently canceled, retired and eliminated all shares of Series A Convertible Preferred Stock from the Company's authorized shares.

  (C) CLASS A COMMON STOCK

    All shares of Class A Common Stock were converted into $.01 par value Common Stock in connection with the sale of Common Stock on May 10, 1995 and the Company subsequently canceled, retired and eliminated all shares of Class A Common Stock from the Company's authorized shares.

(8)  COMMITMENTS

    The Company leases certain office facilities and office equipment from related parties under leases that expire on various dates through December 31, 2003. Certain leases require the Company to pay increases in operating costs and real estate taxes. In addition, the Company leases certain office facilities from unrelated parties under operating lease agreements that expire on various dates to July 31, 2000.

    Certain motor vehicles are leased from unrelated parties under noncancellable operating leases that expire on various dates through December 31, 1997. During 1993, the Company purchased from a related party, office equipment that had been leased. The purchase price was the estimated fair value of the equipment.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    The following is a schedule of rent expense by major category for the years ended December 31:

                                                          1993          1994          1995
                                                      ------------  ------------  ------------
Facilities--related parties.........................  $  1,310,000  $    714,000  $    726,000
Facilities--unrelated parties.......................     2,121,000     2,673,000     3,199,000
                                                      ------------  ------------  ------------
                                                         3,431,000     3,387,000     3,925,000
Office equipment--unrelated parties.................       121,000       150,000       190,000
Computer equipment--related parties.................       369,000            --            --
Automobiles--unrelated parties......................     1,798,000     2,181,000     2,638,000
                                                      ------------  ------------  ------------
  Total rent expense................................  $  5,719,000  $  5,718,000  $  6,753,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    The following is a schedule of future minimum lease payments under noncancellable operating leases for the years ending December 31:

                                                     RELATED       UNRELATED
YEAR                                                 PARTIES        PARTIES         TOTAL
-------------------------------------------------  ------------  -------------  -------------
  1996...........................................  $    726,000  $   4,872,000  $   5,598,000
  1997...........................................       726,000      3,559,000      4,285,000
  1998...........................................       726,000      1,877,000      2,603,000
  1999...........................................       726,000      1,022,000      1,748,000
  2000...........................................       726,000        537,000      1,263,000
Thereafter.......................................     2,179,000        227,000      2,406,000
                                                   ------------  -------------  -------------
                                                   $  5,809,000  $  12,094,000  $  17,903,000
                                                   ------------  -------------  -------------
                                                   ------------  -------------  -------------

(9)  EMPLOYEE RETIREMENT PLANS AND SALARY CONTINUATION PROGRAMS

  (A) PROFIT SHARING PLAN

    All employees who were at least 21 years of age and had completed 12 months of service in which they worked at least 1,000 hours were eligible to participate in the Profit Sharing Plan. The Company made discretionary contributions to this plan each year out of its profits. Qualified employees were entitled to receive 100% of the contributions upon retirement, death or disability. The amount contributed to the plan was determined by the Company's Board of Directors, and the participants could not contribute directly to the plan.

    The Company elected not to contribute to the Profit Sharing Plan for the year ended December 31, 1994 and made contributions of $144,000 for the year ended December 31, 1993. This plan was terminated and contributions made to the plan were consolidated and combined with the 401(k) Plan.

  (B) 401(K) PLAN

    The Company has a defined contribution plan (the "401(k) Plan") pursuant to which employees who are at least 21 years of age and who have completed at least six months of service are eligible to participate. Participants in the 401(k) Plan may not contribute more than the lesser of a specified statutory amount or 15% of his or her pre-tax total compensation. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by the Company. Employees are 100% vested in their own contributions while Company contributions vest 20% after three years and vest an additional 20% each year thereafter.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    Under the 401(k) Plan, the Company has the option of matching up to 50% of participants' pretax contributions up to a maximum of 6% of compensation. For the years ended December 31, 1993, 1994 and 1995, respectively, the Board of Directors has elected to match 50% of 4% of compensation.

    The company made net contributions to this plan of $439,000, $518,000 and $581,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

  (C) ALTA PACIFIC 401(K) PROFIT SHARING PLAN

    The Company's subsidiary, Alta Pacific Corporation has a defined contribution plan (the "Alta Pacific 401(k) Profit Sharing Plan") pursuant to which employees of Alta Pacific Corporation who are at least 21 years of age and who have completed at least six months of service are eligible to participate. Participants in the Alta Pacific 401(k) Plan may not contribute more than the specific statutory amount. The Alta Pacific Profit Sharing 401(k) Plan permits, but does not require, additional contributions to the Alta Pacific 401(k) Profit Sharing Plan by Alta Pacific Corporation. Alta Pacific Corporation does not make contributions for any employees unless they have worked at least 1,000 hours. Employees are 100% vested in their own contributions while contributions by Alta Pacific Corporation vest 20% after two years and 20% each year thereafter.

    Alta Pacific Corporation made contributions to this plan of $93,000, $64,000 and $73,000 for the years ended December 31, 1993, 1994 and 1995, respectively. It is expected that this plan will be terminated and contributions made to the plan will be consolidated and combined with the 401(k) Plan.

  (D) EMPLOYMENT AGREEMENTS

    Lois E. Silverman and Donald J. Larson are each party to separate employment agreements with the Company, dated as of March 8, 1994 (the "Employment Agreements"). The Employment Agreements have initial terms of five years unless earlier terminated as provided therein; Ms. Silverman may terminate her Employment Agreement as of March 8, 1997, if notice is provided one year prior to such date. The terms of the Employment Agreements may be automatically renewed for additional one year terms, subject to limitations contained therein. The Company may terminate Ms. Silverman and/or Mr. Larson for cause, as defined therein, and Ms. Silverman and Mr. Larson may terminate their respective Employment Agreements for Good Reason, as defined therein. The Employment Agreements contain provisions pursuant to which Ms. Silverman and Mr. Larson agree not to disclose any proprietary information of the Company and also agree not to compete with the Company (in the U.S., Canada or any other country in which the Company does business, or take steps to do business before termination of their employment), or solicit its employees, for the term of the Employment Agreements and up to two years after termination of employment, for any reason.

    Three other executive officers have been afforded continuation of salary protection for one year if their employment with the Company is terminated without cause.

(10)  STOCK PLANS

  (A) 1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The Non-Employee Director Plan (the "Director Plan") provides for the grant of options to acquire up to 94,000 shares of Common Stock, in such amounts, on such terms and to such non-employee Directors as the administrators of the Director Plan may select, in accordance with the terms of the Director Plan. Options granted under the Director Plan are not intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Director Plan is administered by a committee of the Board of Directors of the Company, consisting of two or more members appointed by the

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
Board of Directors of the Company, which selects the optionees and determines the number of shares, vesting schedule and duration of each option (not to exceed 10 years). Options granted under the Director Plan must have an exercise price equal to the fair value of the Common Stock of the Company, as determined by such committee, on the date of grant. As of December 31, 1995, options to purchase 47,000 shares of Common Stock at an exercise price of $5.89 per share had been granted under the Director Plan, all of which were outstanding and 7,833 of which were exercisable.

    Options granted under the Director Plan automatically vest no later than 10 years from the date of grant; however, pursuant to separate option agreements between the Company and its optionees under the Director Plan, the options granted to date become vested ratably over a three year period on the anniversary of the grant date. Upon the sale of all stock or assets of the Company, the options fully vest and become exercisable immediately.

  (B) 1994 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN

    The Company's 1994 Time Accelerated Restricted Stock Option Plan (the "1994 Stock Option Plan") provides for the grant of options to acquire up to 376,000 shares of Common Stock, in such amounts, on such terms and to such officers and other key employees as the administrators of the 1994 Stock Option Plan may select. Options granted under the 1994 Stock Option Plan are not intended to qualify as Incentive Stock Options under the Code. The 1994 Stock Option Plan is administered by the Board of Directors of the Company and provides that all of the options shall have a per share exercise price equal to the fair market value of the Common Stock on the date of such grant, as determined by the Board of Directors. At December 31, 1995, options to purchase 338,200 shares of Common Stock at an average exercise price of $10.57 per share were outstanding, of which 109,940 were exercisable.

    Options granted under the 1994 Stock Option Plan become fully exercisable no later than the tenth anniversary of the date of grant, and no option may have a term in excess of ten years and six months from the date of grant. The stock option agreements pursuant to which options have been granted under the 1994 Stock Option Plan provide for accelerated vesting each year of 10% to 20% of the shares subject to the option in the event certain financial tests are met, commencing with respect to the fiscal year ended December 31, 1994. The Board of Directors may accelerate all options upon a sale or conveyance of all or substantially all of the assets, or a change in control of the Company, which includes, among other events, the acquisition by any person who owned less than 10% of the outstanding Common Stock becoming the beneficial owner of at least 51% of the Common Stock. All recipients of options under the 1994 Stock Option Plan to date were required to execute a Non-Competition and Non-Disclosure Agreement as a condition to any such option grant.

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

SUMMARY OF STOCK OPTION PLAN ACTIVITY

                                                                                 OUTSTANDING OPTIONS
                                                                              -------------------------
                                                                                           PRICE PER
                                                            RESERVED SHARES    NUMBER        SHARE
                                                            ----------------  ---------  --------------
Balance December 31, 1993.................................             --            --  $           --
  Reserved................................................        470,000            --              --
  Granted.................................................             --       251,450  $         5.89
  Exercised...............................................             --            --              --
  Canceled................................................             --            --              --
                                                                  -------     ---------  --------------
Balance December 31, 1994.................................        470,000       251,450  $         5.89
  Reserved................................................             --            --              --
  Granted.................................................             --       145,500  $  5.89-$22.75
  Exercised...............................................             --        (2,350) $         5.89
  Canceled................................................             --        (9,400) $         5.89
                                                                  -------     ---------  --------------
Balance December 31, 1995.................................        470,000       385,200  $  5.89-$22.75
                                                                  -------     ---------  --------------
                                                                  -------     ---------  --------------

  (C) 1995 EMPLOYEE STOCK PURCHASE PLAN

    The 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") for employees of the Company authorizes the issuance of a maximum of 235,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

    The 1995 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company whose customary employment is 20 hours or more per week and have been employed by the Company for at least six months are eligible to participate in the 1995 Purchase Plan. Employees who own 5% or more of the Company's stock and directors who are not employees of the Company may not participate in the 1995 Purchase Plan. To participate in the 1995 Purchase Plan, an employee must authorize the Company in writing to deduct an amount (not less than 1% nor more than 10% of a participant's base compensation and in any event not more than $12,500) from his or her pay during six month periods commencing on January 1 and July 1 of each year (each a "Purchase Period"). On the first day of each Purchase Period, the Company grants to each participating employee an option to purchase up to 500 shares of Common Stock. The exercise price for shares purchased under the 1995 Purchase Plan for each Purchase Period is the lesser of 85% of the fair market value of the Common Stock on the first or last business day of the Purchase Period. The fair market value will be the closing selling price of the Common Stock as quoted. If an employee is not a participant on the last day of the Purchase Period, such employee is not entitled to purchase any shares during such Purchase Period, and the amount of his or her accumulated payroll deduction will be refunded to the employee. An employee's rights under the 1995 Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

    Common Stock for the 1995 Purchase Plan will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased in the open market. The Company issued 18,299 shares of Common Stock at a price of $18.73 per share for the first Purchase Period ended December 31, 1995.

    The Financial Accounting Standards Board ("FASB") issued a new standard on "Accounting for Stock-Based Compensation". The Company will adopt the disclosure requirements of the new standard effective

                             CRA MANAGED CARE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED) for the fiscal year ended December 31, 1996. This standard establishes the financial accounting and disclosure requirements for stock-based employee compensation plans. These plans include all arrangements by which an employee receives shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based upon the price of the employer's stock such as the stock option and stock purchase plans described above. At a minimum, the new standard requires the Company to disclose the pro forma effect, if any, that would have been recognized in the income statement if the fair value based method of accounting for the stock-based employee compensation plans had been used. The Company is completing its analysis of the impact of this new accounting standard and has not yet fully quantified the impact of this standard.

(11)  RELATED PARTY TRANSACTIONS

    The Company had the following related party transactions during the years ended December 31, 1993, 1994 and 1995 (also see Note 4, "Revolving Credit Facilities," Note 5, "Long-term Debt" and Note 8, "Commitments"):

  (A) COLONIAL REALTY TRUST

    The Company made rental payments to Colonial Realty Trust of $1,310,000, $714,000 and $726,000 for the years ended December 31, 1993, 1994 and 1995, respectively. Colonial Realty Trust is a real estate company owned by two principal stockholders of the Company.

  (B) COMPUTER EQUIPMENT SYSTEMS

    The Company made computer rental payments to Computer Equipment Systems of $369,000 for the year ended December 31, 1993 while the Company made no payments in 1994 and 1995. Computer Equipment Systems was a computer rental company, which has since been liquidated, owned by two principal stockholders of the Company.

  (C) WHITNEY

    Whitney was paid an equity placement fee of $500,000 in connection with the issuance of the Series A Convertible Preferred Stock, a debt placement fee of $630,000 in connection with the issuance of the Senior Subordinated Notes and management fees of $100,000 for the year ended December 31, 1994. The Company also reimburses Whitney for reasonable out-of-pocket expenses incurred in connection with attending to the Company's business.

  (D) FIRST UNION BANK

    The Company paid First Union Bank a commitment fee of $405,000 which was capitalized as Deferred Finance Costs and was being amortized over the life of the debt and an up front agent fee of $50,000 at the closing of the loans on March 7, 1994. The Company also paid First Union Bank a commitment fee of $63,000 in connection with the establishment of the Credit Facility and an amendment fee of $88,5000 associated with the expansion of the Credit Facility's borrowing capacity to $40,000,000.

(12)  LEGAL MATTERS

    The Company is party to certain claims and litigation initiated in the ordinary course of business. The Company is not involved in any legal proceeding that it believes will result, individually or in the aggregate, in a material adverse effect upon its financial condition or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Focus Healthcare Management, Inc.:

    We have audited the accompanying balance sheets of Focus Healthcare Management, Inc. ("Focus") as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995. We have also audited the statements of operations, shareholder's equity (deficit) and cash flows of Focus Healthcare Management, Inc. (the Predecessor) for the year ended December 31, 1993. These financial statements are the responsibility of the Focus' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Focus as of December 31, 1994 and 1995, and the results of the operations of Focus and the Predecessor and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 27, 1996

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ----------------------------
                                                                          1994           1995
                                                                      -------------  -------------    MARCH 31,
                                                                                                        1996
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $      58,000  $      62,000  $      16,000
  Accounts receivable, net of allowance for doubtful accounts of
    $493,000, $388,000 and $388,000 in December 31, 1994 and 1995,
    and March 31, 1996, respectively................................      2,465,000      1,464,000      1,745,000
  Prepaid expenses and other current assets.........................        134,000         66,000         34,000
                                                                      -------------  -------------  -------------
        Total current assets........................................      2,657,000      1,592,000      1,795,000
PROPERTY AND EQUIPMENT, NET.........................................      2,139,000      1,067,000        929,000
OTHER ASSETS........................................................          6,000          5,000          5,000
GOODWILL, NET.......................................................     29,275,000     28,526,000     28,339,000
                                                                      -------------  -------------  -------------
        Total assets................................................  $  34,077,000  $  31,190,000  $  31,068,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------


                                      LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of capital lease obligations......................  $      84,000  $      70,000  $      69,000
  Accounts payable..................................................        375,000        240,000        310,000
  Accrued expenses..................................................      1,206,000        137,000        176,000
  Accrued taxes.....................................................         30,000         18,000          2,000
  Other current liabilities.........................................        267,000        139,000        154,000
  Intercompany payable, net.........................................      3,165,000      1,488,000      1,479,000
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................      5,127,000      2,092,000      2,190,000
                                                                      -------------  -------------  -------------
CAPITAL LEASE OBLIGATIONS...........................................        126,000         55,000         39,000
DEFERRED TAXES......................................................             --        324,000        324,000
COMMITMENTS AND CONTINGENCIES (Notes 3 and 5).......................
SHAREHOLDER'S EQUITY:
  Parent Company investment.........................................     30,965,000     30,965,000     30,965,000
  Accumulated deficit...............................................     (2,141,000)    (2,246,000)    (2,450,000)
                                                                      -------------  -------------  -------------
        Total shareholder's equity..................................     28,824,000     28,719,000     28,515,000
                                                                      -------------  -------------  -------------
        Total liabilities and shareholder's equity..................  $  34,077,000  $  31,190,000  $  31,068,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS

                                                      (PREDECESSOR)                     (FOCUS)
                                                      --------------  -------------------------------------------
                                                                                                   FOR THE THREE
                                                           FOR THE YEARS ENDED DECEMBER 31,         MONTHS ENDED
                                                      -------------------------------------------
                                                           1993           1994           1995
                                                      --------------  -------------  ------------    MARCH 31,
                                                                                                        1996
                                                                                                   --------------
                                                                                                    (UNAUDITED)
REVENUES:
  Case management...................................   $  7,625,000   $   4,740,000  $         --   $         --
  Network access fees...............................     10,207,000       9,367,000     9,295,000      2,227,000
  Fee schedule audit................................      1,537,000         856,000       613,000        100,000
                                                      --------------  -------------  ------------  --------------
        Total revenues..............................     19,369,000      14,963,000     9,908,000      2,327,000
                                                      --------------  -------------  ------------  --------------
COSTS AND EXPENSES:
  Cost of services..................................     18,796,000      14,811,000     7,347,000      1,926,000
  General and administrative........................      2,271,000       3,124,000     2,269,000        605,000
                                                      --------------  -------------  ------------  --------------
        Total costs and expenses....................     21,067,000      17,935,000     9,616,000      2,531,000
                                                      --------------  -------------  ------------  --------------
(LOSS) INCOME FROM OPERATIONS.......................     (1,698,000)     (2,972,000)      292,000       (204,000)
INTEREST EXPENSE (INCOME) NET.......................         95,000        (112,000)        2,000             --
                                                      --------------  -------------  ------------  --------------
(LOSS) INCOME BEFORE PROVISION INCOME TAXES.........     (1,793,000)     (2,860,000)      290,000       (204,000)
PROVISION FOR INCOME TAXES..........................        100,000          19,000       395,000             --
                                                      --------------  -------------  ------------  --------------
NET LOSS............................................   $ (1,893,000)  $  (2,879,000) $   (105,000)  $   (204,000)
                                                      --------------  -------------  ------------  --------------
                                                      --------------  -------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            REDEEMABLE         COMMON STOCK         ADDITIONAL
                             PREFERRED    -----------------------    PAID-IN      ACCUMULATED    TREASURY
                               STOCK        SHARES      AMOUNT       CAPITAL        DEFICIT       STOCK        TOTAL
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
BALANCE, DECEMBER 31,
  1992...................  $  10,722,000   3,667,000   $   2,000   $    617,000   $(10,285,000) $ (432,000) $    624,000
  Exercise of stock
    options..............             --      68,000          --          8,000            --           --         8,000
  Accretion of preferred
    stock to redemption
    value................      1,264,000          --          --             --    (1,264,000)          --            --
  Net loss...............             --          --          --             --    (1,893,000)          --    (1,893,000)
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
BALANCE DECEMBER 31,
  1993...................     11,986,000   3,735,000       2,000        625,000   (13,442,000)    (432,000)   (1,261,000)
  Exercise of stock
    options..............             --     198,000          --         34,000            --           --        34,000
  Elimination of
    Predecessor
    stockholder's
    equity...............    (11,986,000) (3,933,000)     (2,000)      (659,000)   14,180,000      432,000     1,965,000
  Acquisition by United
    and push-down of
    purchase price.......             --          --          --     30,965,000            --           --    30,965,000
  Net loss...............             --          --          --             --    (2,879,000)          --    (2,879,000)
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
BALANCE DECEMBER 31,
  1994...................             --          --          --     30,965,000    (2,141,000)          --    28,824,000
  Net Loss...............             --          --          --             --      (105,000)          --      (105,000)
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
BALANCE DECEMBER 31,
  1995...................             --          --          --     30,965,000    (2,246,000)          --    28,719,000
  Net loss for the three
    months ended March
    31, 1996
    (unaudited)..........             --          --          --             --      (204,000)          --      (204,000)
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
BALANCE, MARCH 31, 1996..  $          --          --   $      --   $ 30,965,000   $(2,450,000)  $       --  $ 28,515,000
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------
                           -------------  ----------  -----------  ------------  -------------  ----------  ------------

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                        (PREDECESSOR)                    (FOCUS)
                                                        --------------  ------------------------------------------
                                                                                                    FOR THE THREE
                                                             FOR THE YEARS ENDED DECEMBER 31,        MONTHS ENDED
                                                        ------------------------------------------
                                                             1993           1994          1995
                                                        --------------  ------------  ------------    MARCH 31,
                                                                                                         1996
                                                                                                    --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................   $ (1,893,000)  $ (2,879,000) $   (105,000)   $ (204,000)
  Adjustment to reconcile net loss to net cash
    provided by operating activities--
    Deprecation and amortization......................      1,038,000      2,211,000     1,778,000       397,000
    Loss on sale of property and equipment............         (5,000)            --            --            --
    Transfers of property and equipment (to) from
      United, net.....................................             --       (211,000)      203,000            --
    Deferred taxes....................................             --             --       324,000            --
    Changes in assets and liabilities--
      Decrease (increase) in accounts receivable......        457,000       (250,000)    1,001,000      (281,000)
      (Increase) decrease in prepaid expenses and
        other current assets..........................       (176,000)       152,000        68,000        34,000
      Decrease in other assets........................        486,000          5,000         1,000            --
      Increase (decrease) in accounts payable.........      1,387,000     (1,563,000)     (134,000)       70,000
      Decrease in accrued expenses....................       (603,000)      (617,000)   (1,082,000)       21,000
      Increase (decrease) in other current
        liabilities...................................        168,000         99,000      (128,000)       15,000
      Increase (decrease) in intercompany payable.....             --      3,165,000    (1,677,000)       (9,000)
                                                        --------------  ------------  ------------  --------------
        Net cash provided by operating activities.....        859,000        112,000       249,000        43,000
                                                        --------------  ------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..................     (2,174,000)      (487,000)     (161,000)      (72,000)
                                                        --------------  ------------  ------------  --------------
        Net cash used in investing activities.........     (2,174,000)      (487,000)     (161,000)      (72,000)
                                                        --------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Exercise of stock options...........................          8,000         34,000            --            --
  Acquisition of Focus by United......................             --      3,294,000            --            --
  Proceeds (payment) of long-term debt, net...........      1,315,000     (2,867,000)           --            --
  Payment of capital lease obligations................       (248,000)       (29,000)      (84,000)      (17,000)
                                                        --------------  ------------  ------------  --------------
        Net cash provided by (used in) financing
          activities..................................      1,075,000        432,000       (84,000)      (17,000)
                                                        --------------  ------------  ------------  --------------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......       (240,000)        57,000         4,000       (46,000)
                                                        --------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                241,000          1,000        58,000        62,000
                                                        --------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............   $      1,000   $     58,000  $     62,000    $   16,000
                                                        --------------  ------------  ------------  --------------
                                                        --------------  ------------  ------------  --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest............   $    195,000   $     47,000  $     16,000    $       --
                                                        --------------  ------------  ------------  --------------
                                                        --------------  ------------  ------------  --------------
  Cash paid during the period for taxes...............   $    205,000   $    747,000  $     74,000    $   16,000
                                                        --------------  ------------  ------------  --------------
                                                        --------------  ------------  ------------  --------------
SCHEDULE OF NONCASH INVESTING AND FINANCING
 ACTIVITIES:
  Accretion of redeemable preferred stock.............   $  1,264,000   $         --  $         --    $       --
                                                        --------------  ------------  ------------  --------------
                                                        --------------  ------------  ------------  --------------
  Capital lease assets acquired and obligations
    incurred..........................................   $     13,000   $         --  $         --    $       --
                                                        --------------  ------------  ------------  --------------
                                                        --------------  ------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

                       FOCUS HEALTHCARE MANAGEMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Focus Healthcare Management, Inc. ("Focus") was incorporated in the State of Tennessee in February 1986 to develop and operate managed care programs related to workers' compensation and to provide administrative services for self-insuring employers, insurance carriers and others.

    On December 20, 1993, Focus was acquired pursuant to an Agreement and Plan of Acquisition (the Agreement) with UHC Management, Inc., an affiliate of United HealthCare Corporation (collectively, "United"). Under the terms of the Agreement, United purchased all of the stock of Focus for $28,000,000 in cash and the assumption of $2,578,000 in debt. For accounting purposes, the transaction was assumed to be effective January 1, 1994. In connection therewith, United implemented a restructuring that consolidated Focus' operations and resulted in the exit from the case management services business. The charge for restructuring has been reflected as an increase in goodwill associated with the transaction.

  (A) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

  (B) REVENUES

    Focus recognizes revenue primarily as services are rendered based on the number of charges reviewed or the percentage of savings achieved for Focus' customers. Accounts receivable at December 31, 1994 and 1995 include $1,321,000 and $536,000, respectively, of unbilled accounts receivable relating to services rendered prior to the period but not invoiced until after year end.

  (C) PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Amortization of capital leases is included in depreciation and amortization expense. The estimated useful lives of the depreciable assets are as follows:

                                                                               ESTIMATED
ASSET CLASSIFICATION                                                          USEFUL LIFE
------------------------------------------------------------------------  --------------------
Software................................................................  3 years
Office equipment........................................................  3-5 years
Furniture and fixtures..................................................  5-7 years
Equipment under capital leases..........................................  The shorter of the life of lease or
                                                                          asset life

  (D) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from these estimates.

                       FOCUS HEALTHCARE MANAGEMENT, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1995

  (E) CONCENTRATION OF CREDIT RISK

    Statement of Financial Accounting Standards (SFAS) No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject Focus to credit risk consist primarily of trade accounts receivable.

  (F) GOODWILL

    Goodwill is being amortized using the straight-line method over a period of 40 years. Accumulated amortization was $687,000 and $749,100 at December 31, 1994 and 1995, respectively. Focus periodically evaluates whether changes have occurred which would require revision of the remaining estimated useful life of the assigned goodwill or render the goodwill not recoverable based on the gross cash flow method.

(2) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1994 and 1995:

                                                                                  1994          1995
                                                                              ------------  ------------
Software....................................................................  $    456,000  $    481,000
Office equipment............................................................     2,436,000     2,076,000
Furniture and fixtures......................................................     1,198,000       866,000
Equipment under capital leases..............................................       573,000       367,000
                                                                              ------------  ------------
                                                                                 4,663,000     3,790,000
Less--Accumulated depreciation and amortization.............................     2,524,000     2,723,000
                                                                              ------------  ------------
                                                                              $  2,139,000  $  1,067,000
                                                                              ------------  ------------
                                                                              ------------  ------------

(3) LEASES

    Focus leases office space under various operating leases. The corporate office lease has an option to renew for an additional five years at prevailing rates and is subject to increase based on increases in building maintenance and operating expenses. Total rent expense for the years ended 1993, 1994 and 1995 was $573,000, $639,000 and $514,000, respectively.

    Focus leases certain equipment under capital leases that extend to various dates through 1997. Future minimum payments, by year and in the aggregate, under the capital leases and noncancellable operating leases with terms of one year or more consist of the following at December 31, 1995:

                                                                                  CAPITAL     OPERATING
                                                                                   LEASES      LEASES
                                                                                 ----------  -----------
Year Ending December 31,
  1996.........................................................................  $   85,000   $ 240,000
  1997.........................................................................      62,000     132,000
                                                                                 ----------  -----------
    Total minimum lease payments...............................................     147,000   $ 372,000
                                                                                             -----------
                                                                                             -----------
  Less--Amounts representing interest and taxes................................      22,000
                                                                                 ----------
                                                                                 $  125,000
                                                                                 ----------
                                                                                 ----------

                       FOCUS HEALTHCARE MANAGEMENT, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1995

(4) INCOME TAXES

    Focus accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires the asset and liability method of accounting for income taxes. Prior to its acquisition by United, Focus elected to be taxed as an S corporation under Section 1362 of the Internal Revenue Code. The tax provision in 1993 resulted from certain states that do not recognize S corporation status.

    Beginning in 1994, Focus' results were included in the consolidated tax return of United. No federal tax benefit was recognized in 1994 due to the loss for the year. In accordance with the tax allocation agreement with United, Focus' net operating loss was utilized by United in the IRS Tax filing.

    The tax provision for 1995 consisted of the following:

Current--
  Federal.................................................................  $      --
  State...................................................................     18,000
                                                                            ---------
                                                                               18,000
                                                                            ---------
Deferred--
  Federal.................................................................    339,000
  State...................................................................     38,000
                                                                            ---------
                                                                              377,000
                                                                            ---------
                                                                            $ 395,000
                                                                            ---------
                                                                            ---------

    The deferred tax liabilities consist of the difference between book and tax depreciation methods and certain differences in the book and tax deduction of certain accrued and prepaid items.

    The difference between the federal statutory rate and the Focus' effective tax rate for 1995 consists of nondeductible amortization of goodwill and state income taxes, net of federal benefits.

(5) LITIGATION

    Focus, Genesys, and the other shareholder of Genesys are defendants in a class action seeking damages resulting from alleged breach of contract and other claims. Focus is pursuing discovery of the allegations; until such discovery is completed, it is not possible to evaluate the outcome or estimate the amount or range of potential loss. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements. In connection with the acquisition, Focus has been indemnified by United and, as a result, does not expect any outcome to materially affect its financial position.

    Focus is also involved in various other legal matters arising in the ordinary course of business. Focus is not involved in any legal proceeding that it believes will result, individually or in the aggregate, in a material adverse effect on financial position or results of operations.

(6) CORPORATE SERVICES

    Focus and United have a corporate services agreement under which United's corporate staff provides certain administrative services, including legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management , and certain financial and other services, for which Focus pays United annually. For these services, Focus was charged

                       FOCUS HEALTHCARE MANAGEMENT, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1995

(6) CORPORATE SERVICES (CONTINUED)
$887,000 and $1,725,000 in fiscal 1994 and 1995, respectively. For items such as employee benefit plans, insurance coverage and other identifiable costs, United charges Focus based on costs directly attributable to Focus.

(7) SUBSEQUENT EVENT

    On March 19, 1996, CRA Managed Care, Inc. signed a definitive agreement to acquire Focus from United for $21,000,000 in cash. The transaction was completed on April 2, 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Prompt Associates, Inc.

    We have audited the accompanying balance sheets of Prompt Associates, Inc. as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prompt Associates, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
Salt Lake City, Utah
April 19, 1996

                            PROMPT ASSOCIATES, INC.
                                 BALANCE SHEETS

                                                                              DECEMBER 31,       (UNAUDITED)
                                                                         ----------------------  SEPTEMBER
ASSETS                                                                      1994        1995      30, 1996
-----------------------------------------------------------------------  ----------  ----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents                                              $  906,000  $1,616,000  $3,913,000
  Short-term investments                                                    246,000     449,000         --
  Accounts receivable, less allowance for doubtful accounts of
    $1,400,000, $1,052,000 and $1,475,000, respectively                     744,000     982,000  1,568,000
  Prepaid expenses                                                           93,000     617,000    425,000
  Current deferred tax assets                                                    --     643,000    372,000
  Receivable from related party                                             248,000          --         --
  Current portion of loan to shareholders                                 1,040,000     685,000    685,000
                                                                         ----------  ----------  ----------
      Total current assets                                                3,277,000   4,992,000  6,963,000
PROPERTY AND EQUIPMENT, AT COST                                             785,000   1,009,000  1,255,000
  Less: Accumulated depreciation and amortization                           432,000     674,000    817,000
                                                                         ----------  ----------  ----------
      Net property and equipment                                            353,000     335,000    438,000
OTHER ASSETS:
  Loan to shareholders                                                    4,160,000   1,560,000  1,040,000
  Non-current deferred tax assets                                                --     994,000    536,000
                                                                         ----------  ----------  ----------
      Total other assets                                                  4,160,000   2,554,000  1,576,000
                                                                         ----------  ----------  ----------
                                                                         $7,790,000  $7,881,000  $8,977,000
                                                                         ----------  ----------  ----------
                                                                         ----------  ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                  $  906,000  $  730,000  $ 962,000
  Accrued payroll and related                                               396,000     362,000    423,000
  Current portion of payable under long-term agreements to related parties (net of discount of $377,000, $151,000 and $141,000,
    respectively)                                                         1,029,000     680,000    690,000
                                                                         ----------  ----------  ----------
      Total current liabilities                                           2,331,000   1,772,000  2,075,000
  Long-term portion of payable under long-term agreements to related parties (net of discount of $754,000, $226,000 and $85,000,
    respectively)                                                         4,117,000   1,544,000  1,009,000
COMMITMENTS AND CONTINGENCIES (Note 3)                                           --          --         --
STOCKHOLDERS' EQUITY :
  Preferred Stock -- $.001 par value, 78,000 authorized and issued               --          --         --
  Common stock -- $.001 par value; 1,500,000 authorized; 500,000 shares
    issued and outstanding                                                    1,000       1,000      1,000
  Paid-in-capital                                                           700,000   2,457,000  2,457,000
  Retained earnings                                                         641,000   2,107,000  3,435,000
                                                                         ----------  ----------  ----------
      Total stockholders' equity                                          1,342,000   4,565,000  5,893,000
                                                                         ----------  ----------  ----------
                                                                         $7,790,000  $7,881,000  $8,977,000
                                                                         ----------  ----------  ----------
                                                                         ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                (UNAUDITED)
                                                                                                   NINE
                                                                                                  MONTHS
                                                               YEAR ENDED DECEMBER 31,            ENDED
                                                        --------------------------------------  SEPTEMBER
                                                            1993          1994         1995      30, 1996
                                                        ------------   -----------  ----------  ----------

NET REVENUES                                             $ 3,939,000   $ 6,835,000  $10,385,000 $9,692,000
COST OF SERVICES                                           1,489,000     4,059,000   5,945,000  4,985,000
                                                        ------------   -----------  ----------  ----------
      GROSS PROFIT                                         2,450,000     2,776,000   4,440,000  4,707,000
MARKETING AND SALES EXPENSES                                 769,000       433,000     554,000    596,000
GENERAL AND ADMINISTRATIVE EXPENSES                        1,799,000     2,325,000   2,361,000  2,048,000
                                                        ------------   -----------  ----------  ----------
      OPERATING INCOME (LOSS)                               (118,000)       18,000   1,525,000  2,063,000
OTHER (INCOME) EXPENSE, NET:
  Interest (income)                                         (428,000)     (473,000)    (76,000)  (103,000 )
  Interest expense                                         1,479,000     1,547,000          --         --
  Other (income) expense, net                                (14,000)       42,000      14,000         --
                                                        ------------   -----------  ----------  ----------
      Total (income) expense, net                          1,037,000     1,116,000     (62,000)  (103,000 )
      INCOME (LOSS) BEFORE INCOME TAXES                   (1,155,000)   (1,098,000)  1,587,000  2,166,000
PROVISION FOR INCOME TAXES                                        --            --     121,000    838,000
                                                        ------------   -----------  ----------  ----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS              (1,155,000)   (1,098,000)  1,466,000  1,328,000
GAIN ON RETIREMENT OF DEBT                                        --     3,254,000          --         --
                                                        ------------   -----------  ----------  ----------
NET INCOME (LOSS)                                        ($1,155,000)  $ 2,156,000  $1,466,000  $1,328,000
                                                        ------------   -----------  ----------  ----------
                                                        ------------   -----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                 (UNUDITED)
                                                                                                    NINE
                                                                                                   MONTHS
                                                                 YEAR ENDED DECEMBER 31,           ENDED
                                                          -------------------------------------  SEPTEMBER
                                                              1993          1994        1995      30, 1996
                                                          ------------   ----------  ----------  ----------
CASH FLOWS FROM OPERATIONS:
  Net income (loss)                                        ($1,155,000)  $2,156,000  $1,466,000  $1,328,000
  Items not requiring cash:
    Depreciation of property and equipment                     180,000      196,000     243,000    143,000
    Amortization of debt discount                              276,000           --          --         --
    Gain on retirement of debt                                      --   (1,974,000)         --         --
    Loss on forgiveness of shareholder debt                         --           --      51,000         --
    Loss on disposal of fixed assets                                --           --       1,000         --
    Provision for deferred tax income taxes                         --           --     121,000    729,000
  Change in assets and liabilities:
    Accounts receivable                                       (201,000)     174,000    (473,000)  (586,000 )
    Prepaid expenses and other assets                         (224,000)     298,000    (523,000)   192,000
    Accounts payable, accrued expenses and income taxes      1,426,000       26,000     124,000    288,000
                                                          ------------   ----------  ----------  ----------
      Cash flows from operations                               302,000      876,000   1,010,000  2,094,000
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                           (62,000)    (182,000)   (203,000)  (246,000 )
  Sale (purchase) of short-term investments                      2,000     (246,000)   (226,000)   449,000
                                                          ------------   ----------  ----------  ----------
      Cash flows used for investing activities                 (60,000)    (428,000)   (429,000)   203,000
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments under long-term agreements with related
    parties                                                         --           --    (703,000)        --
  Receipts on note from shareholders                                --           --     708,000         --
  Receipts on receivable from related party                         --           --     124,000         --
                                                          ------------   ----------  ----------  ----------
      Cash flows used for financing activities                      --           --     129,000         --
                                                          ------------   ----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      242,000      448,000     710,000  2,297,000
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                   216,000      458,000     906,000  1,616,000
                                                          ------------   ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                     $   458,000   $  906,000  $1,616,000  $3,913,000
                                                          ------------   ----------  ----------  ----------
                                                          ------------   ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                            $        --   $       --  $       --  $      --
  Income taxes paid                                        $        --   $       --  $  417,000  $ 263,000

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                  PREFERRED    COMMON    PAID-IN-    RETAINED
                                                    STOCK       STOCK    CAPITAL     EARNINGS     TOTAL
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1992                           $   --      $1,000  $  700,000  $ (360,000) $  341,000
  Net loss                                              --         --           --  (1,155,000) (1,155,000)
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1993                               --      1,000      700,000  (1,515,000)   (814,000)
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Net income                                            --         --           --   2,156,000   2,156,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1994                               --      1,000      700,000     641,000   1,342,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Tax benefits allocated to contributed capital         --         --    1,757,000          --   1,757,000
  Net income                                            --         --           --   1,466,000   1,466,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1995                               --      1,000    2,457,000   2,107,000   4,565,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Net income (unaudited)                                --         --           --   1,328,000   1,328,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE SEPTEMBER 30, 1996                          $   --      $1,000  $2,457,000  $3,435,000  $5,893,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                         Notes to Financial Statements

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) DESCRIPTION OF THE COMPANY

    Prompt Associates, Inc. ("Prompt") was established in 1989 to help identify savings to insurance companies, self-insured companies, third party administrators ("TPA") and health maintenance organizations ("HMO") nationwide by providing statistical data regarding usual, reasonable and customary outpatient facility charges.

    In 1994, Prompt established an inpatient charge review service utilizing databases and employee registered nurses who review claims on a line-by-line basis for possible savings. Prompt earns revenue by charging insurance company clients a fee based on the savings.

    MultiPlan, an unrelated company, has preferred provider organizations ("PPO") contracts with various health care providers across the country. In 1994, Prompt entered into an agreement with MultiPlan whereby Prompt applies the MultiPlan PPO contract rates to selected health insurance claims to identify possible contractual savings. Prompt shares in the savings that are identified and realized.

    Four principal customers comprised approximately 40% of gross revenue in 1994 while three principal customers comprised approximately 37% of gross revenue in 1995.

  (B) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (C) CASH AND EQUIVALENTS

    Cash and equivalents consist of cash and short-term investments in highly liquid investments with maturities of less than three months from the date of purchase.

  (D) CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk include cash, short-term investments and trade receivables. The Company places its temporary cash investments with creditworthy, high quality financial institutions. The Company at times holds notes and bonds issued by the United States government, its agencies and financially strong corporations. The Company has not experienced significant losses related to receivables from individual customers, groups of customers within the health care industry or customers within certain geographic areas.

  (E) SHORT-TERM INVESTMENTS

    Short-term investments consist of commercial paper with maturities greater than 90 days from the date of purchase. These securities are considered to be held-to-maturity and are carried at amortized cost, which approximates fair market value.

  (F) ALLOWANCE

    The allowance is based on historical experience of ineligible claims which are either charged back or given a negotiated discount. Prompt utilizes several methods to project unpresented discounts and chargebacks including a tracking of the actual experience of contractual discounts. Other factors that affect collectibility and bad debts for each service line are evaluated and additional allowance amounts may be provided.

    Insurance claims are modeled prior to the insurance company's review procedures, which indicate if the claims are payable. During the insurance company's review process, some claims have PPO or HMO arrangements, pre-existing conditions, or other disqualifying situations. When these situations occur, a refund (chargeback) is requested for the amounts paid (invoiced) on these claims.

    Prompt's policy is to record the allowance as an offset to sales and accounts receivable based on the historical tracking of discounts and/or chargebacks. Prompt recorded net provisions to the allowance for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 of $4,941,000, $5,360,000, $5,089,000 and $4,121,000, respectively. It is reasonably possible that management's analysis of the allowance will change in the near term. Such a change could be material to the financial statements.

  (G) PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives of 3 to 5 years.

    Maintenance and repairs that do not improve or extend the life of the equipment are charged to expenses as incurred. Major renewals and improvements are treated as capital expenditures and depreciated over the extended remaining lives of the assets.

  (H) INCOME TAXES

    Effective December 29, 1994, Prompt terminated its subchapter S corporation status and became a C corporation. The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse.

  (I) ADVERTISING COSTS

    In accordance with SOP 93-7, the Company expenses the production costs of non direct-response advertising as the costs are incurred during the period the advertising first takes place.

  (J) RECLASSIFICATIONS

    Certain reclassifications have been made to the financial statements to conform with the 1995 presentation.

(2)  INCOME TAXES

    As of December 31, 1995, the Company had federal and state net operating loss carryforwards of approximately $1,604,000. The net operating loss carryforwards will expire at various dates beginning in 2009 through 2010, if not utilized.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                                                            1994       1995
                                                                                          --------  ----------
Deferred Tax Assets:
  Fixed assets                                                                            $ 14,000  $   14,000
  Allowance for doubtful accounts                                                               --      83,000
  Accounting method differences                                                            143,000      90,000
  Accrued expenses                                                                              --      92,000
  Net operating loss carryforwards                                                         384,000     598,000
  Restructuring differences                                                                     --     759,000
                                                                                          --------  ----------
                                                                                           541,000   1,636,000
  Valuation allowance                                                                     (541,000)         --
                                                                                          --------  ----------
                                                                                          $     --  $1,636,000
                                                                                          --------  ----------
                                                                                          --------  ----------

    The net valuations allowance decreased by $541,000 during the year ended December 31, 1995.

    Significant components of the provision for income taxes are as follows:

                                                                               1993      1994       1995
                                                                             --------  --------  ----------
Current:
  Federal                                                                    $     --  $     --  $       --
  State                                                                            --        --          --
                                                                             --------  --------  ----------
Total current                                                                      --        --          --
Deferred:
  Federal                                                                          --        --  (1,417,000)
  State                                                                            --        --    (219,000)
                                                                             --------  --------  ----------
                                                                                   --        --  (1,636,000)
Tax benefits allocated to contributed capital                                      --        --   1,757,000
                                                                             --------  --------  ----------
Total net deferred                                                                 --        --     121,000
                                                                             --------  --------  ----------
Total                                                                        $     --  $     --  $  121,000
                                                                             --------  --------  ----------
                                                                             --------  --------  ----------

    Differences between the reported amount of income tax expense for the year and the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax income, relate primarily to permanent differences and changes in the valuation allowance for deferred tax assets.

    Tax benefits allocated to contributed capital of $1 ,757,000, for the year ended December 31, 1995 relates to differences in accounting for income tax purposes for the stock purchased from original shareholders as described in Note 5.

(3)  COMMITMENTS AND CONTINGENCIES

    Prompt leases office space and has certain other operating leases. The office lease contains an annual escalation clause of approximately 8%. Rental expense was approximately $55,000, $76,000 and $118,000 for

1993, 1994 and 1995, respectively. The future payments at December 31, 1995 required under these obligations for each of the five succeeding years are approximately as follows:

1996                                                   $ 124,000
1997                                                     122,000
1998                                                      26,000
1999                                                       6,000
2000                                                          --

    Prompt has entered into an exclusive agreement with MEDSTAT Systems, Inc. ("MEDSTAT"), a provider of researched data in the health care industry, to provide outpatient surgical facility charge data. Amounts paid to MEDSTAT under this agreement were $763,000, $438,000 and $581,000 in 1993, 1994 and 1995, respectively. Recurring minimum payments associated with this agreement at December 31, 1995 are approximately as follows:

1996                                                   $ 706,000
1997                                                     831,000
1998                                                     956,000
1999                                                     525,000
2000                                                          --

(4)  LOANS TO SHAREHOLDERS

    Loans to shareholders and the related interest totaled $5,448,000 and $2,245,000 for the years ended December 31, 1994 and 1995, respectively. These shareholder loans are secured by promissory notes at a rate of 7.25% with interest payable each June 30th and maturing on June 30, 1999. These notes are further secured by a stock pledge agreement for 100% of the shareholders' outstanding shares of Prompt. Prompt also paid consulting fees totaling $700,000 and $425,000 to certain shareholders during the years ended December 31, 1994 and 1995, respectively, which are included in general and administrative expense. (See Note 5).

(5)  DEBT AND SHAREHOLDERS' EQUITY

    On June 30, 1992, Prompt entered into a debt agreement with Summit Partners ("Summit"), a venture capital group, in which Prompt signed an $8,000,000 note due in three equal installments payable on June 30, 1996, 1997 and 1998, with an interest rate of 15%, payable quarterly in arrears beginning September 30, 1992 in exchange for $6,000,000 in cash. As such, Prompt recorded a debt discount of $2,000,000. The debt discount was to be amortized using the effective interest rate method of approximately 24% over the life of the note. Prompt also issued warrants to Summit to purchase 409,091 shares of common stock. As of December 29, 1994, no principal had been paid on the note to Summit and interest payable, net of the unamortized discount, had accrued to approximately $1,188,000.

    The net proceeds of the note payable of $6,000,000 from Summit was loaned by Prompt to the original shareholders for promissory notes bearing interest at approximately 7.25%. As of December 29, 1994, the principal balance of the loan was $5,900,000 with accrued interest of approximately $250,000.

    At December 29, 1994, Prompt entered into the Security Exchange Agreement ("Agreement") with Summit and the original shareholders, whereby, 90% of Prompt's common stock was purchased by Prompt from the original shareholders. Prompt then transferred 80% of the common stock to Summit and issued 78,000 shares of preferred stock to Summit in full settlement of the note, outstanding interest and warrants. Additionally, 10% of Prompt's common stock was purchased by Prompt's chief executive officer. The original shareholders held a combined 10% interest in Prompt at December 31, 1994 and 1995. The transaction was reflected as a troubled debt restructuring in the 1994 financial statements and resulted in an extraordinary gain of $3,254,000.

    The preferred stock carries no voting rights. In the event of any liquidation, dissolution or winding-up of Prompt, whether voluntary or involuntarily, each share of preferred stock is entitled to be paid up to $100 per share.

    The transaction also resulted in the terms of the loan to the original shareholders being modified, and corresponding payables under long-term agreements to these shareholders being recorded, in exchange for consulting services and covenants not to compete for which no value was accrued. Therefore, the receipt of payment on the loan to the original shareholders and payment of the payables under long-term agreements to the original shareholders will approximately offset over a five year period.

    During 1995, one of the original shareholders declared bankruptcy and effectively defaulted on his obligations to Prompt. No payments were made by Prompt to this shareholder under the long-term consulting and non-compete agreements. As of December 31, 1995, the Company had accepted a bankruptcy settlement agreement, which forgave all existing loans and payable under the above long-term agreement and reestablished a new promissory notes with an offsetting payable valued at $165,000 each. This forgiveness resulted in a net loss to the Company of approximately $50,000. The receipt of the $165,000 loan and $165,000 payment of the payable to the shareholder will offset over the next year.

    Prompt also agreed to pay the original shareholders' tax liability (approximately $100,000) related to Prompt's net income for the period ending December 28, 1994.

    Pursuant to the Agreement, the board of directors authorized options totaling 55,556 shares. On February 7, 1995 options to purchase an additional 4,222 shares were authorized. Options to purchase 27,778 shares were granted to the chief executive officer on December 29, 1994. These shares are exerciseable at $.25 per share and vest in full on April 1, 2004. In July 1995, Prompt granted 20,250 options to certain employees. These options have a four year vesting period and an exercise price of $.25. Approximately 12.5 percent of these options were vested on December 31, 1995.

                             CRA MANAGED CARE, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET

    The following sets forth the Company's Consolidated Pro Forma Balance Sheet as of September 30, 1996 giving effect to the acquisition of Prompt Associates, Inc. ("Prompt"). The Company's Consolidated Pro Forma Balance Sheet presents the acquisition of Prompt as if it had been consummated on September 30, 1996. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The acquisition of Prompt has been accounted for by the Company as a purchase whereby the basis for accounting for Prompt's assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                                   SEPTEMBER 30, 1996
                                                 -------------------------------------------------------
                                                                             PRO FORMA       PRO FORMA
                                                     CRA        PROMPT      ADJUSTMENTS       COMBINED
                                                 -----------  ----------  ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents....................  $33,585,000  $3,913,000    $(25,000,000)(1) $ 12,498,000
  Accounts receivable, net.....................   32,395,000   1,568,000                      33,963,000
  Current portion of loan to shareholders                 --     685,000       (685,000)(2)           --
  Prepaid expenses and tax assets..............    1,685,000     797,000                       2,482,000
                                                 -----------  ----------  ---------------   ------------
      Total current assets.....................   67,665,000   6,963,000    (25,685,000)      48,943,000
  Property and equipment, net..................    7,075,000     438,000                       7,513,000
  Other assets.................................      386,000     536,000                         922,000
  Long-term portion of loan to shareholders....           --   1,040,000     (1,040,000)(2)           --
  Excess of cost over fair value of assets
    acquired...................................   19,568,000          --     29,000,000(3)    48,568,000
                                                 -----------  ----------  ---------------   ------------
                                                 $94,694,000  $8,977,000    $ 2,275,000     $105,946,000
                                                 -----------  ----------  ---------------   ------------
                                                 -----------  ----------  ---------------   ------------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit facilities..................  $        --  $       --    $ 5,000,000(1)  $  5,000,000
  Current portion of long-term debt............       71,000          --                          71,000
  Accounts payable and accrued expenses           18,985,000   1,385,000      4,867,000(4)    25,237,000
  Current portion of long-term payable to
    related parties............................           --     690,000       (690,000)(2)           --
                                                 -----------  ----------  ---------------   ------------
      Total current liabilities................   19,056,000   2,075,000      9,177,000       30,308,000
Long-term debt.................................        6,000          --                           6,000
Long-term payable to related parties...........           --   1,009,000     (1,009,000)(2)           --
Long-term deferred tax liabilities.............    2,422,000          --                       2,422,000
Stockholders' equity...........................   73,210,000   5,893,000     (5,893,000)(5)   73,210,000
                                                 -----------  ----------  ---------------   ------------
                                                 $94,694,000  $8,977,000    $ 2,275,000     $105,946,000
                                                 -----------  ----------  ---------------   ------------
                                                 -----------  ----------  ---------------   ------------

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.
           CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

    The following sets forth the Company's Consolidated Pro Forma Statement of Operations for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 giving effect the purchases of Prompt and Focus Healthcare Management, Inc. ("Focus") and the Company's sales of 2,515,625 and 1,200,000 shares of Common Stock in May of 1995 and June of 1996, respectively, and the application of the net proceeds to repay the Company's existing indebtness and additional borrowings to finance the Focus and Prompt acquisitions effective January 1, 1995. Focus was acquired on April 2, 1996 and, as such, all pro forma adjustments related to Focus are for the period prior to its acquisition. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The Statement of Operations for Prompt for the year ended December 31, 1995 and nine months ended September 30, 1996 have been reclassified to conform with the Company's basis of presentation.

    The acquisitions of Prompt and Focus have been accounted for by the Company as purchases whereby the basis for accounting for Prompt's and Focus' assets and liabilities are based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                      YEAR ENDED DECEMBER 31, 1995
                                  --------------------------------------------------------------------
                                                                           PRO FORMA       PRO FORMA
                                      CRA         FOCUS       PROMPT      ADJUSTMENTS      COMBINED
                                  ------------  ----------  -----------  -------------   -------------
Revenues                          $146,055,000  $9,089,000  $10,385,000   $ (407,000)(6) 1$65,122,000
Cost of services                   122,615,000   7,347,000    6,499,000      474,000(7)  136,935,000
                                  ------------  ----------  -----------  -------------   -------------
      Gross profit                  23,440,000   1,742,000    3,886,000     (881,000)     28,187,000
General and administrative
  expenses                          11,021,000   2,269,000    2,361,000     (646,000)(8)  15,005,000
                                  ------------  ----------  -----------  -------------   -------------
      Operating income              12,419,000    (527,000)   1,525,000     (235,000)     13,182,000
Interest (income) expense, net       2,484,000       2,000      (62,000)  (1,988,000)(9)     436,000
Provision for income taxes           3,974,000     395,000      121,000      995,000(10)   5,485,000
                                  ------------  ----------  -----------  -------------   -------------
Net income (loss)                 $  5,961,000  $ (924,000) $ 1,466,000   $  758,000      $7,261,000
                                  ------------  ----------  -----------  -------------   -------------
                                  ------------  ----------  -----------  -------------   -------------
Earnings per share                $       0.91                                            $     0.85
                                  ------------                                           -------------
                                  ------------                                           -------------
Weighted average shares
  outstanding                        6,540,000                                             8,579,000(11)
                                  ------------                                           -------------
                                  ------------                                           -------------


                                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  --------------------------------------------------------------------
                                                                           PRO FORMA       PRO FORMA
                                      CRA         FOCUS       PROMPT      ADJUSTMENTS      COMBINED
                                  ------------  ----------  -----------  -------------   -------------
Revenues                          $131,032,000  $2,327,000  $ 9,692,000   $ (269,000)(6) 1$42,782,000
Cost of services                   107,981,000   1,926,000    5,581,000      435,000(7)  115,923,000
                                  ------------  ----------  -----------  -------------   -------------
      Gross profit                  23,051,000     401,000    4,111,000     (704,000)     26,859,000
General and administrative
  expenses                          10,491,000     605,000    2,048,000     (110,000)(8)  13,034,000
                                  ------------  ----------  -----------  -------------   -------------
      Operating income              12,560,000    (204,000)   2,063,000     (594,000)     13,825,000
Interest (income) expense, net         212,000           0     (103,000)     (99,000)(9)      10,000
Provision for income taxes           5,124,000           0      838,000       72,000(10)   6,034,000
                                  ------------  ----------  -----------  -------------   -------------
Net income (loss)                 $  7,224,000  $ (204,000) $ 1,328,000   $ (567,000)     $7,781,000
                                  ------------  ----------  -----------  -------------   -------------
                                  ------------  ----------  -----------  -------------   -------------
Earnings per share                $       0.87                                            $     0.87
                                  ------------                                           -------------
                                  ------------                                           -------------
Weighted average shares
  outstanding                        8,261,000                                             8,928,000(11)
                                  ------------                                           -------------
                                  ------------                                           -------------

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

 (1) To record the use of $25,000,000 of existing cash and borrowings of $5,000,000 under the Company's $40,000,000 Credit Facility to finance the Prompt acquisition.

 (2) To eliminate the loan to shareholder and long-term payable to related parties which will be terminated immediately prior to the closing of the transaction.

 (3) To record the excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation as follows:

Pro forma purchase price including fees and expenses:           $34,867,000

Purchase price allocated to:
      Current assets                                              6,278,000
      Property and equipment                                        438,000
      Other long term assets                                        536,000
      Current liabilities                                        (1,385,000)
                                                                -----------
          Net assets acquired                                     5,867,000
                                                                -----------
Excess of cost over fair value of net assets acquired           $29,000,000
                                                                -----------
                                                                -----------

    The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on October 28, 1996, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation.

 (4) Record fees and expenses associated with the purchase of Prompt.

 (5) To eliminate the historical stockholders' equity of Prompt.

 (6) To eliminate sales between CRA and Focus of $407,000 and $269,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

 (7) The pro forma adjustment includes:

                                                                       YEAR ENDED        NINE MONTHS ENDED
                                                                    DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                   -------------------  --------------------
Elimination of sales between CRA and Focus                             $  (407,000)         $   (269,000)
Elimination of historical Focus goodwill amortization                     (749,000)             (187,000)
Record new Focus goodwill amortization under a thirty year life            663,000               166,000
Record Prompt goodwill amortization under a thirty year life               967,000               725,000
                                                                        ----------            ----------
                                                                       $   474,000          $    435,000
                                                                        ----------            ----------
                                                                        ----------            ----------

 (8) To eliminate general overhead expenses allocated to Focus by United HealthCare Corporation of $646,000 and $110,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

 (9) To reduce interest expense by $1,988,000 and $99,000 for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively to reflect the interest expense associated with the estimated outstanding borrowings under the Company's existing Credit Facility after the application of

                             CRA MANAGED CARE, INC.
        NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (CONTINUED)
                       (AMOUNTS IN THOUSANDS--UNAUDITED)
    the net proceeds from the Company's two sales of Common Stock to repay all existing indebtedness at January 1, 1995 and the additional borrowings of $21,000,000 and $30,000,000 for the Focus and Prompt acquisitions, respectively. The calculation of the January 1, 1995 estimated outstanding borrowings under the Credit Facility is as follows:

Net proceeds from the sale of 2,515,625 shares of Common
 Stock                                                      $36,507,000
Net proceeds from the sale of 1,200,000 shares of Common
 Stock                                                       51,840,000
                                                            -----------
  Total proceeds                                             88,347,000

Total outstanding debt at January 1, 1995                    44,716,000
Borrowings required for the Focus acquisition                21,000,000
Borrowings required for the Prompt acquisition               30,000,000
                                                            -----------
  Total uses of funds                                        95,716,000
                                                            -----------
Estimated outstanding borrowings at January 1, 1995         $ 7,369,000
                                                            -----------
                                                            -----------

    The Company further assumed that it would be able to repay all of the outstanding January 1, 1995 borrowings in seven equal quarterly installments beginning March 31, 1995. Interest expense was calculated assuming an interest rate of 8.55% and 7.12% (weighted average interest rate on borrowings during the period) for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

(10) To record a tax provision of $995,000 and $72,000 associated with the pro forma adjustments and to adjust Focus's and Prompt's results of operation to an effective tax rate of 40% and 41.5%, after adding back the Prompt goodwill amortization which is non-deductible for tax purposes, for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

(11) The weighted average shares outstanding has been increased to reflect the issuance of additional shares from the Company's sale of 2,515,625 shares of Common Stock in May 1995 and 1,200,000 shares of Common Stock in June 1996.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED IN CONNEC-
TION WITH THE OFFERING MADE HEREBY TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTA-
TION NOT CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR REPRE-
SENTATION MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY OR ANY UN-
DERWRITER. THIS PROSPECTUS DOES NOT CONSTI-
TUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY
OFFER TO BUY ANY OF THE SECURITIES OFFERED
HEREBY TO ANY PERSON OR BY ANYONE IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION. NEITHER THE DELIV-
ERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AS OF ANY DATE
SUBSEQUENT TO THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................           6
Recent Developments............................          10
Use of Proceeds................................          11
Price Range of Common Stock....................          11
Dividend Policy................................          11
Capitalization.................................          12
Selected Historical Consolidated Financial
  Data.........................................          13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          14
Business.......................................          21
Management.....................................          31
Principal and Selling Stockholders.............          33
Description of Capital Stock...................          35
Underwriting...................................          37
Legal Matters..................................          38
Experts........................................          38
Additional Information.........................          38
Incorporation by Reference.....................          39
Index to Financial Statements..................         F-1

                                 --------------

                                2,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                                  ------------

                                   PROSPECTUS
                                  ------------

                               ALEX. BROWN & SONS
                                  INCORPORATED

                           DEAN WITTER REYNOLDS INC.

                             MONTGOMERY SECURITIES

                               J.P. MORGAN & CO.

                                       , 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered hereby, other than the underwriting discount, to be paid by the Company, are estimated as follows:

Registration fee under Securities Act.....................................  $  35,023
NASD filing fee...........................................................     12,058
Nasdaq National Market fee................................................     17,500
Legal fees and expenses...................................................    175,000
Accounting fees and expenses..............................................     75,000
Blue Sky fees and expenses (including legal fees).........................     15,000
Printing and engraving expenses...........................................     90,000
Transfer agent fees and expenses..........................................     10,000
Miscellaneous.............................................................    170,419
                                                                            ---------
    Total.................................................................  $ 600,000
                                                                            ---------
                                                                            ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 67 of Chapter 156B of the Massachusetts Business Corporation Law, which is applicable to the Company, provides as follows:

    Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

    No indemnification shall be provided by any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

    In addition, pursuant to its Articles and By-Laws, the Company shall indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

    The underwriters also will agree to indemnify the directors and officers of the Company against certain liabilities as set forth in Section 8 of the Underwriting Agreement (see Exhibit 1.1).

    The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS: The following is a list of exhibits filed as part of this Registration Statement:

 EXHIBIT
   NO.                                          TITLE
---------  --------------------------------------------------------------------------------
      1.1  Form of Underwriting Agreement.
      2.1  Stock Purchase Agreement, dated as of March 19, 1996, by and between the Company and United Healthcare Services, Inc.
      2.2  Agreement and Plan of Merger, dated as of October 28, 1996, by and among the
           Company, PAI Acquisition Corp., Prompt Associates, Inc., and certain other signatories thereto.
      3.1  Restated Articles of Organization of the Company (incorporated by reference to
           Exhibit 3.1 of the Company's Registration Statement No. 333-03253).
      3.2  Form of Articles of Amendment to the Articles of Organization of the Company
           (incorporated by reference to Exhibit 3.2 of the Company's Registration
           Statement No. 333-03253).
      3.3  By-Laws of the Company, as amended and restated (incorporated by reference to
           Exhibit 3.4 of the Company's Registration Statement No. 33-90426).
      4.1  Specimen stock certificate representing the shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement No.
           33-90426).
      4.2  Registration Rights Agreement, dated as of March 8, 1994, among the Company, J.
           H. Whitney & Co., Whitney 1990 Equity Fund, L.P., Whitney Subordinated Debt
           Fund, L.P., First Union Corporation, Lois E. Silverman and Donald J. Larson
           (incorporated by reference to Exhibit 10.7 of the Company's Registration
           Statement No. 33-90426).
      4.3  Registration Rights Agreement dated October 24, 1995, by and among the Company,
           Michael J. Spilde and Laurence G. Ernst (incorporated by reference to Exhibit
           4.3 of the Company's Registration Statement No. 333-03253).
      4.4  Form of Registration Rights Agreement by and among the Company and the shareholders of QMC3, Inc. (incorporated by reference to Exhibit 4.4 of the
           Company's Registration Statement No. 333-03253).
      5.1  Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to the
           legality of the securities being registered.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Ernst & Young LLP with respect to Prompt Associates, Inc.
     23.3  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in
           Exhibit 5.1).

 EXHIBIT
   NO.                                          TITLE
---------  --------------------------------------------------------------------------------
     24.1  Power of Attorney (included on the signature page hereto).
     27.1  Financial Data Schedule.

    Schedules not listed above have been omitted because they are not applicable or the required information is included in the combined financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        2. For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE public offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 7th day of November, 1996.

                                CRA MANAGED CARE, INC.

                                By:             /s/ Donald J. Larson
                                     -----------------------------------------
                                                  DONALD J. LARSON
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Donald J. Larson and William Laverack, Jr., and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ Donald J. Larson       President, Chief Executive   November 7, 1996
------------------------------    Officer and Director
       DONALD J. LARSON           (principal executive
                                  officer)

     /s/ Joseph F. Pesce        Senior Vice President--      November 7, 1996
------------------------------    Finance and
       JOSEPH F. PESCE            Administration, Chief
                                  Financial Officer and
                                  Treasurer (principal
                                  financial and accounting
                                  officer)

    /s/ Lois E. Silverman       Chairman of the Board of     November 7, 1996
------------------------------    Directors
      LOIS E. SILVERMAN

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ Jeffrey R. Jay        Director                     November 7, 1996
------------------------------
        JEFFREY R. JAY

  /s/ William Laverack, Jr.     Director                     November 7, 1996
------------------------------
    WILLIAM LAVERACK, JR.

    /s/ George H. Conrades      Director                     November 7, 1996
------------------------------
      GEORGE H. CONRADES

    /s/ Mitchell T. Rabkin      Director                     November 7, 1996
------------------------------
      MITCHELL T. RABKIN

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To CRA Managed Care, Inc.:

    We have audited in accordance with generally accepted auditing standards, the financial statements of CRA Managed Care, Inc. included in this registration statement and have issued our report thereon dated January 23, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 23, 1996

                                                                     SCHEDULE II

                             CRA MANAGED CARE, INC.
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                             ADDITIONS
                                                                BALANCE     CHARGED TO   DEDUCTIONS   BALANCE AT
                                                             AT BEGINNING    COSTS AND      FROM         END
                                                               OF PERIOD     EXPENSES     RESERVES    OF PERIOD
                                                             -------------  -----------  -----------  ----------
Allowance for Doubtful Accounts:
    1993...................................................   $    65,000    $  15,000    $      --   $   80,000
    1994...................................................        80,000      353,000       53,000      380,000
    1995...................................................       380,000      186,000      136,000      430,000

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                         TITLE                                         PAGE
---------  ------------------------------------------------------------------------------  ---------
      1.1  Form of Underwriting Agreement.

      2.1  Stock Purchase Agreement, dated as of March 19, 1996, by and between the
           Company and United Healthcare Services, Inc.

      2.2  Agreement and Plan of Merger, dated as of October 28, 1996, by and among the
           Company, PAI Acquisition Corp., Prompt Associates, Inc., and certain other signatories thereto.

      3.1  Restated Articles of Organization of the Company (incorporated by reference to
           Exhibit 3.1 of the Company's Registration Statement No. 333-03253).

      3.2  Form of Articles of Amendment to the Articles of Organization of the Company
           (incorporated by reference to Exhibit 3.2 of the Company's Registration
           Statement No. 333-03253).

      3.3  By-Laws of the Company, as amended and restated (incorporated by reference to
           Exhibit 3.4 of the Company's Registration Statement No. 33-90426).

      4.1  Specimen stock certificate representing the shares of Common Stock
           (incorporated by reference to Exhibit 4.1 of the Company's Registration
           Statement No. 33-90426).

      4.2  Registration Rights Agreement, dated as of March 8, 1994, among the Company,
           J. H. Whitney & Co., Whitney 1990 Equity Fund, L.P., Whitney Subordinated Debt
           Fund, L.P., First Union Corporation, Lois E. Silverman and Donald J. Larson
           (incorporated by reference to Exhibit 10.7 of the Company's Registration
           Statement on No. 33-90426).

      4.3  Registration Rights Agreement dated October 24, 1995, by and among the
           Company, Michael J. Spilde and Laurence G. Ernst (incorporated by reference to
           Exhibit 4.3 of the Company's Registration Statement No. 333-03253).

      4.4  Form of Registration Rights Agreement by and among the Company and the shareholders of QMC3, Inc. (incorporated by reference to Exhibit 4.4 of the
           Company's Registration Statement No. 333-03253).

      5.1  Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to the
           legality of the securities being registered.

     23.1  Consent of Arthur Andersen LLP.

     23.2  Consent of Ernst & Young LLP with respect to Prompt Associates, Incorporated.

     23.3  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

     24.1  Power of Attorney (included on the signature page hereto).

     27.1  Financial Data Schedule